                                   EXHIBIT (A)

                        AMENDED AND RESTATED CERTIFICATE
                                       AND
                        AGREEMENT OF LIMITED PARTNERSHIP

                       ATLAS AMERICA PUBLIC #11-2002 LTD.

                                TABLE OF CONTENTS



Section
   No.             Description                           Page

I.      FORMATION
        1.01   Formation..................................1
        1.02   Certificate of Limited Partnership.........1
        1.03   Name, Principal Office and Residence.......1
        1.04   Purpose....................................1

II.     DEFINITION OF TERMS
        2.01   Definitions................................2

III.    SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS
        3.01   Designation of Managing General Partner and
               Participants .............................10
        3.02   Participants..............................10
        3.03   Subscriptions to the Partnership..........11
        3.04   Capital Contributions of the Managing
               General Partner ..........................12
        3.05   Payment of Subscriptions..................13
        3.06   Partnership Funds.........................13

IV.     CONDUCT OF OPERATIONS
        4.01   Acquisition of Leases.....................14
        4.02   Conduct of Operations.....................15
        4.03   General Rights and Obligations of the
               Participants and Restricted and
               Prohibited Transactions ..................20
        4.04   Designation, Compensation and
                   Removal of Managing General
                   Partner and Removal of Operator.......30
        4.05   Indemnification and Exoneration...........32
        4.06   Other Activities..........................34

V.      PARTICIPATION IN COSTS AND REVENUES, CAPITAL
        ACCOUNTS, ELECTIONS AND DISTRIBUTIONS
        5.01   Participation in Costs and Revenues.......35
        5.02   Capital Accounts and Allocations
                   Thereto...............................38
        5.03   Allocation of Income, Deductions and
                   Credits...............................40
        5.04   Elections.................................41
        5.05   Distributions.............................42

VI.     TRANSFER OF INTERESTS
        6.01   Transferability...........................43
        6.02   Special Restrictions on Transfers.........43
        6.03   Right of Managing General Partner to
               Hypothecate and/or Withdraw Its
               Interests.................................45
        6.04   Presentment...............................45

VII.    DURATION, DISSOLUTION, AND WINDING UP
        7.01   Duration..................................47
        7.02   Dissolution and Winding Up................48

VIII.   MISCELLANEOUS PROVISIONS
        8.01   Notices...................................48
        8.02   Time......................................49
        8.03   Applicable Law............................49
        8.04   Agreement in Counterparts.................49
        8.05   Amendment.................................49
        8.06   Additional Partners.......................50
        8.07   Legal Effect..............................50


EXHIBITS

        EXHIBIT (I-A)    -      Managing General Partner Signature Page
        EXHIBIT (I-B)    -      Subscription Agreement
        EXHIBIT (II)     -      Drilling and Operating Agreement

                      AMENDED AND RESTATED CERTIFICATE AND
                        AGREEMENT OF LIMITED PARTNERSHIP
                       ATLAS AMERICA PUBLIC #11-2002 LTD.

THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP ("AGREEMENT"), amending and restating the original Certificate of Limited Partnership, is made and entered into as of _____________________, 2002, by and among Atlas Resources, Inc., referred to as "Atlas" or the "Managing General Partner," and the remaining parties from time to time signing a Subscription Agreement for Limited Partner Units, these parties sometimes referred to as "Limited Partners," or for Investor General Partner Units, these parties sometimes referred to as "Investor General Partners."

                                    ARTICLE I
                                    FORMATION

1.01. Formation. The parties have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act on the terms and conditions set forth in this Agreement.

1.02. Certificate of Limited Partnership. This document is not only an agreement among the parties, but also is the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership. This document shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner. Amendments to the certificate of limited partnership shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner.

1.03. Name, Principal Office and Residence.

1.03(a). Name. The name of the Partnership is Atlas America Public #11-2002 Ltd.

1.03(b). Residence. The residence of the Managing General Partner is its principal place of business at 311 Rouser Road, Moon Township, Pennsylvania 15108, which shall also serve as the principal place of business of the Partnership.

The residence of each Participant shall be as set forth on the Subscription Agreement executed by the Participant.

All addresses shall be subject to change on notice to the parties.

1.03(c). Agent for Service of Process. The name and address of the agent for service of process shall be Mr. Jack L. Hollander at Atlas Resources, Inc., 311 Rouser Road, Moon Township, Pennsylvania 15108.

1.04. Purpose. The Partnership shall engage in all phases of the natural gas and oil business. This includes, without limitation, exploration for, development and production of natural gas and oil on the terms and conditions set forth below and any other proper purpose under the Delaware Revised Uniform Limited Partnership Act.

The Managing General Partner may not, without the affirmative vote of Participants whose Units equal a majority of the total Units, do the following:

         (i)      change the investment and business purpose of the Partnership;
                  or

         (ii) cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.

                                   ARTICLE II
                               DEFINITION OF TERMS

2.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         1. "Administrative Costs" means all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative Costs shall be limited as follows:

                  (i) no Administrative Costs charged shall be duplicated under any other category of expense or cost; and

                  (ii) no portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding 5% or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

         2. "Administrator" means the official or agency administering the securities laws of a state.

         3.       "Affiliate" means with respect to a specific person:

                  (i) any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified person;

                  (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the specified person;

                  (iii) any person directly or indirectly controlling, controlled by, or under common control with the specified person;

                  (iv) any officer, director, trustee or partner of the specified person; and

                  (v) if the specified person is an officer, director, trustee or partner, any person for which the person acts in any such capacity.

         4. "Agreement" means this Amended and Restated Certificate and Agreement of Limited Partnership, including all exhibits to this Agreement.

         5. "Anthem Securities" means Anthem Securities, Inc., whose principal executive offices are located at 311 Rouser Road, P.O. Box 926, Coraopolis, Pennsylvania 15108-0926.

         6. "Assessments" means additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

         7. "Atlas" means Atlas Resources, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

         8. "Capital Account" or "account" means the account established for each party, maintained as provided in ss.5.02 and its subsections.

         9. "Capital Contribution" means the amount agreed to be contributed to the Partnership by a Partner pursuant to ss.ss.3.04 and 3.05 and their subsections.

         10. "Carried Interest" means an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

         11.      "Code" means the Internal Revenue Code of 1986, as amended.

         12. "Cost," when used with respect to the sale or transfer of property to the Partnership, means:

                  (i) the sum of the prices paid by the seller or transferor to an unaffiliated person for the property, including bonuses;

                  (ii) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of the property;

                  (iii) a pro rata portion of the seller's or transferor's actual necessary and reasonable expenses for seismic and geophysical services; and

                  (iv) rentals and ad valorem taxes paid by the seller or transferor for the property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain the property, and the portion of the seller's or transferor's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months before the sale or transfer to the Partnership.

                  "Cost," when used with respect to services, means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing the services, determined in accordance with generally accepted accounting principles.

                  As used elsewhere, "Cost" means the price paid by the seller in an arm's-length transaction.

         13.      "Dealer-Manager" means:

                  (i) Anthem Securities, Inc., an Affiliate of the Managing General Partner, the broker/dealer which will manage the offering and sale of the Units in all states other than Minnesota and New Hampshire; and

                  (ii) Bryan Funding, Inc., the broker/dealer which will manage the offering and sale of Units in Minnesota and New Hampshire.

         14. "Development Well" means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic Horizon known to be productive.

         15. "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs:

                  (i) may not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases; but

                  (ii) may include the cost of services provided by the Sponsor or its Affiliates if the services are provided pursuant to written contracts and in compliance with ss.4.03(d)(7) or pursuant to the Managing General Partner's role as Tax Matters Partner.

         16. "Distribution Interest" means an undivided interest in the Partnership's assets after payments to the Partnership's creditors or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances). Provided, however, after the Capital Accounts of all of the parties have been reduced to zero, the interest in the remaining Partnership assets shall equal a party's interest in the related Partnership revenues as set forth in ss.5.01 and its subsections of this Agreement.

         17. "Drilling and Operating Agreement" means the proposed Drilling and Operating Agreement between the Managing General Partner or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached to this Agreement as Exhibit (II).

         18.      "Exploratory Well" means a well drilled to:

                  (i) find commercially productive hydrocarbons in an unproved area;

                  (ii) find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

                  (iii)    significantly extend a known prospect.

         19. "Farmout" means an agreement by the owner of the leasehold or Working Interest to assign his interest in certain acreage or well to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

         20.      "Final Terminating Event" means any one of the following:

                  (i)      the expiration of the Partnership's fixed term;

                  (ii) notice to the Participants by the Managing General Partner of its election to terminate the Partnership's affairs;

                  (iii) notice by the Participants to the Managing General Partner of their similar election through the affirmative vote of Participants whose Units equal a majority of the total Units; or

                  (iv)     the termination of the Partnership
                           under ss.708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.

         21. "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

         22. "Independent Expert" means a person with no material relationship to the Sponsor or its Affiliates who is qualified and in the business of rendering opinions regarding the value of natural gas and oil properties based on the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

         23. "Initial Closing Date" means the date after the minimum amount of subscription proceeds has been received when subscription proceeds are first withdrawn from the escrow account.

         24. "Intangible Drilling Costs" or "Non-Capital Expenditures" means those expenditures associated with property acquisition and the drilling and completion of natural gas and oil wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes all expenditures made for any well before production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for drilling the well and preparing the well for production of natural gas or oil, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, and are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well before a completion attempt.

         25. "Interim Closing Date" means those date(s) after the Initial Closing Date, but before the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional subscription proceeds to additional Partnership activities, including drilling activities.

         26.      "Investor General Partners" means:

                  (i) the persons signing the Subscription Agreement as Investor General Partners; and

                  (ii) the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2).

                  All Investor General Partners shall be of the same class and have the same rights.

         27. "Landowner's Royalty Interest" means an interest in production, or its proceeds, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner on the creation of a Lease.

         28. "Leases" means full or partial interests in natural gas and oil leases, oil and natural gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or natural gas, and includes any contractual rights to acquire any such interest.

         29.      "Limited Partners" means:

                  (i) the persons signing the Subscription Agreement as Limited Partners;

                  (ii) the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2);

                  (iii) the Investor General Partners on the conversion of their Investor General Partner Units to Limited Partner Units pursuant to ss.6.01(b); and

                  (iv) any other persons who are admitted to the Partnership as additional or substituted Limited Partners.

                  Except as provided in ss.3.05(b), with respect to the required additional Capital Contributions of Investor General Partners, all Limited Partners shall be of the same class and have the same rights.

         30.      "Managing General Partner" means:

                  (i)      Atlas Resources, Inc.; or

                  (ii) any Person admitted to the Partnership as a general partner other than as an Investor General Partner who is designated to exclusively supervise and manage the operations of the Partnership.

         31. "Managing General Partner Signature Page" means an execution and subscription instrument in the form attached as Exhibit (I-A) to this Agreement, which is incorporated in this Agreement by reference.

         32. "Offering Termination Date" means the date after the minimum amount of subscription proceeds has been received on which the Managing General Partner determines, in its sole discretion, the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than December 31, 2002.

         33. "Operating Costs" means expenditures made and costs incurred in producing and marketing natural gas or oil from completed wells. These costs include, but are not limited to:

                  (i) labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or related to producing and marketing natural gas and oil;

                  (ii)     ad valorem and severance taxes;

                  (iii)    insurance and casualty loss expense; and

                  (iv) compensation to well operators or others for services rendered in conducting these operations.

                  Operating Costs also include reworking, workover, subsequent equipping, and similar expenses relating to any well.

         34. "Operator" means the Managing General Partner, as operator of Partnership Wells in Pennsylvania, and the Managing General Partner or an Affiliate as Operator of Partnership Wells in other areas of the United States.

         35. "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to:

                  (i) total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys);

                  (ii) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

                  (iii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

                  (iv)     other front-end fees.

                  Organization and Offering Costs also includes the 2.5% Dealer-Manager fee, a 7% Sales Commission, a .5% reimbursement of marketing expenses, and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses payable to the Dealer-Manager.

         36. "Organization Costs" means all costs of organizing the offering including, but not limited to:

                  (i) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

                  (ii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

                  (iii)    other front-end fees.

         37. "Overriding Royalty Interest" means an interest in the natural gas and oil produced under a Lease, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

         38.      "Participants" means:

                  (i) the Managing General Partner to the extent of its optional subscription under ss.3.03(b)(2);

                  (ii)     the Limited Partners; and

                  (iii)    the Investor General Partners.

         39.      "Partners" means:

         (i)      the Managing General Partner;

         (ii)     the Investor General Partners; and

         (iii)    the Limited Partners.

         40.      "Partnership" means Atlas America Public #11-2002 Ltd.

         41. "Partnership Net Production Revenues" means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

         42. "Partnership Well" means a well, some portion of the revenues from which is received by the Partnership.

         43. "Person" means a natural person, partnership, corporation, association, trust or other legal entity.

         44. "Production Purchase" or "Income" Program means any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including, but not limited to, working interests, royalties, or production payments. A program which spends at least 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be a production purchase or income program.

         45. "Program" means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of:

                  (i) exploring for natural gas, oil and other hydrocarbon substances; or

                  (ii) investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or its proceeds.

         46. "Prospect" means an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be:

                  (i) designated by the Managing General Partner in writing before the conduct of Partnership operations; and

                  (ii) enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein.

                  If the well to be drilled by the Partnership is to a Horizon containing Proved Reserves, then a "Prospect" for a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells. Subject to the foregoing sentence, "Prospect" shall be deemed the drilling or spacing unit for the Clinton/Medina geological formation and the Mississippian and/or Upper Devonian Sandstone reservoirs in Ohio, Pennsylvania, and New York.

         47. "Proved Developed Oil and Gas Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

         48. "Proved Reserves" means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

                  (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

                           (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

                           (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

                           In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

                  (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

                  (iii) Estimates of proved reserves do not include the following:

                           (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

                           (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

                           (c) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

                           (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

         49. "Proved Undeveloped Reserves" means reserves that are expected to be recovered from either:

                  (i)      new wells on undrilled acreage; or

                  (ii) from existing wells where a relatively major expenditure is required for recompletion.

                  Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

         50. "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. The term does not include:

                  (i) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

                  (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                           (a)      voting rights;

                           (b)      the Partnership's term of existence;

                           (c)      the Managing General Partner's compensation;
                                    and

                           (d)      the Partnership's investment objectives.

         51. "Roll-Up Entity" means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

         52. "Sales Commissions" means all underwriting and brokerage discounts and commissions incurred in the sale of Units payable to registered broker/dealers, but excluding the Dealer-Manager fee, a .5% reimbursement of marketing expenses, and a .5% reimbursement for bona fide accountable due diligence expenses.

         53. "Selling Agents" means those broker/dealers selected by the Dealer-Manager which will participate in the offer and sale of the Units.

         54. "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. The definition includes:

                  (i) the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program; and

                  (ii) whenever the context so requires, the term "sponsor" shall be deemed to include its affiliates.

                  "Sponsor" does not include wholly independent third-parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

         55. "Subscription Agreement" means an execution and subscription instrument in the form attached as Exhibit (I-B) to this Agreement, which is incorporated in this Agreement by reference.

         56. "Tangible Costs" or "Capital Expenditures" means those costs associated with drilling and completing natural gas and oil wells which are generally accepted as capital expenditures under the Code. This includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable natural gas and oil production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

         57.      "Tax Matters Partner" means the Managing General Partner.

         58. "Units" or "Units of Participation" means up to 40 Limited Partner interests and up to 3,960 Investor General Partner interests purchased by Participants in the Partnership under the provisions of ss.3.03 and its subsections, including any rights to profits, losses, income, gain, credits, deductions, cash distributions or returns of capital or other attributes of the Units.

         59. "Working Interest" means an interest in a Lease which is subject to some portion of the cost of development, operation, or maintenance of the Lease.


                                   ARTICLE III
                 SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

3.01. Designation of Managing General Partner and Participants. Atlas shall serve as Managing General Partner of the Partnership. Atlas shall further serve as a Participant to the extent of any subscription made by it pursuant to ss.3.03(b)(2).

Limited Partners and Investor General Partners, including Affiliates of the Managing General Partner, shall serve as Participants.

3.02. Participants.

3.02(a). Limited Partner at Formation. Atlas America, Inc., as Original Limited Partner, has acquired one Unit and has made a Capital Contribution of $100.

On the admission of one or more Limited Partners, the Partnership shall return to the Original Limited Partner its Capital Contribution and shall reacquire its Unit. The Original Limited Partner shall then cease to be a Limited Partner in the Partnership with respect to the Unit.

3.02(b). Offering of Interests. The Partnership is authorized to admit to the Partnership at the Initial Closing Date, any Interim Closing Date(s), and the Offering Termination Date additional Participants whose Subscription Agreements are accepted by the Managing General Partner if, after the admission of the additional Participants, the total Units do not exceed the maximum number of Units set forth in ss.3.03(c)(1).

3.02(c). Admission of Participants. No action or consent by the Participants shall be required for the admission of additional Participants pursuant to this Agreement.

All subscribers' funds shall be held by an independent interest bearing escrow holder and shall not be released to the Partnership until the receipt of the minimum amount of subscription proceeds set forth in ss.3.03(c)(2). Thereafter, subscriptions may be paid directly to the Partnership account.

3.03.  Subscriptions to the Partnership.

3.03(a).  Subscriptions by Participants.

3.03(a)(1). Subscription Price and Minimum Subscription. The subscription price of a Unit in the Partnership shall be $10,000, except as set forth below, and shall be designated on each Participant's Subscription Agreement and payable as set forth in Section 3.05(b). The minimum subscription per Participant shall be one Unit ($10,000); however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. Larger subscriptions shall be accepted in $1,000 increments, beginning with $6,000, $7,000, etc.

Notwithstanding the foregoing, the subscription price for:

         (i) the Managing General Partner, its officers, directors, and Affiliates, and Participants who buy Units through the officers and directors of the Managing General Partner, shall be reduced by an amount equal to the 2.5% Dealer-Manager fee, the 7% Sales Commission, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses, which shall not be paid with respect to these sales; and

         (ii) the subscription price for Registered Investment Advisors and their clients, and Selling Agents and their registered representatives and principals, shall be reduced by an amount equal to the 7% Sales Commission, which shall not be paid with respect to these sales.

3.03(a)(2). Effect of Subscription. Execution of a Subscription Agreement shall serve as an agreement by the Participant to be bound by each and every term of this Agreement.

3.03(b). Subscriptions by Managing General Partner.

3.03(b)(1). Managing General Partner's Required Subscription. The Managing General Partner, as a general partner and not as a Participant, shall:

         (i) contribute to the Partnership the Leases which will be drilled by the Partnership on the terms set forth in ss.4.01(a)(4); and

         (ii)     pay the costs charged to it under this Agreement.

These Capital Contributions shall be paid by the Managing General Partner at the time the costs are required to be paid by the Partnership, but no later than December 31, 2003.

3.03(b)(2). Managing General Partner's Optional Additional Subscription. In addition to the Managing General Partner's required subscription under ss.3.03(b)(1), the Managing General Partner may subscribe to up to 10% of the Units under the provisions of ss.3.03(a) and its subsections, and, subject to the limitations on voting rights set forth in ss.4.03(c)(3), to that extent shall be deemed a Participant in the Partnership for all purposes under this Agreement.

3.03(b)(3). Effect of and Evidencing Subscription. The Managing General Partner has executed a Managing General Partner Signature Page which:

         (i) evidences the Managing General Partner's required subscription under ss.3.03(b)(1); and

         (ii) may be amended to reflect the amount of any optional subscription under ss.3.03(b)(2).

Execution of the Managing General Partner Signature Page serves as an agreement by the Managing General Partner to be bound by each and every term of this Agreement.

3.03(c). Maximum and Minimum Number of Units.

3.03(c)(1). Maximum Number of Units. The maximum number of Units may not exceed 4,000 Units, which is up to $40,000,000 of cash subscription proceeds excluding the subscription discounts permitted under ss.3.03(a)(1).

3.03(c)(2). Minimum Number of Units. The minimum number of Units shall equal at least 100 Units, but in any event not less than that number of Units which provides the Partnership with cash subscription proceeds of $1,000,000, excluding the subscription discounts permitted under ss.3.03(a)(1).

If at the Offering Termination Date the minimum number of Units has not been received and accepted, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned on their subscription proceeds from the date the monies were deposited in escrow through the date of refund.

The partnership may break escrow and begin its drilling activities in the Managing General Partner's sole discretion on receipt of the minimum subscriptions.

3.03(d). Acceptance of Subscriptions.

3.03(d)(1). Discretion by the Managing General Partner. Acceptance of subscriptions is discretionary with the Managing General Partner. The Managing General Partner may reject any subscription for any reason it deems appropriate.

3.03(d)(2). Time Period in Which to Accept Subscriptions. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt. If a subscription is rejected, then all funds shall be returned to the subscriber promptly.

3.03(d)(3) Admission to the Partnership. The Participants shall be admitted to the Partnership as follows:

         (i) not later than 15 days after the release from escrow of Participants' funds to the Partnership; and

         (ii) after the close of the escrow account not later than the last day of the calendar month in which their Subscription Agreements were accepted by the Partnership.

3.04. Capital Contributions of the Managing General Partner.

3.04(a). Minimum Amount of Managing General Partner's Required Contribution. The Managing General Partner is required to:

         (i) make aggregate Capital Contributions to the Partnership, including Leases contributed under ss.3.03(b)(1)(i), of not less than 25% of all Capital Contributions to the Partnership; and

         (ii) maintain a minimum Capital Account balance equal to not less than 1% of total positive Capital Account balances for the Partnership.

3.04(b). On Liquidation the Managing General Partner Must Contribute Deficit Balance in Its Capital Account. The Managing General Partner shall contribute to the Partnership any deficit balance in its Capital Account on the occurrence of either of the following events:

         (i)      the liquidation of the Partnership; or

         (ii) the liquidation of the Managing General Partner's interest in the Partnership.

This shall be determined after taking into account all adjustments for the Partnership's taxable year during which the liquidation occurs, other than adjustments made pursuant to this requirement, by the end of the taxable year in which its interest in the Partnership is liquidated or, if later, within 90 days after the date of the liquidation.

3.04(c). Interest for Contributions. The interest of the Managing General Partner in the capital and revenues of the Partnership is in consideration for, and is the only consideration for, its Capital Contribution to the Partnership.

3.05. Payment of Subscriptions.

3.05(a). Managing General Partner's Subscriptions. The Managing General Partner shall pay any optional subscription under ss.3.03(b)(2) in the same manner as the Participants.

3.05(b). Participant Subscriptions and Additional Capital Contributions of the Investor General Partners.

3.05(b)(1). Payment of Subscription Agreements. A Participant shall pay the amount designated as the subscription price on the Subscription Agreement executed by the Participant 100% in cash at the time of subscribing. A Participant shall receive interest on the amount he pays from the time his subscription proceeds are deposited in the escrow account, or the Partnership account after the minimum number of Units have been received as provided in ss.3.06(b), up until the Offering Termination Date.

3.05(b)(2). Additional Required Capital Contributions of the Investor General Partners. Investor General Partners must make Capital Contributions to the Partnership when called by the Managing General Partner, in addition to their subscriptions, for their pro rata share of any Partnership obligations and liabilities which are recourse to the Investor General Partners and are represented by their ownership of Units before the conversion of Investor General Units to Limited Partner Units under ss.6.01(b).

3.05(b)(3). Default Provisions. The failure of an Investor General Partner to timely make a required additional Capital Contribution under this section results in his personal liability to the other Investor General Partners for the amount in default. The remaining Investor General Partners, pro rata, must pay the defaulting Investor General Partner's share of Partnership liabilities and obligations. In that event, the remaining Investor General Partners:

         (i) shall have a first and preferred lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate;

         (ii) shall be entitled to receive 100% of the defaulting Investor General Partner's cash distributions directly from the Partnership until the amount in default is recovered in full plus interest at the legal rate; and

         (iii) may commence legal action to collect the amount due plus interest at the legal rate.

3.06.  Partnership Funds.

3.06(a). Fiduciary Duty. The Managing General Partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control. The Managing General Partner shall not employ, or permit another to employ, the funds and assets in any manner except for the exclusive benefit of the Partnership. Neither this Agreement nor any other agreement between the Managing General Partner and the Partnership shall contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law, except as provided in ss.ss.4.01, 4.02, 4.04, 4.05 and 4.06 of this Agreement.

3.06(b). Special Account After the Receipt of the Minimum Partnership Subscriptions. Following the receipt of the minimum number of Units and breaking escrow, the funds of the Partnership shall be held in a separate interest-bearing account maintained for the Partnership and shall not be commingled with funds of any other entity.

3.06(c). Investment.

3.06(c)(1). Investments in Other Entities. Partnership funds may not be invested in the securities of another person except in the following instances:

         (i) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business;

         (ii)     temporary investments made as set forth in ss.3.06(c)(2);

         (iii) multi-tier arrangements meeting the requirements of ss.4.03(d)(15);

         (iv) investments involving less than 5% of the Partnership's subscription proceeds which are a necessary and incidental part of a property acquisition transaction; and

         (v) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses shall be prohibited.

3.06(c)(2). Permissible Investments Before Investment in Partnership Activities. After the Initial Closing Date and until proceeds from the offering are invested in the Partnership's operations, the proceeds may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills.


                                   ARTICLE IV
                              CONDUCT OF OPERATIONS

4.01.  Acquisition of Leases.

4.01(a). Assignment to Partnership.

4.01(a)(1). In General. The Managing General Partner shall select, acquire and assign or cause to have assigned to the Partnership full or partial interests in Leases, by any method customary in the natural gas and oil industry, subject to the terms and conditions set forth below.

The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale or Farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the Partnership's best interest.

4.01(a)(2). Federal and State Leases. The Partnership is authorized to acquire Leases on federal and state lands.

4.01(a)(3). Managing General Partner's Discretion as to Terms and Burdens of Acquisition. Subject to the provisions of ss.4.03(d) and its subsections, the acquisitions of Leases or other property may be made under any terms and obligations, including:

         (i) any limitations as to the Horizons to be assigned to the Partnership; and

         (ii) subject to any burdens as the Managing General Partner deems necessary in its sole discretion.

4.01(a)(4). Cost of Leases. All Leases shall be:

         (i) contributed to the Partnership by the Managing General Partner or its Affiliates; and

         (ii) credited towards the Managing General Partner's required Capital Contribution set forth in ss.3.03(b)(1) at the Cost of the Lease, unless the Managing General Partner has cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution must be made at a price not in excess of the fair market value.

A determination of fair market value must be:

         (i)      supported by an appraisal from an Independent Expert; and

         (ii) maintained in the Partnership's records for six years along with associated supporting information.

4.01(a)(5). The Managing General Partner, Operator or Their Affiliates' Rights in the Remainder Interests. Subject to the provisions of ss.4.03(d) and its subsections, to the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner or its Affiliates, the remainder of the interest in the Lease may be held by the Managing General Partner or its Affiliates. They may either:

         (i) retain and exploit the remaining interest for their own account; or

         (ii) sell or otherwise dispose of all or a part of the remaining interest.

Profits from the exploitation and/or disposition of their retained interests in the Leases shall be for the benefit of the Managing General Partner or its Affiliates to the exclusion of the Partnership.

4.01(a)(6). No Breach of Duty. Subject to the provisions of ss.4.03 and its subsections, acquisition of Leases from the Managing General Partner, the Operator or their Affiliates shall not be considered a breach of any obligation owed by them to the Partnership or the Participants.

4.01(b). No Overriding Royalty Interests. Neither the Managing General Partner, the Operator nor any Affiliate shall retain any Overriding Royalty Interest on the Leases acquired by the Partnership.

4.01(c).  Title and Nominee Arrangements.

4.01(c)(1). Legal Title. Legal title to all Leases acquired by the Partnership shall be held on a permanent basis in the name of the Partnership. However, Partnership properties may be held temporarily in the name of:

         (i)      the Managing General Partner;

         (ii)     the Operator;

         (iii)    their Affiliates; or

         (iv) in the name of any nominee designated by the Managing General Partner to facilitate the acquisition of the properties.

4.01(c)(2). Managing General Partner's Discretion. The Managing General Partner shall take the steps which are necessary in its best judgment to render title to the Leases to be acquired by the Partnership acceptable for the purposes of the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements.

The Managing General Partner shall not be liable to the Partnership or to the other parties for any mistakes of judgment; nor shall the Managing General Partner be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Partnership or the extent of the interest covered thereby except as otherwise provided in the Drilling and Operating Agreement.

4.01(c)(3). Commencement of Operations. The Partnership shall not begin operations on the Leases acquired by the Partnership unless the Managing General Partner is satisfied that necessary title requirements have been satisfied.

4.02. Conduct of Operations.

4.02(a). In General. The Managing General Partner shall establish a program of operations for the Partnership. Subject to the limitations contained in Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Limited Partner, the Managing General Partner, the Limited Partners, and the Investor General Partners agree to participate in the program so established by the Managing General Partner.

4.02(b). Management. Subject to any restrictions contained in this Agreement, the Managing General Partner shall exercise full control over all operations of the Partnership.

4.02(c).  General Powers of the Managing General Partner.

4.02(c)(1). In General. Subject to the provisions of ss.4.03 and its subsections, and to any authority which may be granted the Operator under ss.4.02(c)(3)(b), the Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership. Without limiting the generality of the foregoing, the Managing General Partner is expressly authorized to engage in:

         (i) the making of all determinations of which Leases, wells and operations will be participated in by the Partnership, which includes:

                  (a)      which Leases are developed;

                  (b)      which Leases are abandoned; or

                  (c) which leases are sold or assigned to other parties, including other investor ventures organized by the Managing General Partner, the Operator, or any of their Affiliates;

         (ii) the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of the operations or the implementation of the powers granted it under this Agreement, including, without limitation:

                  (a) the making of agreements for the conduct of operations, including agreements and financial instruments relating to hedging the Partnership's natural gas and oil;

                  (b) the exercise of any options, elections, or decisions under any such agreements; and

                  (c) the furnishing of equipment, facilities, supplies and material, services, and personnel;

         (iii) the exercise, on behalf of the Partnership or the parties, as the Managing General Partner in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;

         (iv) the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;

         (v) the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;

         (vi) the maintenance of insurance for the benefit of the Partnership and the parties as it deems necessary, but in no event less in amount or type than the following:

                  (a) worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

                  (b) liability insurance, including automobile, which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate; and

                  (c) excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000 during drilling operations and thereafter, per occurrence or accident and in the aggregate, which includes $1,000,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third-parties, other than a co-owner of the Working Interest, alleging seepage, pollution or contamination damage resulting from an accident. The excess liability insurance shall be in place and effective no later than the date drilling operations begin, and the Partnership shall have the benefit of the Managing General Partner's $51,000,000 liability insurance on the same basis as the Managing General Partner and its Affiliates, including the Managing General Partner's other Programs;

         (vii) the use of the funds and revenues of the Partnership, and the borrowing on behalf of, and the loan of money to, the Partnership, on any terms it sees fit, for any purpose, including without limitation:

                  (a) the conduct or financing, in whole or in part, of the drilling and other activities of the Partnership;

                  (b)      the conduct of additional operations; and

                  (c) the repayment of any borrowings or loans used initially to finance these operations or activities;

         (viii) the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Partnership, including without limitation, the Leases, wells, equipment and production therefrom, provided that the sale of all or substantially all of the assets of the Partnership shall only be made as provided in ss.4.03(d)(6);

         (ix) the formation of any further limited or general partnership, tax partnership, joint venture, or other relationship which it deems desirable with any parties who it, in its sole and absolute discretion, selects, including any of its Affiliates;

         (x) the control of any matters affecting the rights and obligations of the Partnership, including:

                  (a) the employment of attorneys to advise and otherwise represent the Partnership;

                  (b) the conduct of litigation and other incurring of legal expense; and

                  (c)      the settlement of claims and litigation;

         (xi) the operation of producing wells drilled on the Leases or on a Prospect which includes any part of the Leases;

         (xii) the exercise of the rights granted to it under the power of attorney created under this Agreement; and

         (xiii) the incurring of all costs and the making of all expenditures in any way related to any of the foregoing.

4.02(c)(2). Scope of Powers. The Managing General Partner's powers shall extend to any operation participated in by the Partnership or affecting its Leases, or other property or assets, irrespective of whether or not the Managing General Partner is designated operator of the operation by any outside persons participating therein.

4.02(c)(3).  Delegation of Authority.

4.02(c)(3)(a). In General. The Managing General Partner may subcontract and delegate all or any part of its duties under this Agreement to any entity chosen by it, including an entity related to it. The party shall have the same powers in the conduct of the duties as would the Managing General Partner. The delegation, however, shall not relieve the Managing General Partner of its responsibilities under this Agreement.

4.02(c)(3)(b). Delegation to Operator. The Managing General Partner is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement. This delegation shall not relieve the Managing General Partner of its responsibilities under this Agreement.

In no event shall any consideration received for operator services be in excess of competitive rates or duplicative of any consideration or reimbursements received under this Agreement. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services.

4.02(c)(4). Related Party Transactions. Subject to the provisions of ss.4.03 and its subsections, any transaction which the Managing General Partner is authorized to enter into on behalf of the Partnership under the authority granted in this section and its subsections, may be entered into by the Managing General Partner with itself or with any other general partner, the Operator, or any of their Affiliates.

4.02(d). Additional Powers. In addition to the powers granted the Managing General Partner under ss.4.02(c) and its subsections or elsewhere in this Agreement, the Managing General Partner, when specified, shall have the following additional express powers.

4.02(d)(1). Drilling Contracts. All Partnership Wells shall be drilled under the Drilling and Operating Agreement on a Cost plus 15% basis. The Managing General Partner or its Affiliates, as drilling contractor, may not do the following:

         (i) receive a rate that is not competitive with the rates charged by unaffiliated contractors in the same geographic region;

         (ii)     enter into a turnkey drilling contract with the Partnership;

         (iii) profit by drilling in contravention of its fiduciary obligations to the Partnership; or

         (iv) benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

4.02(d)(2).  Power of Attorney.

4.02(d)(2)(a). In General. Each Participant appoints the Managing General Partner his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit, from time to time:

         (i) to create, prepare, complete, execute, file, swear to, deliver, endorse, and record any and all documents, certificates or other instruments required or necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Partnership as a limited partnership or partnership in commendam and to conduct business under the laws of any jurisdiction in which the Managing General Partner elects to qualify the Partnership or conduct business; and

         (ii) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates, and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

4.02(d)(2)(b). Further Action. Each Participant authorizes the attorney-in-fact to take any further action which the attorney-in-fact considers necessary or advisable in connection with any of the foregoing. Each party acknowledges that the power of attorney granted under this section:

         (i) is a special power of attorney coupled with an interest and irrevocable; and

         (ii) shall survive the assignment by the Participant of the whole or a portion of his Units; except when the assignment is of all of the Participant's Units and the purchaser, transferee, or assignee of the Units, with the consent of the Managing General Partner, is admitted as a successor Participant, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the attorney-in-fact to execute, acknowledge, and file any agreement, certificate, instrument or document necessary to effect the substitution.

4.02(d)(2)(c). Power of Attorney to Operator. The Managing General Partner is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Partnership.

4.02(e).  Borrowings and Use of Partnership Revenues.

4.02(e)(1).  Power to Borrow or Use Partnership Revenues.

4.02(e)(1)(a). In General. If additional funds over the Participants' Capital Contributions are needed for Partnership operations, then the Managing General Partner may:

         (i)      use Partnership revenues for such purposes; or

         (ii) the Managing General Partner and its Affiliates may advance to the Partnership the funds necessary under ss.4.03(d)(8)(b), although they are not obligated to advance the funds to the Partnership.

4.02(e)(1)(b). Limitation on Borrowing. The borrowings, other than credit transactions on open account customary in the industry to obtain goods and services, shall be subject to the following limitations:

         (i) the borrowings must be without recourse to the Investor General Partners and the Limited Partners except as otherwise provided in this Agreement; and

         (ii) the amount that may be borrowed at any one time may not exceed an amount equal to 5% of the Partnership's subscription proceeds.

4.02(f).  Tax Matters Partner.

4.02(f)(1). Designation of Tax Matters Partner. The Managing General Partner is hereby designated the Tax Matters Partner of the Partnership under ss.6231(a)(7) of the Code. The Managing General Partner is authorized to act in this capacity on behalf of the Partnership and the Participants and to take any action, including settlement or litigation, which it in its sole discretion deems to be in the best interest of the Partnership.

4.02(f)(2). Costs Incurred by Tax Matters Partner. Costs incurred by the Tax Matters Partner shall be considered a Direct Cost of the Partnership.

4.02(f)(3). Notice to Participants of IRS Proceedings. The Tax Matters Partner shall notify all Participants of any partnership administrative proceedings commenced by the IRS, and thereafter shall furnish all Participants periodic reports at least quarterly on the status of the proceedings.

4.02(f)(4).  Participant Restrictions.  Each Participant agrees as follows:

         (i) he will not file the statement described in Section 6224(c)(3)(B) of the Code prohibiting the Managing General Partner as the Tax Matters Partner for the Partnership from entering into a settlement on his behalf with respect to partnership items, as that term is defined in Section 6231(a)(3) of Code, of the Partnership;

         (ii) he will not form or become and exercise any rights as a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under Section 6223(b)(2) of the Code; and

         (iii) the Managing General Partner is authorized to file a copy of this Agreement, or pertinent portions of this Agreement, with the IRS under Section 6224(b) of the Code if necessary to perfect the waiver of rights under this subsection.

4.03. General Rights and Obligations of the Participants and Restricted and Prohibited Transactions.

4.03(a)(1). Limited Liability of Limited Partners. Limited Partners shall not be bound by the obligations of the Partnership other than as provided under the Delaware Revised Uniform Limited Partnership Act. Limited Partners shall not be personally liable for any debts of the Partnership or any of the obligations or losses of the Partnership beyond the amount of the subscription price designated on the Subscription Agreement executed by each respective Limited Partner unless:

         (i) they also subscribe to the Partnership as Investor General Partners; or

         (ii) in the case of the Managing General Partner, it purchases Limited Partner Units.

4.03(a)(2). No Management Authority of Participants. Participants, other than the Managing General Partner if it buys Units, shall have no power over the conduct of the affairs of the Partnership. No Participant, other than the Managing General Partner if it buys Units, shall take part in the management of the business of the Partnership, or have the power to sign for or to bind the Partnership.

4.03(b).  Reports and Disclosures.

4.03(b)(1). Annual Reports and Financial Statements. Beginning with the 2002 calendar year, the Partnership shall provide each Participant an annual report within 120 days after the close of the calendar year, and beginning with the 2003 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing except as otherwise indicated, at least the information set forth below:

         (i) Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow, and Partners' equity, which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent public accountant selected by the Managing General Partner stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion the financial statements present fairly the financial position, results of operations, partners' equity, and cash flows in accordance with generally accepted accounting principles. Semiannual reports are not required to be audited.

         (ii) A summary itemization, by type and/or classification of the total fees and compensation including any unaccountable, fixed payment reimbursements for Administrative Costs and Operating Costs, paid by the Partnership, or indirectly on behalf of the Partnership, to the Managing General Partner, the Operator, and their Affiliates. In addition, Participants shall be provided the percentage that the annual unaccountable, fixed fee reimbursement for Administrative Costs bears to annual Partnership revenues.

         (iii) A description of each Prospect in which the Partnership owns an interest, including:

                  (a)      the cost, location, and number of acres under Lease;
                           and

                  (b) the Working Interest owned in the Prospect by the Partnership. Succeeding reports, however, must only contain material changes, if any, regarding the Prospects.

         (iv) A list of the wells drilled or abandoned by the Partnership during the period of the report, indicating whether each of the wells has or has not been completed, and a statement of the cost of each well completed or abandoned. Justification must be included for wells abandoned after production has begun.

         (v) A description of all farmouts, farmins, and joint ventures, made during the period of the report, including the Managing General Partner's justification for the arrangement and a description of the material terms.

         (vi)     A schedule reflecting:

                  (a)      the total Partnership costs;

                  (b) the costs paid by the Managing General Partner and the costs paid by the Participants;

                  (c)      the total Partnership revenues;

                  (d) the revenues received or credited to the Managing General Partner and the revenues received and credited to the Participants; and

                  (e) a reconciliation of the expenses and revenues in accordance with the provisions of Article V.

4.03(b)(2). Tax Information. The Partnership shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Participant the information needed for the Participant to file the following:

         (i)      his federal income tax return;

         (ii)     any required state income tax return; and

         (iii) any other reporting or filing requirements imposed by any governmental agency or authority.

4.03(b)(3). Reserve Report. Annually, beginning January 1, 2004 the Partnership shall provide to each Participant the following:

         (i) a summary of the computation of the Partnership's total oil and gas Proved Reserves;

         (ii) a summary of the computation of the present worth of the reserves determined using a discount rate of 10%, a constant price for the oil, and basing the price of gas on the existing gas contracts;

         (iii)    a statement of each Participant's interest in the reserves;
                  and

         (iv) an estimate of the time required for the extraction of the reserves with a statement that because of the time period required to extract the reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

The reserve computations shall be based on engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert.

Also, if there is an event that leads to the reduction of the Partnership's Proved Reserves of 10% or more, excluding reduction as a result of normal production, sales of reserves, or product price changes, then a computation and estimate must be sent to each Participant within 90 days.

4.03(b)(4). Cost of Reports. The cost of all reports described in this ss.4.03(b) shall be paid by the Partnership as Direct Costs.

4.03(b)(5). Participant Access to Records. The Participants and/or their representatives shall be permitted access to all Partnership records. The Participant may inspect and copy any of the records after giving adequate notice to the Managing General Partner at any reasonable time.

Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports, and other drilling and operating data confidential for reasonable periods of time. The Managing General Partner may release information concerning the operations of the Partnership to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

4.03(b)(6). Required Length of Time to Hold Records. The Managing General Partner must maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents which include:

         (i) a record that a Participant meets the suitability standards established in connection with an investment in the Partnership; and

         (ii) any appraisal of the fair market value of the Leases as set forth in ss.4.01(a)(4) or fair market value of any producing property as set forth in ss.4.03(d)(3).

4.03(b)(7). Participant Lists. The following provisions apply regarding access to the list of Participants:

         (i) an alphabetical list of the names, addresses, and business telephone numbers of the Participants along with the number of Units held by each of them (the "Participant List") must be maintained as a part of the Partnership's books and records and be available for inspection by any Participant or his designated agent at the home office of the Partnership on the Participant's request;

         (ii) the Participant List must be updated at least quarterly to reflect changes in the information contained in the Participant List;

         (iii) a copy of the Participant List must be mailed to any Participant requesting the Participant List within 10 days of the written request, printed in alphabetical order on white paper, and in a readily readable type size in no event smaller than 10-point type and a reasonable charge for copy work will be charged by the Partnership;

         (iv) the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant's voting rights under this Agreement and the exercise of Participant's rights under the federal proxy laws; and

         (v) if the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of the refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the list of Participants or other information for the purpose of selling the list or information or copies of the list, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing General Partner will require the Participant requesting the Participant List to represent in writing that the list was not requested for a commercial purpose unrelated to the Participant's interest in the Partnership. The remedies provided under this subsection to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law, or the laws of any state.

4.03(b)(8). State Filings. Concurrently with their transmittal to Participants, and as required, the Managing General Partner shall file a copy of each report provided for in this ss.4.03(b) with:

         (i)      the California Commissioner of Corporations; and

         (ii) the securities commissions of other states which request the report.

4.03(c). Meetings of Participants.

4.03(c)(1). Procedure for a Participant Meeting.

4.03(c)(1)(a). Meetings May Be Called by Managing General Partner or Participants. Meetings of the Participants may be called as follows:

         (i)      by the Managing General Partner; or

         (ii) by Participants whose Units equal 10% or more of the total Units for any matters for which Participants may vote.

The call for a meeting by Participants shall be deemed to have been made on receipt by the Managing General Partner of a written request from holders of the requisite percentage of Units stating the purpose(s) of the meeting.

4.03(c)(1)(b). Notice Requirement. The Managing General Partner shall deposit in the United States mail within 15 days after the receipt of the request, written notice to all Participants of the meeting and the purpose of the meeting. The meeting shall be held on a date not less than 30 days nor more than 60 days after the date of the mailing of the notice, at a reasonable time and place.

Notwithstanding the foregoing, the date for notice of the meeting may be extended for a period of up to 60 days if, in the opinion of the Managing General Partner, the additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with the meeting by the SEC or other regulatory authorities.

4.03(c)(1)(c). May Vote by Proxy. Participants shall have the right to vote at any Participant meeting either:

         (i)      in person; or

         (ii)     by proxy.

4.03(c)(2). Special Voting Rights. At the request of Participants whose Units equal 10% or more of the total Units, the Managing General Partner shall call for a vote by Participants. Each Unit is entitled to one vote on all matters, and each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Participants whose Units equal a majority of the total Units may, without the concurrence of the Managing General Partner or its Affiliates, vote to:

         (i)      dissolve the Partnership;

         (ii) remove the Managing General Partner and elect a new Managing General Partner;

         (iii) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;

         (iv)     remove the Operator and elect a new Operator;

         (v) approve or disapprove the sale of all or substantially all of the assets of the Partnership;

         (vi) cancel any contract for services with the Managing General Partner, the Operator, or their Affiliates without penalty on 60 days notice; and

         (vii)    amend this Agreement; provided however:

                  (a) any amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General Partner without the approval of the Participant or the Managing General Partner; and

                  (b) any amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants.

4.03(c)(3). Restrictions on Managing General Partner's Voting Rights. With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may vote or consent on all matters other than the following:

         (i)      the matters set forth in ss.4.03(c)(2)(ii) and (iv) above; or

         (ii) any transaction between the Partnership and the Managing General Partner or its Affiliates.

In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

4.03(c)(4). Restrictions on Limited Partner Voting Rights. The exercise by the Limited Partners of the rights granted Participants under ss.4.03(c), except for the special voting rights granted Participants under ss.4.03(c)(2), shall be subject to the prior legal determination that the grant or exercise of the powers will not adversely affect the limited liability of Limited Partners. Notwithstanding the foregoing, if in the opinion of counsel to the Partnership the legal determination is not necessary under Delaware law to maintain the limited liability of the Limited Partners, then it shall not be required. A legal determination under this paragraph may be made either pursuant to:

         (i) an opinion of counsel, the counsel being independent of the Partnership and selected on the vote of Limited Partners whose Units equal a majority of the total Units held by Limited Partners; or

         (ii) a declaratory judgment issued by a court of competent jurisdiction.

The Investor General Partners may exercise the rights granted to the Participants whether or not the Limited Partners can participate in the vote if the Investor General Partners represent the requisite percentage of Units necessary to take the action.

4.03(d). Transactions with the Managing General Partner.

4.03(d)(1). Transfer of Equal Proportionate Interest. When the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) sells, transfers or conveys any natural gas, oil or other mineral interests or property to the Partnership, it must, at the same time, sell, transfer or convey to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the Partnership, which is the minimum area permitted by state law or local practice on which one well may be drilled, if the following conditions are met:

         (i) the geological feature to which the well will be drilled contains Proved Reserves; and

         (ii)     the drilling or spacing unit protects against drainage.

With respect to a natural gas or oil Prospect located in Ohio, Pennsylvania and New York on which a well will be drilled by the Partnership to test the Clinton/Medina geological formation or the Mississippian and/or Upper Devonian Sandstone reservoirs, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence. Additionally, for a period of five years after the drilling of the Partnership Well neither the Managing General Partner nor its Affiliates may drill any well:

         (i) in the Clinton/Medina geological formation within 1,650 feet of an existing Partnership Well in Pennsylvania or within 1,000 feet of an existing Partnership Well in Ohio; or

         (ii) in the Mississippian/Upper Devonian Sandstone reservoirs in Fayette County and Greene County, Pennsylvania within 1,000 feet of an existing Partnership Well, although existing wells may be re-entered by parties other than the Partnership even though they are not 1,000 feet from each other.

If the Partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area in which the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest and the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves that are attributable to the separate property interest, then the separate property interest or a portion thereof must be sold, transferred, or conveyed to the Partnership as set forth in this section and ss.ss.4.01(a)(4) and 4.03(d)(2).

Notwithstanding the foregoing, Prospects in the Clinton/Medina geological formation, the Mississippian and/or Upper Devonian Sandstone reservoirs, or any other formation or reservoir shall not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the geological formation and the drilling or spacing unit protected against drainage.

4.03(d)(2). Transfer of Less than the Managing General Partner's and its Affiliates' Entire Interest. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) in any Prospect shall not be made unless:

         (i) the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest;

         (ii) the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates; and

         (iii) the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

This section does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

4.03(d)(3). Sale of Undeveloped Leases to the Managing General Partner and Limitations on Sales of Developed Leases to the Managing General Partner. Other than another Program managed by the Managing General Partner and its Affiliates as set forth in ss.ss.4.03(d)(5) and 4.03(d)(9), the Managing General Partner and its Affiliates shall not Farmout or purchase any undeveloped Leases from the Partnership other than at the higher of Cost or fair market value.

The Managing General Partner and its Affiliates, other than an Affiliated Income Program, may not purchase any producing natural gas or oil property from the Partnership unless:

         (i) the sale is in connection with the liquidation of the Partnership; or

         (ii) the Managing General Partner's well supervision fees under the Drilling and Operating Agreement for the well have exceeded the net revenues of the well, determined without regard to the Managing General Partner's well supervision fees for the well, for a period of at least three consecutive months.

In both (i) and (ii), the sale must be at fair market value supported by an appraisal of an Independent Expert selected by the Managing General Partner.

4.03(d)(4). Limitations on Activities of the Managing General Partner and its Affiliates on Leases Acquired by the Partnership. During a period of five years after the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire an interest from an unaffiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding the proposed acquisition, then the following conditions shall apply:

         (i) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

         (ii) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect. Provided, however, if cash or financing is not available to the Partnership to enable it to complete a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

4.03(d)(5). Transfer of Leases Between Affiliated Limited Partnerships. The transfer of an undeveloped Lease from the Partnership to an Affiliated Drilling Program must be made at fair market value if the undeveloped Lease has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at Cost.

An Affiliated Income Program may purchase a producing natural gas and oil property from the Partnership at any time at:

         (i) fair market value as supported by an appraisal from an Independent Expert if the property has been held by the Partnership for more than six months or there have been significant expenditures made in connection with the property; or

         (ii) Cost as adjusted for intervening operations if the Managing General Partner deems it to be in the best interest of the Partnership.

However, these prohibitions shall not apply to joint ventures or Farmouts among Affiliated partnerships, provided that:

         (i) the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

         (ii) the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership or if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

4.03(d)(6). Sale of All Assets. The sale of all or substantially all of the assets of the Partnership, including without limitation, Leases, wells, equipment and production therefrom, shall be made only with the consent of Participants whose Units equal a majority of the total Units.

4.03(d)(7). Services.

4.03(d)(7)(a). Competitive Rates. The Managing General Partner and any Affiliate shall not render to the Partnership any oil field, equipage, or other services nor sell or lease to the Partnership any equipment or related supplies unless:

         (i) the person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and

         (ii) the compensation, price, or rental therefor is competitive with the compensation, price, or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

If the person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the person or the competitive rate which could be obtained in the area, whichever is less.

4.03(d)(7)(b). If Not Disclosed in the Prospectus or This Agreement Then Services by the Managing General Partner Must be Described in a Separate Contract and Cancelable. Any services for which the Managing General Partner or an Affiliate is to receive compensation other than those described in this Agreement or the Prospectus shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts are cancelable without penalty on 60 days written notice by Participants whose Units equal a majority of the total Units.

4.03(d)(8). Loans.

4.03(d)(8)(a). No Loans from the Partnership. No loans or advances shall be made by the Partnership to the Managing General Partner or any Affiliate.

4.03(d)(8)(b). Loans to the Partnership. Neither the Managing General Partner nor any Affiliate shall loan money to the Partnership if the interest to be charged exceeds either:

         (i) the Managing General Partner's or the Affiliate's interest cost; or

         (ii) that which would be charged to the Partnership, without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees, by unrelated lenders, on comparable loans for the same purpose.

Neither the Managing General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

4.03(d)(9). Farmouts. The Managing General Partner shall not enter into a Farmout to avoid its paying its share of costs related to drilling an undeveloped Lease. The Partnership shall not Farmout an undeveloped Lease or well activity to the Managing General Partner or its Affiliates except as set forth in ss.4.03(d)(3). Notwithstanding, this restriction shall not apply to Farmouts between the Partnership and another partnership managed by the Managing General Partner or its Affiliates, either separately or jointly, provided that the respective obligations and revenue sharing of all parties to the transactions are substantially the same and the compensation arrangement or any other interest or right of the Managing General Partner or its Affiliates is the same in each partnership, or, if different, the aggregate compensation of the Managing General Partner and its Affiliates is reduced to reflect the lower compensation agreement.

The Partnership may Farmout an undeveloped lease or well activity only if the Managing General Partner, exercising the standard of a prudent operator, determines that:

         o the Partnership lacks the funds to complete the oil and gas operations on the Lease or well and cannot obtain suitable financing;

         o drilling on the Lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the Partnership;

         o the Leases or well activity have been downgraded by events occurring after assignment to the Partnership so that development of the Leases or well activity would not be desirable; or

         o        the best interests of the Partnership would be served.

If the Partnership Farmouts a Lease or well activity, the Managing General Partner must retain on behalf of the Partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices.

4.03(d)(10). No Compensating Balances. Neither the Managing General Partner nor any Affiliate shall use the Partnership's funds as compensating balances for its own benefit.

4.03(d)(11). Future Production. Neither the Managing General Partner nor any Affiliate shall commit the future production of a well developed by the Partnership exclusively for its own benefit.

4.03(d)(12). Marketing Arrangements. Subject to ss.4.06(c), all benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each in the property. The Managing General Partner shall treat all wells in a geographic area equally concerning to whom and at what price the Partnership's natural gas and oil will be sold and to whom and at what price the natural gas and oil of other natural gas and oil Programs which the Managing General Partner has sponsored or will sponsor will be sold. For example, the Managing General Partner calculates a weighted average selling price for all the natural gas and oil sold in a geographic area by taking all the money received from the sale of all the natural gas and oil sold to its customers in a geographic area and dividing by the volume of all natural gas and oil sold from the wells in that geographic area.

4.03(d)(13). Advance Payments. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid drilling costs and for a business purpose.

4.03(d)(14). No Rebates. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

4.03(d)(15). Participation in Other Partnerships. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any of these arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

         (i) there shall be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

         (ii) there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and

         (iii) there shall be no diminishment in the voting rights of the Participants.

4.03(d)(16). Roll-Up Limitations.

4.03(d)(16)(a). Requirement for Appraisal and Its Assumptions. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the SEC and the Administrator as an exhibit to the registration statement for the offering. Thus, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12-month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.

4.03(d)(16)(b). Rights of Participants Who Vote Against Proposal. In connection with a proposed Roll-Up, Participants who vote "no" on the proposal shall be offered the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

         (ii)     one of the following:

                  o remaining as Participants in the Partnership and preserving their Units in the Partnership on the same terms and conditions as existed previously; or

                  o receiving cash in an amount equal to the Participants' pro rata share of the appraised value of the net assets of the Partnership based on their respective number of Units.

4.03(d)(16)(c). No Roll-Up If Diminishment of Voting Rights. The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant's voting rights under the Roll-Up Entity's chartering agreement.

In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for under ss.ss.4.03(c)(1) and 4.03(c)(2) of this Agreement. If the Roll-Up Entity is a corporation, then the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

4.03(d)(16)(d). No Roll-Up If Accumulation of Shares Would be Impeded. The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity.

The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.

4.03(d)(16)(e). No Roll-Up If Access to Records Would Be Limited. The Partnership shall not participate in a Roll-Up in which Participants' rights of access to the records of the Roll-Up Entity will be less than those provided for under ss.ss.4.03(b)(5), 4.03(b)(6) and 4.03(b)(7) of this Agreement.

4.03(d)(16)(f). Cost of Roll-Up. The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if Participants whose Units equal 75% of the total Units do not vote to approve the proposed Roll-Up.

4.03(d)(16)(g). Roll-Up Approval. The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Units equal 75% of the total Units.

4.03(d)(17). Disclosure of Binding Agreements. Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.

4.03(d)(18). Transactions Must Be Fair and Reasonable. Neither the Managing General Partner nor any Affiliate shall sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except:

         (i)      under transactions that are fair and reasonable; nor

         (ii) take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

4.04. Designation, Compensation and Removal of Managing General Partner and Removal of Operator.

4.04(a). Managing General Partner.

4.04(a)(1). Term of Service. Atlas shall serve as the Managing General Partner of the Partnership until either it:

         (i)      is removed pursuant to ss.4.04(a)(3); or

         (ii)     withdraws pursuant to ss.4.04(a)(3)(f).

4.04(a)(2). Compensation of Managing General Partner. In addition to the compensation set forth in ss.ss.4.01(a)(4) and 4.02(d)(1), the Managing General Partner shall receive the compensation set forth in ss.ss.4.04(a)(2)(b) through 4.04(a)(2)(g).

4.04(a)(2)(a). Charges Must Be Necessary and Reasonable. Charges by the Managing General Partner for goods and services must be fully supportable as to:

         (i)      the necessity of the goods and services; and

         (ii)     the reasonableness of the amount charged.

All actual and necessary expenses incurred by the Partnership may be paid out of the Partnership's subscription proceeds and revenues.

4.04(a)(2)(b). Direct Costs. The Managing General Partner and its Affiliates shall be reimbursed for all Direct Costs. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.

4.04(a)(2)(c). Administrative Costs. The Managing General Partner shall receive an unaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month. The unaccountable, fixed payment reimbursement of $75 per well per month shall be subject to the following:

         (i) it shall not be increased in amount during the term of the Partnership;

         (ii) it shall be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well;

         (iii) it shall be the entire payment to reimburse the Managing General Partner for the Partnership's Administrative Costs; and

         (iv)     it shall not be received for plugged or abandoned wells.

4.04(a)(2)(d). Gas Gathering. The Managing General Partner shall receive a gathering fee for gathering, compressing and transporting the Partnership's gas at a competitive rate.

4.04(a)(2)(e). Dealer-Manager Fee. Subject to ss.3.03(a)(1), the Dealer-Manager shall receive on each Unit sold to investors:

         (i)      a 2.5% Dealer-Manager fee;

         (ii)     a 7% Sales Commission;

         (iii)    a .5% reimbursement of marketing expenses; and

         (iv) a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.

4.04(a)(2)(f). Drilling and Operating Agreement. The Managing General Partner and its Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

4.04(a)(2)(g). Other Transactions. The Managing General Partner and its Affiliates may enter into transactions pursuant to ss.4.03(d)(7) with the Partnership and shall be entitled to compensation under this section.

4.04(a)(3). Removal of Managing General Partner.

4.04(a)(3)(a). Majority Vote Required to Remove the Managing General Partner. The Managing General Partner may be removed at any time on 60 days' advance written notice to the outgoing Managing General Partner by the affirmative vote of Participants whose Units equal a majority of the total Units. If the Participants vote to remove the Managing General Partner from the Partnership, then Participants must elect by an affirmative vote of Participants whose Units equal a majority of the total Units either to:

         (i)      terminate, dissolve, and wind up the Partnership; or

         (ii) continue as a successor limited partnership under all the terms of this Partnership Agreement as provided in ss.7.01(c).

If the Participants elect to continue as a successor limited partnership, then the Managing General Partner shall not be removed until a substituted Managing General Partner has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

4.04(a)(3)(b). Valuation of Managing General Partner's Interest in the Partnership. If the Managing General Partner is removed, then its interest in the Partnership shall be determined by appraisal by a qualified Independent Expert. The Independent Expert shall be selected by mutual agreement between the removed Managing General Partner and the incoming Managing General Partner. The appraisal shall take into account an appropriate discount, to reflect the risk of recovery of natural gas and oil reserves, but not less than that used in the most recent presentment offer, if any.

The cost of the appraisal shall be borne equally by the removed Managing General Partner and the Partnership.

4.04(a)(3)(c). Incoming Managing General Partner's Option to Purchase. The incoming Managing General Partner shall have the option to purchase 20% of the removed Managing General Partner's interest in the Partnership as Managing General Partner and not as a Participant for the value determined by the Independent Expert.

4.04(a)(3)(d). Method of Payment. The method of payment for the removed Managing General Partner's interest must be fair and protect the solvency and liquidity of the Partnership. The method of payment shall be as follows:

         (i) when the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing General Partner otherwise would have received under the Partnership Agreement had the Managing General Partner not been terminated; and

         (ii) when the termination is involuntary, the method of payment shall be an interest bearing promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

4.04(a)(3)(e). Termination of Contracts. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations and interests as Managing General Partner of the Partnership in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations and interests as Managing General Partner of the Partnership in any such contract to terminate at the time of its removal.

Notwithstanding any other provision in this Agreement, the Partnership or the successor Managing General Partner shall not:


         (i) be a party to any natural gas supply agreement that the Managing General Partner or its Affiliates enters into with a third-party;

         (ii)     have any rights pursuant to such natural gas supply agreement;
                  or

         (iii) receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

4.04(a)(3)(f). The Managing General Partner's Right to Voluntarily Withdraw. At any time beginning 10 years after the Offering Termination Date and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner on giving 120 days' written notice of withdrawal to the Participants. If the Managing General Partner withdraws, then the following conditions shall apply:

         (i) the Managing General Partner's interest in the Partnership shall be determined as described in ss.4.04(a)(3)(b) above with respect to removal; and

         (ii) the interest shall be distributed to the Managing General Partner as described in ss.4.04(a)(3)(d)(i) above.

Any successor Managing General Partner shall have the option to purchase 20% of the withdrawing Managing General Partner's interest in the Partnership at the value determined as described above with respect to removal.

4.04(a)(3)(g). The Managing General Partner's Right to Withdraw Property Interest. The Managing General Partner has the right at any time to withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership under the conditions set forth in ss.6.03. If the Managing General Partner withdraws an interest, then the Managing General Partner shall:

         (i)      pay the expenses of withdrawing; and

         (ii) fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of its interests including insuring that a greater amount of Direct Costs or Administrative Costs is not allocated to the Participants.

4.04(a)(4). Removal of Operator. The Operator may be removed and a new Operator may be substituted at any time on 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership on the affirmative vote of Participants whose Units equal a majority of the total Units.

The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

4.05. Indemnification and Exoneration.

4.05(a)(1). Standards for the Managing General Partner Not Incurring Liability to the Partnership or Participants. The Managing General Partner, the Operator, and their Affiliates shall not have any liability whatsoever to the Partnership or to any Participant for any loss suffered by the Partnership or Participants which arises out of any action or inaction of the Managing General Partner, the Operator, or their Affiliates if:

         (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

         (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

         (iii) the course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

4.05(a)(2). Standards for Managing General Partner Indemnification. The Managing General Partner, the Operator, and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

         (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

         (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

         (iii) the course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the following:

         (i)      tangible net assets;

         (ii)     revenues from operations; and

         (iii)    any insurance proceeds.

4.05(a)(3). Standards for Securities Law Indemnification. Notwithstanding anything to the contrary contained in the above, the Managing General Partner, the Operator, and their Affiliates and any person acting as a broker/dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless:

         (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

         (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

         (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC, the Massachusetts Securities Division, and any state securities regulatory authority in which plaintiffs claim they were offered or sold Units with respect to the issue of indemnification for violation of securities laws.

4.05(a)(4). Standards for Advancement of Funds to the Managing General Partner and Insurance. The advancement of Partnership funds to the Managing General Partner, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

         (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

         (ii) the legal action is initiated by a third-party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

         (iii) the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not bear the cost of that portion of insurance which insures the Managing General Partner, the Operator, or their Affiliates for any liability for which they could not be indemnified pursuant to ss.ss.4.05(a)(1) and 4.05(a)(2).

4.05(b). Liability of Partners. Under the Delaware Revised Uniform Limited Partnership Act, the Investor General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the Investor General Partners agree that each shall be solely and individually responsible only for his pro rata share of the liabilities and obligations of the Partnership based on his respective number of Units.

In addition, the Managing General Partner agrees to use its corporate assets to indemnify each of the Investor General Partners against all Partnership related liabilities which exceed the Investor General Partner's interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Further, the Managing General Partner agrees to indemnify each Investor General Partner against any personal liability as a result of the unauthorized acts of another Investor General Partner.

If the Managing General Partner provides indemnification, then each Investor General Partner who has been indemnified shall transfer and subrogate his rights for contribution from or against any other Investor General Partner to the Managing General Partner.

4.05(c). Order of Payment of Claims. Claims shall be paid as follows:

         (i)      first, out of any insurance proceeds;

         (ii)     second, out of Partnership assets and revenues; and

         (iii) last, by the Managing General Partner as provided in ss.ss.3.05(b)(2) and (3) and 4.05(b).

No Limited Partner shall be required to reimburse the Managing General Partner, the Operator, or their Affiliates or the Investor General Partners for any liability in excess of his agreed Capital Contribution, except:

         (i) for a liability resulting from the Limited Partner's unauthorized participation in Partnership management; or

         (ii) from some other breach by the Limited Partner of this Agreement.

4.05(d). Authorized Transactions Are Not Deemed to Be a Breach. No transaction entered into or action taken by the Partnership or the Managing General Partner, the Operator, or their Affiliates, which is authorized by this Agreement shall be deemed a breach of any obligation owed by the Managing General Partner, the Operator, or their Affiliates to the Partnership or the Participants.

4.06. Other Activities.

4.06(a). The Managing General Partner May Pursue Other Natural Gas and Oil Activities for Its Own Account. The Managing General Partner, the Operator, and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the natural gas and oil business. This includes without limitation, the evaluation, acquisition, and sale of producing and nonproducing Leases, and the exploration for and production of natural gas, oil and other minerals.

The Managing General Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, the Managing General Partner, the Operator, and their Affiliates may do the following:

         (i) continue their activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Partnership may likewise be active;

         (ii) reserve partial interests in Leases being assigned to the Partnership or any other interests not expressly prohibited by this Agreement;

         (iii) deal with the Partnership as independent parties or through any other entity in which they may be interested;

         (iv) conduct business with the Partnership as set forth in this Agreement; and

         (v) participate in such other investor operations, as investors or otherwise.

The Managing General Partner and its Affiliates shall not be required to permit the Partnership or the Participants to participate in any of the operations in which the Managing General Partner and its Affiliates may be interested or share in any profits or other benefits from the operations. However, except as otherwise provided in this Agreement, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that the opportunity either:

         (i) cannot be pursued by the Partnership because of insufficient funds; or

         (ii) it is not appropriate for the Partnership under the existing circumstances.

4.06(b). Managing General Partner May Manage Multiple Partnerships. The Managing General Partner or its Affiliates may manage multiple Programs simultaneously.

4.06(c). Partnership Has No Interest in Natural Gas Contracts or Pipelines and Gathering Systems. Notwithstanding any other provision in this Agreement, the Partnership shall not:

         (i) be a party to any natural gas supply agreement that the Managing General Partner, the Operator, or their Affiliates enter into with a third-party or have any rights pursuant to such natural gas supply agreement; or

         (ii) receive any interest in the Managing General Partner's, the Operator's, and their Affiliates' pipeline or gathering system or compression facilities


                                    ARTICLE V
                      PARTICIPATION IN COSTS AND REVENUES,
                  CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

5.01. Participation in Costs and Revenues. Except as otherwise provided in this Agreement, costs and revenues shall be charged and credited to the Managing General Partner and the Participants as set forth in this section and its subsections.

5.01(a). Costs. Costs shall be charged as set forth below.

5.01(a)(1). Organization and Offering Costs. Organization and Offering Costs shall be charged 100% to the Managing General Partner. For purposes of sharing in revenues under ss.5.01(b)(4), the Managing General Partner shall be credited with Organization and Offering Costs paid by it up to and including 15% of the Partnership's subscription proceeds. Any Organization and Offering Costs paid by the Managing General Partner in excess of this amount shall not be credited towards the Managing General Partner's required Capital Contribution or revenue share as set forth in ss.5.01(b)(4).

5.01(a)(2). Intangible Drilling Costs. Intangible Drilling Costs shall be charged 100% to the Participants.

5.01(a)(3). Tangible Costs. Tangible Costs shall be charged 66% to the Managing General Partner and 34% to the Participants. However, if the total Tangible Costs for all of the Partnership's wells that would be charged to the Participants exceeds an amount equal to 10% of the Partnership's subscription proceeds, then the excess shall be charged to the Managing General Partner.

5.01(a)(4). Operating Costs, Direct Costs, Administrative Costs and All Other Costs. Operating Costs, Direct Costs, Administrative Costs, and all other Partnership costs not specifically allocated shall be charged to the parties in the same ratio as the related production revenues are being credited.

5.01(a)(5). Allocation of Intangible Drilling Costs and Tangible Costs at Partnership Closings. Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing shall be charged 100% to the Participants who are admitted to the Partnership in that closing and shall not be reallocated to take into account other Partnership closings.

Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, not less than 90% of each Participant's subscription proceeds shall be applied to Intangible Drilling Costs and not more than 10% of each Participant's subscription proceeds shall be applied to Tangible Costs regardless of when he subscribes.

5.01(a)(7). Lease Costs. The Leases shall be contributed to the Partnership by the Managing General Partner as set forth in ss.4.01(a)(4).

5.01(b).  Revenues. Revenues shall be credited as set forth below.

5.01(b)(1). Allocation of Revenues on Disposition of Property. If the parties' Capital Accounts are adjusted to reflect the simulated depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that represents recovery of its simulated tax basis in the property shall be allocated to the parties in the same proportion as the aggregate adjusted tax basis of the property was allocated to the parties or their predecessors in interest. If the parties' Capital Accounts are adjusted to reflect the actual depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that equals the parties' aggregate remaining adjusted tax basis in the property shall be allocated to the parties in proportion to their respective remaining adjusted tax bases in the property. Thereafter, any excess shall be allocated to the Managing General Partner in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Partnership and its simulated or actual adjusted tax basis at that time. Finally, any excess shall be credited as provided in ss.5.01(b)(4), below.

In the event of a sale of developed natural gas and oil properties with equipment on the properties, the Managing General Partner may make any reasonable allocation of proceeds between the equipment and the Leases.

5.01(b)(2). Interest. Interest earned on each Participant's subscription proceeds before the Offering Termination Date under ss.3.05(b)(1) shall be credited to the accounts of the respective subscribers who paid the subscription proceeds to the Partnership. The interest shall be paid to the Participant not later than the Partnership's first cash distribution from operations.

After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's natural gas and oil operations, any interest income from temporary investments shall be allocated pro rata to the Participants providing the subscription proceeds.

All other interest income, including interest earned on the deposit of production revenues, shall be credited as provided in ss.5.01(b)(4), below.

5.01(b)(3). Sale or Disposition of Equipment. Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

5.01(b)(4). Other Revenues. Subject to ss.5.01(b)(4)(a), the Managing General Partner and the Participants shall share in all other Partnership revenues in the same percentage as their respective Capital Contribution bears to the total Partnership Capital Contributions, except that the Managing General Partner shall receive an additional 7% of Partnership revenues. However, the Managing General Partner's total revenue share may not exceed 35% of Partnership revenues. For example, if the Managing General Partner contributes 25% of the total Partnership Capital Contributions and the Participants contribute 75% of the total Partnership Capital Contributions, then the Managing General Partner shall receive 32% of the Partnership revenues and the Participants shall receive 68% of the Partnership revenues. On the other hand, if the Managing General Partner contributes 30% of the total Partnership Capital Contributions and the Participants contribute 70% of the total Partnership Capital Contributions, then the Managing General Partner shall receive 35% of the Partnership revenues, not 37%, because its revenue share cannot exceed 35% of Partnership revenues, and the Participants shall receive 65% of Partnership revenues.

5.01(b)(4)(a). Subordination. The Managing General Partner shall subordinate up to 50% of its share of Partnership Net Production Revenues to the receipt by Participants of cash distributions from the Partnership equal to $1,000 per Unit (10%) regardless of their actual subscription price of the Units, in each of the first five 12-month periods beginning with the Partnership's first cash distributions from operations. In this regard:

         (i) the 60-month subordination period shall begin with the first cash distribution from operations to the Participants, but no subordination distributions to the Participants shall be required until the Partnership's first cash distribution to the Participants after substantially all Partnership wells have been drilled, completed, and placed in production in a sales line;

         (ii) subsequent subordination distributions, if any, shall be determined and made at the time of each subsequent distribution of revenues to the Participants; and

         (iii) the Managing General Partner shall not subordinate more than 50% of its share of Partnership Net Production Revenues in any subordination period.

The subordination shall be determined by:

         (i) carrying forward to subsequent 12-month periods the amount, if any, by which cumulative cash distributions to Participants, including any subordination payments, are less than:

                  (a)      $1,000 per Unit (10%) in the first 12-month period;

                  (b)      $2,000 per Unit (20%) in the second 12-month period;

                  (c)      $3,000 per Unit (30%) in the third 12-month period;
                           or

                  (d) $4,000 per Unit (40%) in the fourth 12-month period (no carry forward is required if such distributions are less than $5,000 per Unit (50%) in the fifth 12-month period because the Managing General Partner's subordination obligation terminates on the expiration of the fifth 12-month period); and

         (ii) reimbursing the Managing General Partner for any previous subordination payments to the extent cumulative cash distributions to Participants, including any subordination payments, would exceed:

                  (a)      $1,000 per Unit (10%) in the first 12-month period;

                  (b)      $2,000 per Unit (20%) in the second 12-month period;

                  (c)      $3,000 per Unit (30%) in the third 12-month period;

                  (d)      $4,000 per Unit (40%) in the fourth 12-month period;
                           or

                  (e)      $5,000 per Unit (50%) in the fifth 12-month period.

The Managing General Partner's subordination obligation shall be further subject to the following conditions:

         (i) the subordination obligation may be prorated in the Managing General Partner's discretion (e.g. in the case of a quarterly distribution, the Managing General Partner will not have any subordination obligation if the distributions to Participants equal $250 per Unit (2.5%) or more assuming there is no subordination owed for any preceding period);

         (ii) the Managing General Partner shall not be required to return Partnership distributions previously received by it, even though a subordination obligation arises after the distributions;

         (iii) subject to the foregoing provisions of this section, only Partnership revenues in the current distribution period shall be debited or credited to the Managing General Partner as may be necessary to provide, to the extent possible, subordination distributions to the Participants and reimbursements to the Managing General Partner; and

         (iv) no subordination payments to the Participants or reimbursements to the Managing General Partner shall be made after the expiration of the fifth 12-month subordination period.

5.01(b)(5). Commingling of Revenues From All Partnership Wells. The revenues from all Partnership wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other Participants.

5.01(c). Allocations.

5.01(c)(1). Allocations among Participants. Except as provided otherwise in this Agreement, costs (other than Intangible Drilling Costs and Tangible Costs) and revenues charged or credited to the Participants as a group, which includes all revenue credited to the Participants under ss.5.01(b)(4), shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2), in the ratio of their respective Units based on $10,000 per Unit regardless of the actual subscription price for a Participant's Units.

Intangible Drilling Costs and Tangible Costs charged to the Participants as a group shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2), in the ratio of the subscription price designated on their respective Subscription Agreements rather than the number of their respective Units.

5.01(c)(2). Costs and Revenues Not Directly Allocable to a Partnership Well. Costs and revenues not directly allocable to a particular Partnership Well or additional operation shall be allocated among the Partnership Wells or additional operations in any manner the Managing General Partner in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to the Partnership Well or additional operation are being charged or credited.

5.01(c)(3). Managing General Partner's Discretion in Making Allocations For Federal Income Tax Purposes. In determining the proper method of allocating charges or credits among the parties, or in making any other allocations under this Agreement, the Managing General Partner may adopt any method of allocation which it, in its reasonable discretion, selects, if, in its sole discretion based on advice from its legal counsel or accountants, a revision to the allocations is required for the allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions shall be provided by an amendment to this Agreement and shall be made in a manner that would result in the most favorable aggregate consequences to the Participants as nearly as possible consistent with the original allocations described in this Agreement.

5.02.  Capital Accounts and Allocations Thereto.

5.02(a). Capital Accounts for Each Party to the Agreement. A single, separate Capital Account shall be established for each party, regardless of the number of interests owned by the party, the class of the interests and the time or manner in which the interests were acquired.

5.02(b).  Charges and Credits.

5.02(b)(1). General Standard. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv) and shall be increased by:

         (i)      the amount of money contributed by him to the Partnership;

         (ii) the fair market value of property contributed by him, without regard to ss.7701(g) of the Code, to the Partnership, net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under ss.752 of the Code; and

         (iii) allocations to him of Partnership income and gain, or items thereof, including income and gain exempt from tax and income and gain described in Treas. Reg. ss.1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas.
                  Reg. ss.1.704-l(b)(4)(i);

                  and shall be decreased by:

         (iv)     the amount of money distributed to him by the Partnership;

         (v) the fair market value of property distributed to him, without regard to ss.7701(g) of the Code, by the Partnership, net of liabilities secured by the distributed property that he is considered to assume or take subject to under ss.752 of the Code;

         (vi) allocations to him of Partnership expenditures described in ss.705(a)(2)(B) of the Code; and

         (vii) allocations to him of Partnership loss and deduction, or items thereof, including loss and deduction described in Treas.
                  Reg. ss.1.704-l(b)(2)(iv)(g), but excluding items described in
                  (vi) above, and loss or deduction described in Treas.
                  Reg. ss.1.704-l(b)(4)(i) or (iii).

5.02(b)(2). Exception. If Treas. Reg. ss.1.704-l(b)(2)(iv) fails to provide guidance, Capital Account adjustments shall be made in a manner that:

         (i) maintains equality between the aggregate governing Capital Accounts of the parties and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes;

         (ii) is consistent with the underlying economic arrangement of the parties; and

         (iii) is based, wherever practicable, on federal tax accounting principles.

5.02(c). Payments to the Managing General Partner. The Capital Account of the Managing General Partner shall be reduced by payments to it pursuant to ss.4.04(a)(2) only to the extent of the Managing General Partner's distributive share of any Partnership deduction, loss, or other downward Capital Account adjustment resulting from the payments.

5.02(d). Discretion of Managing General Partner in the Method of Maintaining Capital Accounts. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing General Partner, to take into consideration ss.704 and other provisions of the Code and the related rules, regulations and interpretations relating thereto as may exist from time to time.

5.02(e). Revaluations of Property. In the discretion of the Managing General Partner the Capital Accounts of the parties may be increased or decreased to reflect a revaluation of Partnership property, including intangible assets such as goodwill, on a property-by-property basis except as otherwise permitted under ss.704(c) of the Code and the regulations thereunder, on the Partnership's books, in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv)(f).

5.02(f). Amount of Book Items. In cases where ss.704(c) of the Code or ss.5.02(e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to the property.

5.03. Allocation of Income, Deductions and Credits.

5.03(a). In General.

5.03(a)(1). Deductions Are Allocated to Party Charged with Expenditure. To the extent permitted by law and except as otherwise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extent permitted by law, these parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Also, any Partnership deductions that would be nonrecourse deductions if they were not attributable to a loan made or guaranteed by the Managing General Partner or its Affiliates shall be allocated to the Managing General Partner to the extent required by law.

5.03(a)(2). Income and Gain Allocated in Accordance With Revenues. Except as otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in ss.5.01(b) and its subsections.

5.03(b). Tax Basis of Each Property. Subject to ss.704(c) of the Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based on the capital interest in the Partnership as to the property and the capital interest in the Partnership for this purpose as to each property shall be considered to be owned by the parties in the ratio in which the expenditure giving rise to the tax basis of the property has been charged as of the end of the year.

5.03(c). Gain or Loss on Oil and Gas Properties. Each party shall separately compute its gain or loss on the disposition of each natural gas and oil property in accordance with the provisions of ss.613A(c)(7)D) of the Code, and the calculation of the gain or loss shall consider the party's adjusted basis in his property interest computed as provided in ss.5.03(b) and the party's allocable share of the amount realized from the disposition of the property.

5.03(d). Gain on Depreciable Property. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from the sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that the excess bears to the sum of the excesses of all parties having an excess.

5.03(e). Loss on Depreciable Property. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from the sale, abandonment or other disposition in the proportion that the excess bears to the sum of the excesses of all parties having an excess.

5.03(f). Allocation If Recapture Treated As Ordinary Income. Any recapture treated as an increase in ordinary income by reason of ss.ss.1245, 1250, or 1254 of the Code shall be allocated to the parties in the amounts in which the recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of the party's gain from the disposition of the property, the excess shall be allocated to the other parties but only to the extent of the other parties' gain from the disposition of the property.

5.03(g). Tax Credits. As of the date of the Prospectus, tax credits are not available to the Partnership. If this changes in the future, however, and if a Partnership expenditure, whether or not deductible, that gives rise to a tax credit in a Partnership taxable year also gives rise to valid allocations of Partnership loss or deduction, or other downward Capital Account adjustments, for the year, then the parties' interests in the Partnership with respect to the credit, or the cost giving rise thereto, shall be in the same proportion as the parties' respective distributive shares of the loss or deduction, and adjustments. Identical principles shall apply in determining the parties' interests in the Partnership with respect to tax credits that arise from receipts of the Partnership, whether or not taxable.

5.03(h). Deficit Capital Accounts and Qualified Income Offset. Notwithstanding any provisions of this Agreement to the contrary, an allocation of loss or deduction which would result in a party having a deficit Capital Account balance as of the end of the taxable year to which the allocation relates, if charged to the party, to the extent the Participant is not required to restore the deficit to the Partnership, taking into account:

         (i) adjustments that, as of the end of the year, reasonably are expected to be made to the party's Capital Account for depletion allowances with respect to the Partnership's natural gas and oil properties;

         (ii) allocations of loss and deduction that, as of the end of the year, reasonably are expected to be made to the party under ss.ss.704(e)(2) and 706(d) of the Code and Treas. Reg. ss.1.751-1(b)(2)(ii); and

         (iii) distributions that, as of the end of the year, reasonably are expected to be made to the party to the extent they exceed offsetting increases to the party's Capital Account, assuming for this purpose that the fair market value of Partnership property equals its adjusted tax basis, that reasonably are expected to occur during or prior to the Partnership taxable years in which the distributions reasonably are expected to be made;

shall be charged to the Managing General Partner. Further, the Managing General Partner shall be credited with an additional amount of Partnership income or gain equal to the amount of the loss or deduction as quickly as possible to the extent such chargeback does not cause or increase deficit balances in the parties' Capital Accounts which are not required to be restored to the Partnership.

Notwithstanding any provisions of this Agreement to the contrary, if a party unexpectedly receives an adjustment, allocation, or distribution described in
(i), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in the party's Capital Account which is not required to be restored to the Partnership, the party shall be allocated items of income and gain, consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the year, in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

5.03(i). Minimum Gain Chargeback. To the extent there is a net decrease during a Partnership taxable year in the minimum gain attributable to a Partner nonrecourse debt, then any Partner with a share of the minimum gain attributable to the debt at the beginning of the year shall be allocated items of Partnership income and gain in accordance with Treas. Reg. ss.1.704-2(i).

5.03(j). Partners' Allocable Shares. Except as otherwise provided in this Agreement, each party's allocable share of Partnership income, gain, loss, deductions and credits shall be determined by the use of any method prescribed or permitted by the Secretary of the Treasury by regulations or other guidelines and selected by the Managing General Partner which takes into account the varying interests of the parties in the Partnership during the taxable year. In the absence of such regulations or guidelines, except as otherwise provided in this Agreement, the allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each party's varying interest in the Partnership on each day during the taxable year.

5.04.  Elections.

5.04(a). Election to Deduct Intangible Costs. The Partnership's federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

5.04(b). No Election Out of Subchapter K. No election shall be made by the Partnership, any Partner, or the Operator for the Partnership to be excluded from the application of the partnership provisions of Subchapter K of the Code.

5.04(c). Contingent Income. If it is determined that any taxable income results to any party by reason of its entitlement to a share of profits or revenues of the Partnership before the profit or revenue has been realized by the Partnership, the resulting deduction as well as any resulting gain, shall not enter into Partnership net income or loss but shall be separately allocated to the party.

5.04(d). ss.754 Election. In the event of the transfer of an interest in the Partnership, or on the death of an individual party hereto, or in the event of the distribution of property to any party, the Managing General Partner may choose for the Partnership to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Partnership's assets to be adjusted for federal income tax purposes as provided by ss.ss.734 and 743 of the Code.

5.05. Distributions.

5.05(a). In General.

5.05(a)(1). Quarterly Review of Accounts. The Managing General Partner shall review the accounts of the Partnership at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any.

5.05(a)(2). Distributions. The Partnership shall distribute funds to the Managing General Partner and the Participants allocated to their accounts which the Managing General Partner deems unnecessary to retain by the Partnership.

5.05(a)(3). No Borrowings. In no event, however, shall funds be advanced or borrowed for distributions if the amount of the distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to the revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

5.05(a)(4). Distributions to the Managing General Partner. Cash distributions from the Partnership to the Managing General Partner shall only be made as follows:

         (a)      in conjunction with distributions to Participants; and

         (b) out of funds properly allocated to the Managing General Partner's account.

5.05(a)(5). Reserve. At any time after one year from the date each Partnership Well is placed into production, the Managing General Partner shall have the right to deduct each month from the Partnership's proceeds of the sale of the production from the well up to $200 for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All of these funds shall be deposited in a separate interest bearing account for the benefit of the Partnership, and the total amount so retained and deposited shall not exceed the Managing General Partner's reasonable estimate of the costs.

5.05(b). Distribution of Uncommitted Subscription Proceeds. Any net subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Partnership within 12 months of the Offering Termination Date, except necessary operating capital, shall be distributed to the Participants in the ratio that the subscription price designated on each Participant's Subscription Agreement bears to the total subscription prices designated on all of the Participants' Subscription Agreements, as a return of capital. The Managing General Partner shall reimburse the Participants for the selling or other offering expenses allocable to the return of capital.

For purposes of this subsection, "committed for expenditure" shall mean contracted for, actually earmarked for or allocated by the Managing General Partner to the Partnership's drilling operations, and "necessary operating capital" shall mean those funds which, in the opinion of the Managing General Partner, should remain on hand to assure continuing operation of the Partnership.

5.05(c). Distributions on Winding Up. On the winding up of the Partnership distributions shall be made as provided in ss.7.02.

5.05(d). Interest and Return of Capital. No party shall under any circumstances be entitled to any interest on amounts retained by the Partnership. Each Participant shall look only to his share of distributions, if any, from the Partnership for a return of his Capital Contribution.

                                   ARTICLE VI
                              TRANSFER OF INTERESTS

6.01. Transferability.

6.01(a). In General.

6.01(a)(1). Consent Required. In addition to other restrictions on transferability provided in this Agreement, Units shall be nontransferable except transfers to or with the written consent of the Managing General Partner.

6.01(a)(2). Rights of Assignee. Unless an assignee becomes a substituted Participant in accordance with the provisions set forth below, he shall not be entitled to any of the rights granted to a Participant under this Agreement, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled.

6.01(b). Conversion of Investor General Partner Units to Limited Partner Units.

6.01(b)(1). Automatic Conversion. After all of the Partnership Wells have been drilled and completed the Managing General Partner shall file an amended certificate of limited partnership with the Secretary of State of the State of Delaware for the purpose of converting the Investor General Partner Units to Limited Partner Units.

6.01(b)(2). Investor General Partners Shall Have Contingent Liability. On conversion the Investor General Partners shall be Limited Partners entitled to limited liability; however, they shall remain liable to the Partnership for any additional Capital Contribution required for their proportionate share of any Partnership obligation or liability arising before the conversion of their Units as provided in ss.3.05(b)(2).

6.01(b)(3). Conversion Shall Not Affect Allocations. The conversion shall not affect the allocation to any Participant of any item of Partnership income, gain, loss, deduction or credit or other item of special tax significance other than Partnership liabilities, if any. Further, the conversion shall not affect any Participant's interest in the Partnership's natural gas and oil properties and unrealized receivables.

6.01(b)(4). Right to Convert if Reduction of Insurance. Notwithstanding the foregoing, the Managing General Partner shall notify all Participants at least 30 days before the effective date of any adverse material change in the Partnership's insurance coverage. If the insurance coverage is to be materially reduced, then the Investor General Partners shall have the right to convert their Units into Limited Partner Units before the reduction by giving written notice to the Managing General Partner.

6.02. Special Restrictions on Transfers.

6.02(a). In General. Transfers are subject to the following general conditions:

         (i) only whole Units may be assigned unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be assigned;

         (ii) the costs and expenses associated with the assignment must be paid by the assignor Participant;

         (iii) the assignment must be in a form satisfactory to the Managing General Partner; and

         (iv) the terms of the assignment must not contravene those of this Agreement.

Transfers of Units are subject to the following additional restrictions set forth in ss.ss.6.02(a)(1) and 6.02(a)(2).

6.02(a)(1). Tax Law Restrictions. Subject to transfers permitted by ss.6.04 and transfers by operation of law, no sale, exchange, transfer, or assignment of a Unit shall be made which, in the opinion of counsel to the Partnership, would result in the Partnership being either:

         (i)      terminated for tax purposes under ss.708 of the Code; or

         (ii) treated as a "publicly-traded" partnership for purposes of ss.469(k) of the Code.

6.02(a)(2). Securities Laws Restriction. Subject to transfers permitted by ss.6.04 and transfers by operation of law, no Unit shall be sold, assigned, pledged, hypothecated, or transferred unless there is an opinion of counsel acceptable to the Managing General Partner that the registration of the Unit is not required under the Securities Act of 1933, as amended, and would not result in the violation of any applicable state securities laws.

Transfers are also subject to any conditions contained in the Subscription Agreement and Exhibit (B) to the Prospectus.

6.02(a)(3). Substitute Participant.

6.02(a)(3)(a). Procedure to Become Substitute Participant. An assignee of a Participant's Unit shall become a substituted Participant entitled to all the rights of a Participant if, and only if:

         (i)      the assignor gives the assignee the right;

         (ii) the Managing General Partner consents to the substitution, which shall be in the Managing General Partner's absolute discretion;

         (iii) the assignee pays to the Partnership all costs and expenses incurred in connection with the substitution; and

         (iv) the assignee executes and delivers the instruments (in form and substance satisfactory to the Managing General Partner) necessary or desirable to effect the substitution and to confirm the agreement of the assignee to be bound by all of the terms of this Agreement.

6.02(a)(3)(b). Rights of Substitute Participant. A substitute Participant is entitled to all of the rights attributable to full ownership of the assigned Units including the right to vote.

6.02(b). Effect of Transfer.

6.02(b)(1). Amendment of Records. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substituted Participants.

Any transfer permitted under this Agreement when the assignee does not become a substituted Participant shall be effective as follows:

         (i) midnight of the last day of the calendar month in which it is made; or

         (ii) at the Managing General Partner's election, 7:00 A.M. of the following day.

6.02(b)(2). Transfer Does Not Relieve Transferor of Certain Costs. No transfer, including a transfer of less than all of a Participant's Units or the transfer of Units to more than one party, shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities under this Agreement related to the Units so transferred, whether arising before or after the transfer.

6.02(b)(3). Transfer Does Not Require An Accounting. No transfer of a Unit shall require an accounting by the Managing General Partner. Also, no transfer shall grant rights under this Agreement, including the exercise of any elections, as between the transferring parties and the remaining parties to this Agreement to more than one party unanimously designated by the transferees and, if he should have retained an interest under this Agreement, the transferor.

6.02(b)(4). Notice. Until the Managing General Partner receives a proper notice of designation acceptable to it, the Managing General Partner shall continue to account only to the person to whom it was furnishing notices before the time pursuant to ss.8.01 and its subsections. This party shall continue to exercise all rights applicable to the Units previously owned by the transferor.

6.03. Right of Managing General Partner to Hypothecate and/or Withdraw Its Interests. The Managing General Partner shall have the authority without the consent of the Participants and without affecting the allocation of costs and revenues received or incurred under this Agreement, to hypothecate, pledge, or otherwise encumber, on any terms it chooses for its own general purposes either:

         (i)      its Partnership interest; or

         (ii) an undivided interest in the assets of the Partnership equal to or less than its respective interest in the revenues of the Partnership.

All repayments of these borrowings and costs, interest or other charges related to the borrowings shall be borne and paid separately by the Managing General Partner. In no event shall the repayments, costs, interest, or other charges related to the borrowing be charged to the account of the Participants.

In addition, subject to a required participation of not less than 1% of the Partnership's subscription proceeds, the Managing General Partner may withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership if:

         (i) the withdrawal is necessary to satisfy the bona fide request of its creditors; or

         (ii) the withdrawal is approved by Participants whose Units equal a majority of the total Units.

6.04. Presentment.

6.04(a). In General. Participants shall have the right to present their interests to the Managing General Partner for purchase subject to the conditions and limitations set forth in this section. A Participant, however, is not obligated to present his Units for purchase.

The Managing General Partner shall not be obligated to purchase more than 5% of the Units in any calendar year and this 5% limit may not be waived. The Managing General Partner shall not purchase less than one Unit unless the lesser amount represents the Participant's entire interest in the Partnership, however, the Managing General Partner may waive this limitation.

A Participant may present his Units in writing to the Managing General Partner every year beginning in 2007 subject to the following conditions:

         (i) the presentment must be made within 120 days of the reserve report set forth in ss.4.03(b)(3);

         (ii) in accordance with Treas. Reg. ss.1.7704-1(f), the purchase may not be made until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant's intention to exercise the presentment right; and

         (iii) the purchase shall not be considered effective until the presentment price has been paid in cash to the Participant.

6.04(b). Requirement for Independent Petroleum Consultant. The amount of the presentment price attributable to Partnership reserves shall be determined based on the last reserve report of the Partnership prepared by the Managing General Partner and reviewed by an Independent Expert. The Managing General Partner shall estimate the present worth of future net revenues attributable to the Partnership's interest in the Proved Reserves. In making this estimate, the Managing General Partner shall use the following terms:

         (i)      a discount rate equal to 10%;

         (ii)     a constant price for the oil; and

         (iii) base the price of natural gas on the existing natural gas contracts at the time of the purchase.

The calculation of the presentment price shall be as set forth in ss.6.04(c).

6.04(c). Calculation of Presentment Price. The presentment price shall be based on the Participant's share of the net assets and liabilities of the Partnership and allocated pro rata to each Participant in the ratio that his number of Units bears to the total number of Units. The presentment price shall include the sum of the following Partnership items:

         (i) an amount based on 70% of the present worth of future net revenues from the Proved Reserves determined as described in ss.6.04(b);

         (ii)     cash on hand;

         (iii) prepaid expenses and accounts receivable less a reasonable amount for doubtful accounts; and

         (iv) the estimated market value of all assets, not separately specified above, determined in accordance with standard industry valuation procedures.

There shall be deducted from the foregoing sum the following items:

         (i) an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

         (ii) any distributions made to the Participants between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, after the presentment request, of natural gas, oil or other mineral production, or of a producing property owned by the Partnership, for purposes of determining the reduction of the presentment price, the distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves.

6.04(d). Further Adjustment May Be Allowed. The presentment price may be further adjusted by the Managing General Partner for estimated changes therein from the date of the report to the date of payment of the presentment price to the Participants because of the following:

         (i) the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the request for purchase; and

         (ii) any of the following occurring before payment of the presentment price to the selling Participants:

                  (a)      changes in well performance;

                  (b) increases or decreases in the market price of natural gas, oil or other minerals;

                  (c) revision of regulations relating to the importing of hydrocarbons;

                  (d) changes in income, ad valorem, and other tax laws such as material variations in the provisions for depletion; and

                  (e)      similar matters.

6.04(e). Selection by Lot. If less than all Units presented at any time are to be purchased, then the Participants whose Units are to be purchased will be selected by lot.

The Managing General Partner's obligation to purchase Units presented may be discharged for its benefit by a third-party or an Affiliate. The Units of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his Units, together with any other documentation as the Managing General Partner may reasonably request.

6.04(f). No Obligation of the Managing General Partner to Establish a Reserve. The Managing General Partner shall have no obligation to establish any reserve to satisfy the presentment obligations under this section.

6.04(g). Suspension of Presentment Feature. The Managing General Partner may suspend this presentment feature by so notifying Participants at any time if it:

         (i)      does not have sufficient cash flow; or

         (ii) is unable to borrow funds for this purpose on terms it deems reasonable.

In addition, the presentment feature may be conditioned, in the Managing General Partner's sole discretion, on the Managing General Partner's receipt of an opinion of counsel that the transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code.

The Managing General Partner shall hold the purchased Units for its own account and not for resale.

                                   ARTICLE VII
                      DURATION, DISSOLUTION, AND WINDING UP

7.01. Duration.

7.01(a). Fifty Year Term. The Partnership shall continue in existence for a term of 50 years from the effective date of this Agreement unless sooner terminated as set forth below.

7.01(b). Termination. The Partnership shall terminate following the occurrence of:

         (i)      a Final Terminating Event; or

         (ii) any event which under the Delaware Revised Uniform Limited Partnership Act causes the dissolution of a limited partnership.

7.01(c). Continuance of Partnership Except on Final Terminating Event. Other than the occurrence of a Final Terminating Event, the Partnership or any successor limited partnership shall not be wound up, but shall be continued by the parties and their respective successors as a successor limited partnership under all the terms of this Agreement. The successor limited partnership shall succeed to all of the assets of the Partnership. As used throughout this Agreement, the term "Partnership" shall include the successor limited partnerships and the parties to the successor limited partnerships.

7.02. Dissolution and Winding Up.

7.02(a). Final Terminating Event. On the occurrence of a Final Terminating Event the affairs of the Partnership shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining Partnership assets.

7.02(b). Time of Liquidating Distribution. To the extent practicable and in accordance with sound business practices in the judgment of the Managing General Partner, liquidating distributions shall be made by:

         (i) the end of the taxable year in which liquidation occurs, determined without regard to ss.706(c)(2)(A) of the Code; or

         (ii)     if later, within 90 days after the date of the liquidation.

Notwithstanding, the following amounts are not required to be distributed within the foregoing time periods so long as the withheld amounts are distributed as soon as practical:

         (i) amounts withheld for reserves reasonably required for liabilities of the Partnership; and

         (ii)     installment obligations owed to the Partnership.

7.02(c). In-Kind Distributions. The Managing General Partner shall not be obligated to offer in-kind property distributions to the Participants, and shall do so, in its discretion. Any in-kind property distributions to the Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

         (i) the Managing General Partner offers the individual Participants the election of receiving in-kind property distributions and the Participants accept the offer after being advised of the risks associated with direct ownership; or

         (ii) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

If the Managing General Partner has not received a Participant's consent within 30 days after the Managing General Partner mailed the request for consent, then it shall be presumed that the Participant has refused his consent.

7.02(d). Sale If No Consent. Any Partnership asset which would otherwise be distributed in-kind to a Participant, except for the failure or refusal of the Participant to give his written consent to the distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third-party, who is not an Affiliate of the Managing General Partner or to itself or its Affiliates, including an Affiliated Income Program, at fair market value as determined by an Independent Expert selected by the Managing General Partner.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.01.  Notices.

8.01(a). Method. Any notice required under this Agreement shall be:

         (i)      in writing; and

         (ii) given by mail or wire addressed to the party to receive the notice at the address designated in ss.1.03.

If there is a transfer of Units under this Agreement, no notice to the transferee shall be required, nor shall the transferee have any rights under this Agreement, until notice has been given to the Managing General Partner.

Any transfer of rights under this Agreement shall not increase the duty to give notice. If there is a transfer of Units under this Agreement to more than one party, then notice to any owner of any interest in the Units shall be notice to all owners of the Units.

8.01(b). Change in Address. The address of any party to this Agreement may be changed by written notice as follows:

         (i) to the Participants if there is a change of address by the Managing General Partner; or

         (ii) to the Managing General Partner if there is a change of address by a Participant.

8.01(c). Time Notice Deemed Given. If the notice is given by the Managing General Partner, then the notice shall be considered given, and any applicable time shall run, from the date the notice is placed in the mail or delivered to the telegraph company.

If the notice is given by any Participant, then the notice shall be considered given and any applicable time shall run from the date the notice is received.

8.01(d). Effectiveness of Notice. Any notice to a party other than the Managing General Partner, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of the following:

         (i)      whether or not the notice is actually received; or

         (ii) any disability or death on the part of the noticee, even if the disability or death is known to the party giving the notice.

8.01(e). Failure to Respond. Except pursuant to ss.7.02(c) or when this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified to a request by the Managing General Partner as set forth below, for approval of or concurrence in a proposed action shall be conclusively deemed to have approved the action. The Managing General Partner shall send the first request and the time period shall be not less than 15 business days from the date of mailing of the request. If the Participant does not respond to the first request, then the Managing General Partner shall send a second request. If the Participant does not respond within seven calendar days from the date of the mailing of the second request, then the Participant shall be conclusively deemed to have approved the action.

8.02. Time. Time is of the essence of each part of this Agreement.

8.03. Applicable Law. The terms and provisions of this Agreement shall be construed under the laws of the State of Delaware, provided, however, this section shall not be deemed to limit causes of action for violations of federal or state securities law to the laws of the State of Delaware. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Sponsor.

8.04. Agreement in Counterparts. This Agreement may be executed in counterpart and shall be binding on all parties executing this or similar agreements from and after the date of execution by each party.

8.05. Amendment.

8.05(a). Procedure for Amendment. No changes in this Agreement shall be binding unless:

         (i) proposed in writing by the Managing General Partner, and adopted with the consent of Participants whose Units equal a majority of the total Units; or

         (ii) proposed in writing by Participants whose Units equal 10% or more of the total Units and approved by an affirmative vote of Participants whose Units equal a majority of the total Units.

8.05(b). Circumstances Under Which the Managing General Partner Alone May Amend. The Managing General Partner is authorized to amend this Agreement and its exhibits without the consent of Participants in any way deemed necessary or desirable by it to:

         (i) add or substitute in the case of an assigning party additional Participants;

         (ii)     enhance the tax benefits of the Partnership to the parties;
                  and

         (iii) satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the SEC, the IRS, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Partnership.

Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interests will be so affected.

8.06. Additional Partners. Each Participant hereby consents to the admission to the Partnership of additional Participants as the Managing General Partner, in its discretion, chooses to admit.

8.07. Legal Effect. This Agreement shall be binding on and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject to this Agreement. The terms "Partnership," "Limited Partner," "Investor General Partner," "Participant," "Partner," "Managing General Partner," "Operator," or "parties" shall equally apply to any successor limited partnership, and any heir, devisee, personal representative, successor or assign of a party.

IN WITNESS WHEREOF, the parties hereto set their hands as of the day and year hereinabove shown.



ATLAS:                                  ATLAS RESOURCES, INC.
                                        Managing General Partner

                                        By:
                                           -------------------------------------

                                  EXHIBIT (I-A)

                     MANAGING GENERAL PARTNER SIGNATURE PAGE

                                  EXHIBIT (I-A)
                     MANAGING GENERAL PARTNER SIGNATURE PAGE



Attached to and made a part of the AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP of ATLAS AMERICA PUBLIC #11-2002 LTD.

The undersigned agrees:

         1. to serve as the Managing General Partner of ATLAS AMERICA PUBLIC #11-2002 LTD. (the "Partnership"), and hereby executes, swears to, and agrees to all the terms of the Partnership Agreement;

         2. to pay the required subscription of the Managing General Partner underss.3.03(b)(1) of the Partnership Agreement; and

         3.   to subscribe to the Partnership as follows:

              (a) $___________________ [________] Unit(s)] under Section
                  3.03(b)(2) of the Partnership Agreement as a Limited Partner;
                  or

              (b) $___________________ [________] Unit(s)] under Section
                  3.03(b)(2) of the Partnership Agreement as an Investor General Partner.



Managing General Partner:

Atlas Resources, Inc.                        Address:


By:   ________________________               311 Rouser Road
                                             Moon Township, Pennsylvania 15108




ACCEPTED this ____ day of _______ , 2002.



                                             ATLAS RESOURCES, INC.
                                             MANAGING GENERAL PARTNER

                                             By: ______________________________

                                  EXHIBIT (I-B)

                             SUBSCRIPTION AGREEMENT

                       ATLAS AMERICA PUBLlC #11-2002 LTD.

--------------------------------------------------------------------------------
                             SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

I, the undersigned, hereby offer to purchase Units of Atlas America Public #11-2002 Ltd. in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Atlas America Public #11-2002 Ltd., as supplemented or amended from time to time. I acknowledge and agree that my execution of this Subscription Agreement also constitutes my execution of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") the form of which is attached as Exhibit (A) to the Prospectus and I agree to be bound by all of the terms and conditions of the Partnership Agreement if my subscription is accepted by Atlas Resources, Inc., the Managing General Partner. I understand and agree that I may not assign this offer, nor may it be withdrawn after it has been accepted by the Managing General Partner. I hereby irrevocably constitute and appoint the Managing General Partner, and its duly authorized agents, my agent and attorney-in-fact, in my name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Amended and Restated Certificate and Agreement of Limited Partnership and any certificates related thereto.

In order to induce the Managing General Partner to accept this subscription, I hereby represent, warrant, covenant and agree as follows:

Investor's Initials

_____ I have received the Prospectus.

_____ I, other than if I am a Minnesota or Maine resident, recognize and understand that:

      o before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market;

      o  the transferability of the Units is restricted; and

      o in case of emergency or other change in circumstances I cannot expect to be able to readily liquidate my investment in the Units.

_____ I am purchasing the Units for the following:

      o  my own account;

      o  for investment purposes and not for the account of others; and

      o  with no present intention of reselling them.

_____ If an individual, I am:

      o  a citizen of the United States of America; and

      o  at least twenty-one years of age.

_____ If a partnership, corporation or trust, then the members, stockholders or beneficiaries thereof are citizens of the United States. I am at least twenty-one years of age and empowered and duly authorized under a governing document, trust instrument, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including its exhibits.

      (a) I have either:

_____     o a net worth of at least $225,000, exclusive of home, furnishings and automobiles; or

_____     o a net worth, exclusive of home, furnishings and automobiles, of:

            o at least $60,000; and

            o had during the last tax year, or estimate that I will have during the current tax year, "taxable income" as defined in Section 63 of the Code of at least $60,000, without regard to an investment in the Partnership.

_____ (b) In addition, if I am a resident of Alabama, Arizona, California,
          Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Vermont or Washington, then I represent that I am aware of and meet that state's qualifications and suitability standards set forth in Exhibit (B) to the Prospectus.

_____ (c) If I am a fiduciary, then I am purchasing for a person or entity having the appropriate income and/or net worth specified in (a) or (b) above.

_____ I, other than if I am a Minnesota or Maine resident, understand that if I am an Investor General Partner, then I will have unlimited joint and several liability for Partnership obligations and liabilities including amounts in excess of my subscription to the extent the obligations and liabilities exceed the following:

      o   the Partnership's insurance proceeds;

      o   the Partnership's assets; and

      o   indemnification by the Managing General Partner.

      Insurance may be inadequate to cover these liabilities and there is no insurance coverage for certain claims.

_____ I, other than if I am a Minnesota or Maine resident, understand that if I am a Limited Partner, then I may only use my Partnership losses to the extent of my net passive income from passive activities in the year, with any excess losses being deferred.

_____ I, other than if I am a Minnesota or Maine resident, understand that no state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

_____ I, other than if I am a Minnesota or Maine resident, understand that the Selling Agent or registered representative is required to inform me and the other potential investors of all pertinent facts relating to the Units, including the following:

      o the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for natural gas and oil;

      o the financial hazards involved in the offering, including the risk of losing my entire investment;

      o   the lack of liquidity of my investment;

      o   the restrictions on transferability of my Units;

      o   the background of the Managing General Partner and the Operator;

      o   the tax consequences of my investment; and

      o the unlimited joint and several liability of the Investor General Partners.

The above representations do not constitute a waiver of any rights that I may have under the Acts administered by the SEC or by any state regulatory agency administering statutes bearing on the sale of securities.

Instructions to Investor
You are required to execute your own Subscription Agreement and the Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given your legal power of attorney to sign on your behalf and you meet all of the conditions in the Prospectus and this Subscription Agreement. In the case of sales to fiduciary accounts, the minimum standards set forth in the Prospectus and this Subscription Agreement must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Partnership. Once you subscribe you may withdraw your subscription only by providing the Managing General Partner with written notice of your withdrawal before your subscription is accepted by the Managing General Partner. The Managing General Partner has the discretion to refuse to accept your subscription without liability to you. Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your subscription is rejected, then all of your funds will be returned to you immediately.

If your subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Partnership. If your subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

The Managing General Partner may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus. In addition, the Managing General Partner will send you a confirmation of purchase.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1), does not require enlarging or contracting the size of the area on the basis of geological data in all cases.

If a resident of California I acknowledge the receipt of California Rule
260.141.11 set forth in Exhibit (B) to the Prospectus.

----------------------------------------------------------------------------------------------------------------------------------
                                             SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
----------------------------------------------------------------------------------------------------------------------------------

I, the undersigned, agree to purchase ________ Units at $10,000 per Unit in ATLAS AMERICA PUBLIC #11-2002 LTD. (the "Partnership")
as (check one):


       [ ]    INVESTOR GENERAL PARTNER                                                           Subscription Price
       [ ]    LIMITED PARTNER                                                                    $_______________________

                                                                                                 (______________________# Units)

Instructions
==================================================================================================================================
Make your check payable to: "Atlas America Public #11-2002 Ltd., Escrow Agent, National City Bank of PA"
Minimum Subscription: one Unit ($10,000), however, the Managing General Partner, in its discretion, may accept one-half
Unit ($5,000) subscriptions.  Additional Subscriptions in $1,000 increments.  If you are an individual investor you must personally sign this signature page and provide the information requested below.
==================================================================================================================================

Subscriber (All individual investors must personally                   My Home Address (Do not use P.O. Box)
            sign this Signature Page.)

-------------------------------------------------                      ---------------------------------------------------
Print Name

-------------------------------------------------                      ---------------------------------------------------
Signature

-------------------------------------------------                      ---------------------------------------------------
Print Name
                                                                       My Address for Distributions if Different from Above
-------------------------------------------------
Signature                                                              ---------------------------------------------------

                                                                       ---------------------------------------------------

Date: _______________


My Tax I.D. No. (Social Security No.):  _________________              Account No.: ________________________________________


My Telephone No.: Business ___________________  Home ________________________

My E-mail Address: ____________________________________

(CHECK ONE):  I am a:               [ ]   Calendar Year Taxpayer       [ ]   Fiscal Year Taxpayer

(CHECK ONE): OWNERSHIP OF THE UNITS-                [ ]   Tenants-in-Common                 [ ]   Partnership
                                                    [ ]   Joint Tenancy                     [ ]   C Corporation
                                                    [ ]   Individual                        [ ]   S Corporation
                                                    [ ]   Trust                             [ ]   Community Property
                                                    [ ]   Limited Liability Company         [ ]   Other

NAME OF TRUST, CORPORATION, LLC, PARTNERSHIP:   Name ____________________________________________

(Enclose supporting documents.)

----------------------------------------------------------------------------------------------------------------------------------
                         TO BE COMPLETED BY REGISTERED REPRESENTATIVE (For Commission and Other Purposes)
----------------------------------------------------------------------------------------------------------------------------------
I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct
Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio, and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Investor General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.



-------------------------------------------------                      ------------------------------------------------------
Name of Registered Representative and CRD Number                       Name of Broker/Dealer

-------------------------------------------------                      ------------------------------------------------------
Signature of Registered Representative                                 Broker/Dealer CRD Number

Registered Representative Office Address:                              Broker/Dealer E-mail Address:__________________________



-------------------------------------------------

-------------------------------------------------


Phone Number:
              -----------------------------------

Facsimile Number:
                  -------------------------------

E-mail Address:
                ---------------------------------

-------------------------------------------------
Company Name (if other than Broker/Dealer Name)

NOTICE TO BROKER-DEALER:

Send complete and signed DOCUMENTS and THE CHECK to:

     Mr. John S. Coffey
     Anthem Securities, Inc.
     311 Rouser Road
     P.O. Box 926
     Coraopolis, Pennsylvania 15108
     (412) 262-1680
     FACSIMILE:  (412) 262-7430
     EMAIL:  jcoffey@atlasamerica.com

----------------------------------------------------------------------------------------------------------------------------------
                                          TO BE COMPLETED BY THE MANAGING GENERAL PARTNER
----------------------------------------------------------------------------------------------------------------------------------

ACCEPTED THIS ______ day                                                   ATLAS RESOURCES, INC.,
of  _________________ , 2002                                               MANAGING GENERAL PARTNER

                                                                           By:
                                                                              --------------------------------------------


                                  EXHIBIT (II)

                        DRILLING AND OPERATING AGREEMENT
                       ATLAS AMERICA PUBLIC #11-2002 LTD.

                (This Drilling and Operating Agreement Is Written
                      For a Natural Gas Development Well In
                    The Clinton/Medina Geological Formation.
           The Drilling and Operating Agreement Will Be Appropriately
           Modified for Different Formations or Areas and Oil Wells.)

                                      INDEX

Section                                                                                                        Page
1.    Assignment of Well Locations; Representations; Designation of Additional Well Locations;
      Outside Activities Are Not Restricted.......................................................................1

2.    Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations.................2

3.    Operator - Responsibilities in General; Covenants; Term.....................................................3

4.    Operator's Charges for Drilling and Completing Wells; Payment; Completion Determination;
      Dry Hole Determination; Excess Funds and Cost Overruns - Intangible Drilling Costs; Excess
      Funds and Cost Overruns - Tangible Costs....................................................................4

5.    Title Examination of Well Locations; Developer's Acceptance and Liability; Additional Well Locations........7

6.    Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs;
      Pipelines; Price Determinations; Plugging and Abandonment...................................................7

7.    Billing and Payment  Procedure with Respect to Operation of Wells; Disbursements; Separate Account for Sale
      Proceeds; Records and Reports; Additional Information.......................................................9

8.    Operator's Lien; Right to Collect From Gas Purchaser.......................................................11

9.    Successors and Assigns; Transfers; Appointment of Agent....................................................11

10.   Operator's Insurance; Subcontractors' Insurance; Operator's Liability......................................12

11.   Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind..................13

12.   Effect of Force Majeure; Definition of Force Majeure; Limitation...........................................14

13.   Term.......................................................................................................14

14.   Governing Law; Invalidity..................................................................................14

15.   Integration; Written Amendment.............................................................................14

16.   Waiver of Default or Breach................................................................................15

17.   Notices....................................................................................................15

18.   Interpretation.............................................................................................15

19.   Counterparts...............................................................................................15

      Signature Page.............................................................................................15

      Exhibit A                          Description of Leases and Initial Well Locations
      Exhibits A-l through A-___         Maps of Initial Well Locations
      Exhibit B                          Form of Assignment
      Exhibit C                          Form of Addendum

                        DRILLING AND OPERATING AGREEMENT

THIS AGREEMENT made this ______ day of _______________, 2002, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as "Atlas" or "Operator"),

                                       and

ATLAS AMERICA PUBLIC #11-2002 LTD., a Pennsylvania limited partnership, (hereinafter referred to as the "Developer").

                                WITNESSETH THAT:

WHEREAS, the Operator, by virtue of the Oil and Gas Leases (the "Leases") described on Exhibit A attached to and made a part of this Agreement, has certain rights to develop the ____________ (______) initial well locations (the "Initial Well Locations") identified on the maps attached to and made a part of this Agreement as Exhibits A-l through A-______;

WHEREAS, the Developer, subject to the terms and conditions of this Agreement, desires to acquire certain of the Operator's rights to develop the Initial Well Locations and to provide for the development on the terms and conditions set forth in this Agreement of additional well locations ("Additional Well Locations") which the parties may from time to time designate; and

WHEREAS, the Operator is in the oil and gas exploration and development business, and the Developer desires that Operator, as its independent contractor, perform certain services in connection with its efforts to develop the aforesaid Initial and Additional Well Locations (collectively the "Well Locations") and to operate the wells completed on the Well Locations, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Assignment of Well Locations; Representations; Designation of Additional Well Locations; Outside Activities Are Not Restricted.

    (a) Assignment of Well Locations. The Operator shall execute an assignment of an undivided percentage of Working Interest in the Well Location acreage for each well to the Developer as shown on Exhibit A attached hereto, which assignment shall be limited to a depth from the surface to the top of the Queenston formation in Pennsylvania and Ohio when the primary objective is the Clinton/Medina geological formation.

        The assignment shall be substantially in the form of Exhibit B attached to and made a part of this Agreement. The amount of acreage included in each Initial Well Location and the configuration of the Initial Well Location are indicated on the maps attached as Exhibits A-l through A-______. The amount of acreage included in each Additional Well Location and the configuration of the Additional Well Location shall be indicated on the maps to be attached as exhibits to the applicable addendum to this Agreement as provided in sub-section (c) below.

    (b) Representations. The Operator represents and warrants to the Developer that:

        (i) the Operator is the lawful owner of the Lease and rights and interest under the Lease and of the personal property on the Lease or used in connection with the Lease;

        (ii) the Operator has good right and authority to sell and convey the rights, interest, and property;

        (iii) the rights, interest, and property are free and clear from all liens and encumbrances; and

        (iv) all rentals and royalties due and payable under the Lease have been duly paid.

        These representations and warranties shall also be included in each recorded assignment of the acreage included in each Initial Well Location and Additional Well Location designated pursuant to sub-section
        (c) below, substantially in the manner set forth in Exhibit B.

        The Operator agrees to indemnify, protect and hold the Developer and its successors and assigns harmless from and against all costs (including but not limited to reasonable attorneys' fees), liabilities, claims, penalties, losses, suits, actions, causes of action, judgments or decrees resulting from the breach of any of the above representations and warranties. It is understood and agreed that, except as specifically set forth above, the Operator makes no warranty or representation, express or implied, as to its title or the title of the lessors in and to the lands or oil and gas interests covered by said Leases.

    (c) Designation of Additional Well Locations. If the parties hereto desire to designate Additional Well Locations to be developed in accordance with the terms and conditions of this Agreement, then the parties shall execute an addendum substantially in the form of Exhibit C attached to and made a part of this Agreement (Exhibit "C") specifying:

        (i) the undivided percentage of Working Interest and the Oil and Gas Leases to be included as Leases under this Agreement;

        (ii) the amount and configuration of acreage included in each Additional Well Location on maps attached as exhibits to the addendum; and

        (iii) their agreement that the Additional Well Locations shall be developed in accordance with the terms and conditions of this Agreement.

    (d) Outside Activities Are Not Restricted. It is understood and agreed that the assignment of rights under the Leases and the oil and gas development activities contemplated by this Agreement relate only to the Initial Well Locations and the Additional Well Locations. Nothing contained in this Agreement shall be interpreted to restrict in any manner the right of each of the parties to conduct without the participation of the other party any additional activities relating to exploration, development, drilling, production, or delivery of oil and gas on lands adjacent to or in the immediate vicinity of the Well Locations or elsewhere.

2. Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations.

    (a) Drilling of Wells. Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate ____________ (_____) natural gas wells on the ____________ (______) Initial Well Locations in accordance with the terms and conditions of this Agreement. Developer, as a minimum commitment, agrees to participate in and pay the Operator's charges for drilling and completing the wells and any extra costs pursuant to Section 4 in proportion to the share of the Working Interest owned by the Developer in the wells with respect to all initial wells. It is understood and agreed that, subject to sub-section (e) below, Developer does not reserve the right to decline participation in the drilling of any of the initial wells to be drilled under this Agreement.

    (b) Timing. Operator will use its best efforts to begin drilling the first well within thirty (30) days after the date of this Agreement and to begin drilling each of the other initial wells for which payment is made pursuant to Section 4(b) of this Agreement, on or before March 31, 2003. Subject to the foregoing time limits, Operator shall determine the timing of and the order of drilling the Initial Well Locations.

    (c) Depth. All of the wells to be drilled under this Agreement (c) shall be:

        (i) drilled and completed (or plugged) in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographical area of the Well Locations; and

        (ii) drilled to a depth sufficient to test thoroughly the objective formation or the deepest assigned depth, whichever is less.

    (d) Interest of Developer. Except as otherwise provided in this Agreement, all costs, expenses, and liabilities incurred in connection with the drilling and other operations and activities contemplated by this Agreement shall be borne and paid, and all wells, gathering lines of up to approximately 2,500 feet on the Well Location, equipment, materials, and facilities acquired, constructed or installed under this Agreement shall be owned, by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Subject to the payment of lessor's royalties and other royalties and overriding royalties, if any, production of oil and gas from the wells to be drilled under this Agreement shall be owned by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

    (e) Right to Substitute Well Locations. Notwithstanding the provisions of sub-section (a) above, if the Operator or Developer determines in good faith, with respect to any Well Location, before operations begin under this Agreement on the Well Location, that it would not be in the best interest of the parties to drill a well on the Well Location, then the party making the determination shall notify the other party of its determination and its basis for its determination and, unless otherwise instructed by Developer, the well shall not be drilled. This determination may be based on:

        (i) the production or failure of production of any other wells which may have been recently drilled in the immediate area of the Well Location;

        (ii)   newly discovered title defects; or

        (iii) any other evidence with respect to the Well Location as may be obtained.

        If the well is not drilled, then Operator shall promptly propose a new well location (including all information for the Well Location as Developer may reasonably request) within Pennsylvania, Ohio, or other areas of the United States to be substituted for the original Well Location. Developer shall then have seven (7) business days to either reject or accept the proposed new well location. If the new well location is rejected, then Operator shall promptly propose another substitute well location pursuant to the provisions of this sub-section.

        Once the Developer accepts a substitute well location or does not reject it within said seven (7) day period, this Agreement shall terminate as to the original Well Location and the substitute well location shall become subject to the terms and conditions of this Agreement.

3.  Operator - Responsibilities in General; Covenants; Term.

    (a) Operator - Responsibilities in General. Atlas shall be the Operator of the wells and Well Locations subject to this Agreement and, as the Developer's independent contractor, shall, in addition to its other obligations under this Agreement do the following:

        (i) arrange for drilling and completing the wells and installing the necessary gas gathering line systems and connection facilities;

        (ii) make the technical decisions required in drilling, testing, completing, and operating the wells;

        (iii) manage and conduct all field operations in connection with the drilling, testing, completing, equipping, operating, and producing the wells;

        (iv) maintain all wells, equipment, gathering lines, and facilities in good working order during their useful lives; and

        (v)    perform the necessary administrative and accounting functions.

        In performing the work contemplated by this Agreement, Operator is an independent contractor with authority to control and direct the performance of the details of the work.

    (b) Covenants. Operator covenants and agrees that under this Agreement:

        (i) it shall perform and carry on (or cause to be performed and carried on) its duties and obligations in a good, prudent, diligent, and workmanlike manner using technically sound, acceptable oil and gas field practices then prevailing in the geographical area of the Well Locations;

        (ii) all drilling and other operations conducted by, for and under the control of Operator shall conform in all respects to federal, state and local laws, statutes, ordinances, regulations, and requirements;

        (iii) unless otherwise agreed in writing by the Developer, all work performed pursuant to a written estimate shall conform to the technical specifications set forth in the written estimate and all equipment and materials installed or incorporated in the wells and facilities shall be new or used and of good quality;

        (iv) in the course of conducting operations, it shall comply with all terms and conditions, other than any minimum drilling commitments, of the Leases (and any related assignments, amendments, subleases, modifications and supplements);

        (v) it shall keep the Well Locations and all wells, equipment and facilities located on the Well Locations free and clear of all labor, materials and other liens or encumbrances arising out of operations;

        (vi) it shall file all reports and obtain all permits and bonds required to be filed with or obtained from any governmental authority or agency in connection with the drilling or other operations and activities; and

        (vii) it will provide competent and experienced personnel to supervise drilling, completing (or plugging), and operating the wells and use the services of competent and experienced service companies to provide any third party services necessary or appropriate in order to perform its duties.

    (c) Term. Atlas shall serve as Operator under this Agreement until the earliest of:

        (i)    the termination of this Agreement pursuant to Section 13;

        (ii) the termination of Atlas as Operator by the Developer at any time in the Developer's discretion, with or without cause on sixty
               (60) days' advance written notice to the Operator; or

        (iii) the resignation of Atlas as Operator under this Agreement which may occur on ninety (90) days' written notice to the Developer at any time after five (5) years from the date of this Agreement, it being expressly understood and agreed that Atlas shall have no right to resign as Operator before the expiration of the five-year period.

        Any successor Operator shall be selected by the Developer. Nothing contained in this sub-section shall relieve or release Atlas or the Developer from any liability or obligation under this Agreement which accrued or occurred before Atlas' removal or resignation as Operator under this Agreement. On any change in Operator under this provision, the then present Operator shall deliver to the successor Operator possession of all records, equipment, materials and appurtenances used or obtained for use in connection with operations under this Agreement and owned by the Developer.

4. Operator's Charges for Drilling and Completing Wells; Payment; Completion Determination; Dry Hole Determination; Excess Funds and Cost
    Overruns-Intangible Drilling Costs; Excess Funds and Cost Overruns-Tangible Costs.

    (a) Operator's Charges for Drilling and Completing Wells. All natural gas wells which are drilled and completed under this Agreement shall be drilled and completed on a Cost plus 15% basis. "Cost," when used with respect to services, shall mean the reasonable, necessary, and actual expenses incurred by Operator on behalf of Developer in providing the services under this Agreement, determined in accordance with generally accepted accounting principles. As used elsewhere, "Cost" shall mean the price paid by Operator in an arm's-length transaction.

        The estimated price for each of the wells shall be set forth in an Authority for Expenditure ("AFE") which shall be attached to this Agreement as an Exhibit, and shall cover all ordinary costs which may be incurred in drilling and completing each well for production of natural gas. This includes without limitation, site preparation, permits and bonds, roadways, surface damages, power at the site, water, Operator's overhead and profit, rights-of-way, drilling rigs, equipment and materials, costs of title examination, logging, cementing, fracturing, casing, meters (other than utility purchase meters), connection facilities, salt water collection tanks, separators, siphon string, rabbit, tubing, an average of 2,500 feet of gathering line per well, geological and engineering services and completing two (2) zones. The estimated price shall not include the cost of:

        (i)    completing more than two (2) zones;

        (ii) completion procedures, equipment, or any facilities necessary or appropriate for the production and sale of oil and/or natural gas liquids; and

        (iii) equipment or materials necessary or appropriate to collect, lift, or dispose of liquids for efficient gas production, except that the cost of saltwater collection tanks, separators, siphon string and tubing shall be included in the estimated price.

        These extra costs, if any, shall be billed to Developer in proportion to the share of the Working Interest owned by the Developer in the wells on a Cost plus 15% basis.

    (b) Payment. The Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs as those terms are defined below, for drilling and completing all initial wells on execution of this Agreement. Notwithstanding, Atlas' payments for its share of the estimated Tangible Costs as that term is defined below of drilling and completing all initial wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer's payment shall be nonrefundable in all events in order to enable Operator to do the following:

        (i)    commence site preparation for the initial wells;

        (ii) obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

        (iii)  insure the availability of equipment and materials.

        For purposes of this Agreement, "Intangible Drilling Costs" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes all expenditures made with respect to any well before the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of the well and the preparation of the well for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Internal Revenue Code of 1986, as amended, (the "Code"), and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well before a completion attempt. "Tangible Costs" shall mean those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code. This includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

        With respect to each additional well drilled on the Additional Well Locations, if any, Developer shall pay Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs for the well on execution of the applicable addendum pursuant to Section l(c) above. Notwithstanding, Atlas' payments for its share of the estimated Tangible Costs of drilling and completing all additional wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer's payment shall be nonrefundable in all events in order to enable Operator to do the following:

        (i)    commence site preparation;

        (ii) obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

        (iii)  insure the availability of equipment and materials.

        Developer shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, any extra costs incurred for each well pursuant to sub-section (a) above within ten (10) business days of its receipt of Operator's statement for the extra costs.

    (c) Completion Determination. Operator shall determine whether or not to run the production casing for an attempted completion or to plug and abandon any well drilled under this Agreement. However, a well shall be completed only if Operator has made a good faith determination that there is a reasonable possibility of obtaining commercial quantities of oil and/or gas.

    (d) Dry Hole Determination. If Operator determines at any time during the drilling or attempted completion of any well under this Agreement, in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the Well Location that the well should not be completed, then it shall promptly and properly plug and abandon the well.

    (e) Excess Funds and Cost Overruns-Intangible Drilling Costs. Any estimated Intangible Drilling Costs paid by Developer with respect to any well which exceed Operator's price specified in sub-section (a) above for the Intangible Drilling Costs of the well shall be retained by Operator and shall be applied to:

        (i) the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations; or

        (ii) any cost overruns owed by the Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells.

        Conversely, if Operator's price specified in sub-section (a) above for the Intangible Drilling Costs of any well exceeds the estimated Intangible Drilling Costs paid by Developer for the well, then:

        (i)    Developer shall pay the additional price to Operator within five
               (5) business days after notice from Operator that the additional amount is due and owing; or

        (ii) Developer and Operator may agree to delete or reduce Developer's Working Interest in one or more wells which have not yet been spudded to provide funds to pay the additional amounts to Operator. If doing so results in any excess prepaid Intangible Drilling Costs, then these funds shall be applied to:

               o the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations; or

               o any cost overruns owed by Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells.

               The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

    (f) Excess Funds and Cost Overruns - Tangible Costs. Any estimated Tangible Costs paid by Developer with respect to any well which exceed Operator's price specified in sub-section (a) above for the Tangible Costs of the well shall be retained by Operator and shall be applied to:

        (i) the Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

        (ii) any cost overruns owed by Developer to Operator for Tangible Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells.

        Conversely, if Operator's price specified in sub-section (a) above for the Tangible Costs of any well exceeds the estimated Tangible Costs paid by Developer for the well, then:

        (i)    Developer shall pay the additional price to Operator within ten
               (10) business days after notice from Operator that the additional price is due and owing; or

        (ii) Developer and Operator may agree to delete or reduce Developer's Working Interest in one or more wells which have not yet been spudded to provide funds to pay the additional price to Operator. If doing so results in any excess prepaid Tangible Costs, then these funds shall be applied to:

               o the Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

               o any cost overruns owed by Developer to Operator for Tangible Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owed by the Developer in the wells.

               The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

5. Title Examination of Well Locations, Developer's Acceptance and Liability; Additional Well Locations.

    (a) Title Examination of Well Locations, Developer's Acceptance and Liability. The Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A, and other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the Initial Well Locations and leased premises subject to this Agreement. The Developer accepts the title to the Initial Well Locations and leased premises and acknowledges and agrees that, except for any loss, expense, cost, or liability caused by the breach of any of the warranties and representations made by the Operator in Section l(b), any loss, expense, cost or liability whatsoever caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer.

    (b) Additional Well Locations. Before beginning drilling of any well on any Additional Well Location, Operator shall conduct, or cause to be conducted, a title examination of the Additional Well Location, in order to obtain appropriate abstracts, opinions and certificates and other information necessary to determine the adequacy of title to both the applicable Lease and the fee title of the lessor to the premises covered by the Lease. The results of the title examination and such other information as is necessary to determine the adequacy of title for drilling purposes shall be submitted to the Developer for its review and acceptance. No drilling on the Additional Well Locations shall begin until the title has been accepted in writing by the Developer. After any title has been accepted by the Developer, any loss, expense, cost, or liability whatsoever, caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer, unless such loss, expense, cost, or liability was caused by the breach of any of the warranties and representations made by the Operator in Section l(a).

6. Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs; Pipelines; Price Determinations; Plugging and Abandonment.

    (a) Operations Subsequent to Completion of the Wells. Beginning with the month in which a well drilled under this Agreement begins to produce, Operator shall be entitled to an operating fee of $275 per month for each well being operated under this Agreement, proportionately reduced to the extent the Developer owns less than 100% of the Working Interest in the wells. This fee shall be in lieu of any direct charges by Operator for its services or the provision by Operator of its equipment for normal superintendence and maintenance of the wells and related pipelines and facilities. Also, this fee shall not be received by Operator if a third-party serves as the actual operator of the well, in which case Operator's duties under this Agreement with respect to the well shall consist of reviewing the costs and expenses charged by the third-party operator and monitoring the third-party operator's accounting and production records for the well on behalf of the Developer.

        The operating fees shall cover all normal, regularly recurring operating expenses for the production, delivery and sale of natural gas, including without limitation:

        (i)    well tending, routine maintenance and adjustment;

        (ii) reading meters, recording production, pumping, maintaining appropriate books and records;

        (iii)  preparing reports to the Developer and government agencies; and

        (iv)   collecting and disbursing revenues.

        The operating fees shall not cover costs and expenses related to the following:

        (i)    the production and sale of oil;

        (ii) the collection and disposal of salt water or other liquids produced by the wells;

        (iii)  the rebuilding of access roads; and

        (iv)   the purchase of equipment, materials or third party services;

        which, subject to the provisions of sub-section (c) of this Section 6, shall be paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

        Any well which is temporarily abandoned or shut-in continuously for the entire month shall not be considered a producing well for purposes of determining the number of wells in the month subject to the operating fee.

    (b) Fee Adjustments. The monthly operating fee set forth in sub-section (a) above may in the following manner be adjusted annually as of the first day of January (the "Adjustment Date") each year beginning January l, 2004. Such adjustment, if any, shall not exceed the percentage increase in the average weekly earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, and shown in Employment and Earnings Publication, Monthly Establishment Data, Hours and Earning Statistical Table C-2, Index Average Weekly Earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, SIC Code #131-2, or any successor index thereto, since January l, 2002, in the case of the first adjustment, and since the previous Adjustment Date, in the case of each subsequent adjustment.

    (c) Extraordinary Costs. Without the prior written consent of the Developer, pursuant to a written estimate submitted by Operator, Operator shall not undertake any single project or incur any extraordinary cost with respect to any well being produced under this Agreement reasonably estimated to result in an expenditure of more than $5,000, unless the project or extraordinary cost is necessary for the following:

        (i)    to safeguard persons or property; or

        (ii) to protect the well or related facilities in the event of a sudden emergency.

        In no event, however, shall the Developer be required to pay for any project or extraordinary cost arising from the negligence or misconduct of Operator, its agents, servants, employees, contractors, licensees, or invitees.

        All extraordinary costs incurred and the cost of projects undertaken with respect to a well being produced shall be billed at the invoice cost of third-party services performed or materials purchased together with a reasonable charge by Operator for services performed directly by it, in proportion to the share of the Working Interest owned by the Developer in the wells. Operator shall have the right to require the Developer to pay in advance of undertaking any project all or a portion of the estimated costs of the project in proportion to the share of the Working Interest owned by the Developer in the wells.

    (d) Pipelines. Developer shall have no interest in the pipeline gathering system, which gathering system shall remain the sole property of Operator or its Affiliates and shall be maintained at their sole cost and expense.

    (e) Price Determinations. Notwithstanding anything herein to the contrary, the Developer shall have full responsibility for and bear all costs in proportion to the share of the Working Interest owned by the Developer in the wells with respect to obtaining price determinations under and otherwise complying with the Natural Gas Policy Act of 1978 and the implementing state regulations. This responsibility shall include, without limitation, preparing, filing, and executing all applications, affidavits, interim collection notices, reports and other documents necessary or appropriate to obtain price certification, to effect sales of natural gas, or otherwise to comply with the Act and the implementing state regulations.

        Operator agrees to furnish the information and render the assistance as the Developer may reasonably request in order to comply with the Act and the implementing state regulations without charge for services performed by its employees.

    (f) Plugging and Abandonment. The Developer shall have the right to direct Operator to plug and abandon any well that has been completed under this Agreement as a producer. In addition, Operator shall not plug and abandon any well that has been drilled and completed as a producer before obtaining the written consent of the Developer. However, if the Operator in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, determines that any well should be plugged and abandoned and makes a written request to the Developer for authority to plug and abandon the well and the Developer fails to respond in writing to the request within forty-five (45) days following the date of the request, then the Developer shall be deemed to have consented to the plugging and abandonment of the well. All costs and expenses related to plugging and abandoning the wells which have been drilled and completed as producing wells shall be borne and paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

        At any time after one (1) year from the date each well drilled and completed is placed into production, Operator shall have the right to deduct each month from the proceeds of the sale of the production from the well up to $200, in proportion to the share of the Working Interest owned by the Developer in the wells, for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All these funds shall be deposited in a separate interest bearing escrow account for the account of the Developer, and the total amount so retained and deposited shall not exceed Operator's reasonable estimate of the costs.

7. Billing and Payment Procedure with Respect to Operation of Wells; Disbursements; Separate Account for Sale Proceeds; Records and Reports; Additional Information.

    (a) Billing and Payment Procedure with Respect to Operation of Wells. Operator shall promptly and timely pay and discharge on behalf of the Developer, in proportion to the share of the Working Interest owned by the Developer in the wells, all severance taxes, royalties, overriding royalties, operating fees, pipeline gathering charges, and other expenses and liabilities payable and incurred by reason of its operation of the wells in accordance with this Agreement. Operator shall also pay, in proportion to the share of the Working Interest owned by the Developer in the wells, on or before the due date any third-party invoices rendered to Operator with respect to costs and expenses incurred in connection with the operation of the wells. Operator, however, shall not be required to pay and discharge any of the above costs and expenses which are being contested in good faith by Operator.

        Operator shall deduct the foregoing costs and expenses from the Developer's share of the proceeds of the oil and/or gas sold from the wells and shall keep an accurate record of the Developer's account, showing expenses incurred and charges and credits made and received with respect to each well. If the proceeds are insufficient to pay the costs and expenses, then Operator shall promptly and timely pay and discharge the costs and expenses, in proportion to the share of the Working Interest owned by the Developer in the wells, and prepare and submit an invoice to the Developer each month for the costs and expenses. The invoice shall be accompanied by the form of statement specified in sub-section (b) below, and shall be paid by the Developer within ten
        (10) business days of its receipt.

    (b) Disbursements. Operator shall disburse to the Developer, on a monthly basis, the Developer's share of the proceeds received from the sale of oil and/or gas sold from the wells operated under this Agreement, less:

        (i)    the amounts charged to the Developer under sub-section (a); and

        (ii) the amount, if any, withheld by Operator for future plugging costs pursuant to sub-section (f) of Section 6.

        Each disbursement made and/or invoice submitted pursuant to sub-section
        (a) above shall be accompanied by a statement itemizing with respect to each well:

        (i) the total production of oil and/or gas since the date of the last disbursement or invoice billing period, as the case may be, and the Developer's share of the production;

        (ii) the total proceeds received from any sale of the production, and the Developer's share of the proceeds;

        (iii) the costs and expenses deducted from the proceeds and/or being billed to the Developer pursuant to sub-section (a) above;

        (iv)   the amount withheld for future plugging costs; and

        (v) any other information as Developer may reasonably request, including without limitation copies of all third-party invoices listed on the statement for the period.

    (c) Separate Account for Sale Proceeds. Operator agrees to deposit all proceeds from the sale of oil and/or gas sold from the wells operated under this Agreement in a separate checking account maintained by Operator. This account shall be used solely for the purpose of collecting and disbursing funds constituting proceeds from the sale of production under this Agreement.

    (d) Records and Reports. In addition to the statements required under sub-section (b) above, Operator, within seventy-five (75) days after the completion of each well drilled, shall furnish the Developer with a detailed statement itemizing with respect to the well the total costs and charges under Section 4(a) and the Developer's share of the costs and charges, and any information as is necessary to enable the
        Developer:

        (i) to allocate any extra costs incurred with respect to the well between Tangible Costs and Intangible Drilling Costs; and

        (ii)   to determine the amount of investment tax credit, if applicable.

    (e) Additional Information. On request, Operator shall promptly furnish the Developer with any additional information as it may reasonably request, including without limitation geological, technical, and financial information, in the form as may reasonably be requested, pertaining to any phase of the operations and activities governed by this Agreement. The Developer and its authorized employees, agents and consultants, including independent accountants shall, at Developer's sole cost and expense:

        (i) on at least ten (10) days' written notice have access during normal business hours to all of Operator's records pertaining to operations, including without limitation, the right to audit the books of account of Operator relating to all receipts, costs, charges, expenses and disbursements under this Agreement (including information regarding the separate account required under sub-section (c)); and

        (ii) have access, at its sole risk, to any wells drilled by Operator under this Agreement at all times to inspect and observe any machinery, equipment and operations.

8.  Operator's Lien; Right to Collect From Gas Purchaser.

    (a) Operator's Lien. To secure the payment of all sums due from Developer to Operator under the provisions of this Agreement the Developer grants Operator a first and preferred lien on and security interest in the following:

        (i)    the Developer's interest in the Leases covered by this Agreement;

        (ii) the Developer's interest in oil and gas produced under this Agreement and its proceeds from the sale of the oil and gas; and

        (iii) the Developer's interest in materials and equipment under this Agreement.

    (b) Right to Collect From Gas Purchaser. If the Developer fails to timely pay any amount owing under this Agreement by it to the Operator, then Operator, without prejudice to other existing remedies, may collect and retain from any purchaser or purchasers of oil or gas the Developer's share of the proceeds from the sale of the oil and gas until the amount owed by the Developer, plus twelve percent (12%) interest on a per annum basis, and any additional costs (including without limitation actual attorneys' fees and costs) resulting from the delinquency, has been paid. Each purchaser of oil or gas shall be entitled to rely on Operator's written statement concerning the amount of any default.

9.  Successors and Assigns; Transfers; Appointment of Agent.

    (a) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the undersigned parties and their respective successors and permitted assigns. However, the Operator may not assign, transfer, pledge, mortgage, hypothecate, sell or otherwise dispose of any of its interest in this Agreement, or any of the rights or obligations under this Agreement, without the prior written consent of the Developer. Notwithstanding, this consent shall not be required in connection with:

        (i) the assignment of work to be performed for Operator by subcontractors, it being understood and agreed, however, that any assignment to Operator's subcontractors shall not in any manner relieve or release Operator from any of its obligations and responsibilities under this Agreement;

        (ii) any lien, assignment, security interest, pledge or mortgage arising under Operator's present or future financing arrangements; or

        (iii) the liquidation, merger, consolidation, or other corporate reorganization or sale of substantially all of the assets of Operator.

        Further, in order to maintain uniformity of ownership in the wells, production, equipment, and leasehold interests covered by this Agreement, and notwithstanding any other provisions to the contrary, the Developer shall not, without the prior written consent of Operator, sell, assign, transfer, encumber, mortgage or otherwise dispose of any of its interest in the wells, production, equipment or leasehold interests covered by this Agreement unless the disposition encompasses either:

        (i) the entire interest of the Developer in all wells, production, equipment and leasehold interests subject to this Agreement; or

        (ii) an equal undivided interest in all such wells, production, equipment, and leasehold interests.

    (b) Transfers. Subject to the provisions of sub-section (a) above, any sale, encumbrance, transfer or other disposition made by the Developer of its interests in the wells, production, equipment, and/or leasehold interests covered by this Agreement shall be made:

        (i)    expressly subject to this Agreement;

        (ii)   without prejudice to the rights of the Operator; and

        (iii)  in accordance with and subject to the provisions of the Lease.

    (c) Appointment of Agent. If at any time the interest of the Developer is divided among or owned by co-owners, Operator may, at its discretion, require the co-owners to appoint a single trustee or agent with full authority to do the following:

        (i) receive notices, reports and distributions of the proceeds from production;

        (ii)   approve expenditures;

        (iii) receive billings for and approve and pay all costs, expenses and liabilities incurred under this Agreement;

        (iv) exercise any rights granted to the co-owners under this Agreement;

        (v) grant any approvals or authorizations required or contemplated by this Agreement;

        (vi) sign, execute, certify, acknowledge, file and/or record any agreements, contracts, instruments, reports, or documents whatsoever in connection with this Agreement or the activities contemplated by this Agreement; and

        (vii) deal generally with, and with power to bind, the co-owners with respect to all activities and operations contemplated by this Agreement.

        However, all the co-owners shall continue to have the right to enter into and execute all contracts or agreements for their respective shares of the oil and gas produced from the wells drilled under this Agreement in accordance with sub-section (c) of Section 11.


10. Operator's Insurance; Subcontractors' Insurance; Operator's Liability.

    (a) Operator's Insurance. Operator shall obtain and maintain at its own expense so long as it is Operator under this Agreement all required Workmen's Compensation Insurance and comprehensive general public liability insurance in amounts and coverage not less than $1,000,000 per person per occurrence for personal injury or death and $1,000,000 for property damage per occurrence, which insurance shall include coverage for blow-outs and total liability coverage of not less than $10,000,000.

        Subject to the above limits, the Operator's general public liability insurance shall be in all respects comparable to that generally maintained in the industry with respect to services of the type to be rendered and activities of the type to be conducted under this Agreement; Operator's general public liability insurance shall, if permitted by Operator's insurance carrier:

        (i)    name the Developer as an additional insured party; and

        (ii) provide that at least thirty (30) days' prior notice of cancellation and any other adverse material change in the policy shall be given to the Developer.

        However, the Developer shall reimburse Operator for the additional cost, if any, of including it as an additional insured party under the Operator's insurance.

        Current copies of all policies or certificates of the Operator's insurance coverage shall be delivered to the Developer on request. It is understood and agreed that Operator's insurance coverage may not adequately protect the interests of the Developer and that the Developer shall carry at its expense such excess or additional general public liability, property damage, and other insurance, if any, as the Developer deems appropriate.

    (b) Subcontractors' Insurance. Operator shall require all of its subcontractors to carry all required Workmen's Compensation Insurance and to maintain such other insurance, if any, as Operator in its discretion may require.

    (c) Operator's Liability. Operator's liability to the Developer as Operator under this Agreement shall be limited to, and Operator shall indemnify the Developer and hold it harmless from, claims, penalties, liabilities, obligations, charges, losses, costs, damages, or expenses (including but not limited to reasonable attorneys' fees) relating to, caused by or arising out of:

        (i) the noncompliance with or violation by Operator, its employees, agents, or subcontractors of any local, state or federal law, statute, regulation, or ordinance;

        (ii) the negligence or misconduct of Operator, its employees, agents or subcontractors; or

        (iii) the breach of or failure to comply with any provisions of this Agreement.

11. Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind.

    (a) Internal Revenue Code Election. With respect to this Agreement, each of the parties elects under Section 761(a) of the Internal Revenue Code of 1986, as amended, to be excluded from the provisions of Subchapter K of Chapter 1 of Sub Title A of the Internal Revenue Code of 1986, as amended. If the income tax laws of the state or states in which the property covered by this Agreement is located contain, or may subsequently contain, a similar election, each of the parties agrees that the election shall be exercised.

        Beginning with the first taxable year of operations under this Agreement, each party agrees that the deemed election provided by
        Section 1.761-2(b)(2)(ii) of the Regulations under the Internal Revenue Code of 1986, as amended, will apply; and no party will file an application under Section 1.761-2 (b)(3)(i) and (ii) of the Regulations to revoke the election. Each party agrees to execute the documents and make the filings with the appropriate governmental authorities as may be necessary to effect the election.

    (b) Relationship of Parties. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association or to render the parties liable as partners or joint venturers for any purpose. Operator shall be deemed to be an independent contractor and shall perform its obligations as set forth in this Agreement or as otherwise directed by the Developer.

    (c) Right to Take Production in Kind. Subject to the provisions of Section 8 above, the Developer shall have the exclusive right to sell or dispose of its proportionate share of all oil and gas produced from the wells to be drilled under this Agreement, exclusive of production:

        (i)    that may be used in development and producing operations;

        (ii)   unavoidably lost; and

        (iii) used to fulfill any free gas obligations under the terms of the applicable Lease or Leases.

        Operator shall not have any right to sell or otherwise dispose of the oil and gas. The Developer shall have the exclusive right to execute all contracts relating to the sale or disposition of its proportionate share of the production from the wells drilled under this Agreement.

        Developer shall have no interest in any gas supply agreements of Operator, except the right to receive Developer's share of the proceeds received from the sale of any gas or oil from wells developed under this Agreement. The Developer agrees to designate Operator or Operator's designated bank agent as the Developer's collection agent in any contracts. On request, Operator shall assist Developer in arranging the sale or disposition of Developer's oil and gas under this Agreement and shall promptly provide the Developer with all relevant information which comes to Operator's attention regarding opportunities for sale of production.

        If Developer fails to take in kind or separately dispose of its proportionate share of the oil and gas produced under this Agreement, then Operator shall have the right, subject to the revocation at will by the Developer, but not the obligation, to purchase the oil and gas or sell it to others at any time and from time to time, for the account of the Developer at the best price obtainable in the area for the production. Notwithstanding, Operator shall have no liability to Developer should Operator fail to market the production.

        Any purchase or sale by Operator shall be subject always to the right of the Developer to exercise at any time its right to take in-kind, or separately dispose of, its share of oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil and gas shall be only for reasonable periods of time as are consistent with the minimum needs of the oil and gas industry under the particular circumstances, but in no event for a period in excess of one
        (1) year.

12. Effect of Force Majeure; Definition of Force Majeure; Limitation.

    (a) Effect of Force Majeure. If Operator is rendered unable, wholly or in part, by force majeure (as defined below) to carry out its obligations under this Agreement, the Operator shall give to the Developer prompt written notice of the force majeure with reasonably full particulars concerning it. After the notice is given, the obligations of the Operator, so far as it is affected by the force majeure, shall be suspended during but no longer than, the continuance of the force majeure. Operator shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the same is within reasonable control.

    (b) Definition of Force Majeure. The term "force majeure" shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly precludes Operator's performance under this Agreement and is not reasonably within the control of the Operator.

    (c) Limitation. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty affecting the Operator, contrary to its wishes. The method of handling these difficulties shall be entirely within the discretion of the Operator.

13. Term.

         This Agreement shall become effective when executed by Operator and the Developer. Except as provided in sub-section (c) of Section 3, this Agreement shall continue and remain in full force and effect for the productive lives of the wells being operated under this Agreement.

14. Governing Law; Invalidity.

    (a) Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

    (b) Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

15. Integration; Written Amendment.

    (a) Integration. This Agreement, including the Exhibits to this Agreement, constitutes and represents the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, and representations relating to the subject matter of this Agreement.

    (b) Written Amendment. No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by the party against which the change, waiver, modification, or amendment is sought to be enforced.

16. Waiver of Default or Breach.

         No waiver by any party to any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

17. Notices.

         Unless otherwise provided in this Agreement, all notices, statements, requests, or demands which are required or contemplated by this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, postage prepaid, to the following addresses until changed by certified or registered letter so addressed to the other party:

        (i)    If to the Operator, to:

                         Atlas Resources, Inc.
                         311 Rouser Road
                         Moon Township, Pennsylvania 15108
                         Attention: President

        (ii)   If to Developer, to:

                         Atlas America Public #11-2002 Ltd.
                         c/o Atlas Resources, Inc.
                         311 Rouser Road
                         Moon Township, Pennsylvania 15108

         Notices which are served by registered or certified mail on the parties in the manner provided in this Section shall be deemed sufficiently served or given for all purposes under this Agreement at the time the notice is mailed in any post office or branch post office regularly maintained by the United States Postal Service or any successor. All payments shall be hand-delivered or sent by United States mail, postage prepaid to the addresses set forth above until changed by certified or registered letter so addressed to the other party.

18. Interpretation.

         The titles of the Sections in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions of this Agreement. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

19. Counterparts.

         The parties may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the parties, shall have the force and effect of an original; but all such counterparts shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      ATLAS RESOURCES, INC.

                                      By:
                                           -----------------------------------


                                      ATLAS AMERICA PUBLIC #11-2002 LTD.

                                      By its Managing General Partner:
                                      ATLAS RESOURCES, INC.

                                      By:
                                           -----------------------------------

                DESCRIPTION OF LEASES AND INITIAL WELL LOCATIONS

               [To be completed as information becomes available]



1.    WELL LOCATION

      (a)  Oil and Gas Lease from ______________________________________ dated
           _____________________ and recorded in Deed Book Volume __________,
           Page __________ in the Recorder's Office of County, ____________, covering approximately _________ acres in ____________________________ Township, ___________________ County,
           __________________________.

      (b) The portion of the leasehold estate constituting the ____________________________________________ No. __________ Well
           Location is described on the map attached hereto as Exhibit A-l.

      (c)  Title Opinion of _____________________________________________,
           ____________________________________, _________________________,
           ________________________________________, dated ___________________,
           200___.

      (d) The Developer's interest in the leasehold estate constituting this Well Location is an undivided % Working Interest to those oil and gas rights from the surface to the bottom of the __________________ Formation, subject to the landowner's royalty interest and overriding royalty interests.



                                    Exhibit A

                                                                 Well Name, Twp.
                                                                   County, State


ASSIGNMENT OF OIL AND GAS LEASE



STATE OF _______________________________

COUNTY OF _____________________________

KNOW ALL MEN BY THESE PRESENTS:


         THAT the undersigned _____________ (hereinafter called "Assignor"), for and in consideration of One Dollar and other valuable consideration ($1.00 ovc), the receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over unto _________________ (hereinafter called "Assignee"), an undivided _____________________________ in, and to, the oil and gas lease described as follows:







together with the rights incident thereto and the personal property thereto, appurtenant thereto, or used, or obtained, in connection therewith.

         And for the same consideration, the assignor covenants with the said assignee his or its heirs, successors, or assigns that assignor is the lawful owner of said lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that the undersigned has good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties due and payable thereunder have been duly paid.

         In Witness Whereof, the undersigned owner ______ and assignor ______ ha___ signed and sealed this instrument the ______ day of _______________, 200___.



Signed and acknowledged in the presence of
                                                 -------------------------------

------------------------------------------       -------------------------------

------------------------------------------       -------------------------------

                                    Exhibit B
                                    (Page 1)

                          ACKNOWLEDGMENT BY INDIVIDUAL


STATE OF
         -------------------
                                   BEFORE ME, a Notary Public, in and for said
COUNTY OF
          ------------------


         County and State, on this day personally appeared _____________ who acknowledged to me that ____ he ____ did sign the foregoing instrument and that the same is _____________ free act and deed.

         In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.


                                                  _____________________________
                                                  Notary Public




                           CORPORATION ACKNOWLEDGMENT


STATE OF
         -------------------
                                   BEFORE ME, a Notary Public, in and for said
COUNTY OF
          ------------------


         County and State, on this day personally appeared _____________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged that the same was the act of the said
______________________________________________, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.


                                                  _____________________________
                                                  Notary Public


This instrument prepared by:

Atlas Resources, Inc.
311 Rouser Road
P.O. Box 611
Moon Township, PA  15108



                                    Exhibit B
                                    (Page 2)

                             ADDENDUM NO. __________

                       TO DRILLING AND OPERATING AGREEMENT
                        DATED ___________________ , 2002

THIS ADDENDUM NO. __________ made and entered into this ______ day of ________________, 2002, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as "Operator"),

                                       and

ATLAS AMERICA PUBLIC #11-2002 LTD., a Pennsylvania limited partnership, (hereinafter referred to as the Developer).

                                WITNESSETH THAT:

WHEREAS, Operator and the Developer have entered into a Drilling and Operating Agreement dated ___________________, 2002, (the "Agreement"), which relates to the drilling and operating of ________________ (______)wells on the ________________ (______) Initial Well Locations identified on the maps attached as Exhibits A-l through A-______ to the Agreement, and provides for the development on the terms and conditions set forth in the Agreement of Additional Well Locations as the parties may from time to time designate; and

WHEREAS, pursuant to Section l(c) of the Agreement, Operator and Developer presently desire to designate ________________ Additional Well Locations described below to be developed in accordance with the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Addendum and intending to be legally bound, the parties agree as follows:

 1. Pursuant to Section l(c) of the Agreement, the Developer hereby authorizes Operator to drill, complete (or plug) and operate, on the terms and conditions set forth in the Agreement and this Addendum No.__________, ________________ additional wells on the ________________ Additional Well Locations described on Exhibit A to this Addendum and on the maps attached to this Addendum as Exhibits A-______ through A-______.

 2. Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate the additional wells on the Additional Well Locations in accordance with the terms and conditions of the Agreement and further agrees to use its best efforts to begin drilling the first additional well within thirty
(30) days after the date of this Addendum and to begin drilling all the additional wells on or before March 31, 2003.

 3. Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A to this Addendum, and such other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the above Additional Well Locations. The Developer accepts the title to the Additional Well Locations and leased premises in accordance with the provisions of Section 5 of the Agreement.

 4. The drilling and operation of the additional wells on the Additional Well Locations shall be in accordance with and subject to the terms and conditions set forth in the Agreement as supplemented by this Addendum No. __________ and except as previously supplemented, all terms and conditions of the Agreement shall remain in full force and effect as originally written.

5. This Addendum No. __________ shall be legally binding on, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.


                                    Exhibit C
                                    (Page 1)

WITNESS the due execution of this Addendum on the day and year first above written.




                                        ATLAS RESOURCES, INC.
                                        By ___________________________________






                                        ATLAS AMERICA PUBLIC #11-2002 LTD.

                                        By its Managing General Partner:

                                        ATLAS RESOURCES, INC.


                                        By ___________________________________








                                   Exhibit C

                                    (Page 2)

                                   EXHIBIT (B)
                        SPECIAL SUITABILITY REQUIREMENTS
                          AND DISCLOSURES TO INVESTORS

          SPECIAL SUITABILITY REQUIREMENTS AND DISCLOSURES TO INVESTORS

If you are a resident of one of the following states, then you must meet that state's qualification and suitability standards as follows:

Subscribers to Limited Partner Units.

If you are a resident of:

         o        Michigan; or

         o        North Carolina;

and you purchase limited partner units, then you must:

         o have a net worth of not less than $225,000, exclusive of home, home furnishings and automobiles; or

         o have a net worth of not less than $60,000, exclusive of home, home furnishings and automobiles, and estimated current year taxable income as defined in Section 63 of the Internal Revenue Code of $60,000 or more without regard to an investment in the partnership.

In addition, if you are a resident of:

         o        Michigan;

         o        Ohio; or

         o        Pennsylvania;

then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

If you are a resident of California and you purchase limited partners units, then you must:

         o have a net worth of not less than $250,000, exclusive of home, home furnishings and automobiles, and expect to have gross income in the current year of $65,000 or more; or

         o have a net worth of not less than $500,000, exclusive of home, home furnishings and automobiles; or

         o        have a net worth of not less than $1 million; or

         o expect to have gross income in the current tax year of not less than $200,000.

If you are a resident of New Hampshire and you purchase limited partner units, then you must have:

         o a net worth, exclusive of home, home furnishings, and automobiles of $250,000, or

         o a net worth, exclusive of home, home furnishings, and automobiles of $125,000, and $50,000 of taxable income.

Subscribers to Investor General Partner Units.

If you are a resident of California and you purchase investor general partner units, then you must:

         o have a net worth of not less than $250,000, exclusive of home, home furnishings and automobiles, and expect to have annual gross income in the current year of $120,000 or more; or

         o have a net worth of not less than $500,000, exclusive of home, home furnishings and automobiles; or

         o        have a net worth of not less than $1 million; or

         o expect to have gross income in the current year of not less than $200,000.

If you are a resident of:

         o        Alabama;

         o        Maine;

         o        Massachusetts;

         o        Minnesota;

         o        North Carolina;

         o        Ohio;

         o        Pennsylvania;

         o        Tennessee;

         o        Texas; or

         o        Washington;

and you purchase investor general partner units, then you must:

         o have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and a combined gross income of $100,000 or more for the current year and for the two previous years; or

         o have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

         o have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

         o have a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

If you are a resident of:

         o        Arizona;

         o        Indiana;

         o        Iowa;

         o        Kansas;

         o        Kentucky;

         o        Michigan;

         o        Mississippi;

         o        Missouri;

         o        New Mexico;

         o        Oklahoma;

         o        Oregon;

         o        South Dakota; or

         o        Vermont;

and you purchase investor general partner units, then you must:

         o have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and a combined "taxable income" of $60,000 or more for the previous year and expect to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or

         o have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

         o have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

         o have a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

If you are a resident of New Hampshire and you purchase investor general partner units, then you must:

         o have a net worth, exclusive of home, home furnishings, and automobiles of $250,000, or

         o have a net worth, exclusive of home, home furnishings, and automobiles of $125,000, and $50,000 of taxable income.

In addition, if you are a resident of:

         o        Michigan;

         o        Ohio; or

         o        Pennsylvania;

then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, furnishings and automobiles.

If a resident of Missouri, I am aware that:

                  THESE SECURITIES ARE NOT ELIGIBLE FOR ANY TRANSACTIONAL EXEMPTION UNDER THE MISSOURI UNIFORM SECURITIES ACT (SECTION 409.402(b), R.S.MO.(1978). UNLESS THESE SECURITIES ARE AGAIN REGISTERED UNDER THE ACT, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MISSOURI (SECTION 409.301, R.S.MO.(1978)).

If a resident of California, I am aware that:

                  IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

As a condition of qualification of the units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

California Administrative Code, Title 10, Ch. 3, Rule 260.141.11. Restriction on transfer.

         (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6,
                  260.141.10 and 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

         (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

                  (i)      to the issuer;

                  (ii)     pursuant to the order or process of any court;

                  (iii) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

                  (iv) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants or spouse, or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                  (v) to holders of securities of the same class of the same issuer;

                  (vi)     by way of gift or donation inter vivos or on death;

                  (vii) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

                  (viii) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                  (ix) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                  (x) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under
                           Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

                  (xi) by a corporation or wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

                  (xii) by way of an exchange qualified under Sections 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

                  (xiii) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

                  (xiv) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                  (xv) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and
                           (iii) advises the Commissioner of the name of each purchaser;

                  (xvi) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

                  (xvii) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

                  provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

         (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

If a resident of North Carolina, I am aware that:

                  IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $4,000,000 you are cautioned to carefully evaluate the partnership's ability to fully accomplish its stated objectives and inquire as to the current dollar volume of partnership subscriptions.

================================================================================
TABLE OF CONTENTS

                                                   Page
Summary of the Offering..............................1
Risk Factors.........................................2
Additional Information..............................10
Forward Looking Statements and Associated
   Risks............................................10
Investment Objectives...............................11
Actions to be Taken by Managing General
   Partner to Reduce Risks of Additional
   Payments by Investor General Partners............12
Capitalization and Source of Funds and Use of
   Proceeds.........................................13
Compensation........................................17
Terms of the Offering...............................22
Prior Activities....................................26
Management..........................................34
Proposed Activities.................................38
Competition, Markets and Regulation.................51
Participation in Costs and Revenues.................54
Conflicts of Interest...............................59
Fiduciary Responsibility of the Managing
   General Partner..................................69
Tax Aspects.........................................70
Summary of Partnership Agreement....................83
Summary of Drilling and Operating Agreement.........85
Reports to Investors................................86
Presentment Feature.................................87
Transferability of Units............................88
Plan of Distribution................................89
Sales Material......................................91
Legal Opinions......................................91
Experts.............................................92
Litigation..........................................92
Financial Information Concerning the Managing
   General Partner and the Partnership..............92


APPENDIX A - Information Regarding Currently
  Proposed Wells

EXHIBIT (A) - Amended and Restated Certificate
   and Agreement of Limited Partnership
EXHIBIT (I-A) - Managing General Partner
   Signature Page
EXHIBIT (I-B) - Subscription Agreement
EXHIBIT (II) - Drilling and Operating Agreement
EXHIBIT (B) - Special Suitability Requirements and
   Disclosures to Investors

No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the managing general partner. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted.

================================================================================

================================================================================








                                  ATLAS AMERICA

                              PUBLIC #11-2002 LTD.











                                  -------------
                                   PROSPECTUS
                                  -------------

















Until December 31, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                     Part II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.   Other Expenses of Issuance and Distribution.
The expenses to be incurred in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts, commissions and expense allowances, are estimated to be as follows:

 Accounting Fees and Expenses.................................$   15,000.00*
 Legal Fees (including Blue Sky) and Expenses.................    75,000.00*
 Printing.....................................................   155,000.00*
 SEC Registration Fee.........................................     3,680.00
 Blue Sky Filing Fees (excluding legal fees)..................    50,000.00*
 NASD Filing Fee..............................................     4,500.00
 Miscellaneous................................................ 1,496,820.00*
                                                              -------------
                      Total...................................$   1,800,000*
                                                              =============
----------------
*Estimated

Item 14.  Indemnification of Directors and Officers.
Section 1741 et seq. of the Pennsylvania Business Corporation Law provides for indemnification of officers, directors, employees and agents by a corporation subject to certain limitations.

Under Section 4.05 of the Amended and Restated Certificate and Agreement of Limited Partnership, the Participants, within the limits of their Capital Contributions, and the Partnership, generally agree to indemnify and exonerate the Managing General Partner, the Operator and their Affiliates from claims of liability to any third party arising out of operations of the Partnership provided that:

         o they determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

         o they were acting on behalf of or performing services for the Partnership; and

         o the course of conduct was not the result of their negligence or misconduct.

Paragraph 11 of the Dealer-Manager Agreement provides for the indemnification of the Managing General Partner, the Partnership and control persons under specified conditions by the Dealer-Manager and/or Selling Agent.

Item 15.   Recent Sales of Unregistered Securities.
None by the Registrant.

Atlas Resources, Inc. ("Atlas"), an Affiliate of the Registrant, has made sales of unregistered and registered securities within the last three years. See the section of the Prospectus captioned "Prior Activities" regarding the sale of limited and general partner interests. In the opinion of Atlas, the foregoing unregistered securities in each case have been and/or are being offered and sold in compliance with exemptions from registration provided by the Securities Act of 1933, as amended, including the exemptions provided by Section 4(2) of that Act and certain rules and regulations promulgated thereunder. The securities in each case have been and/or are being offered and sold to a limited number of persons who had the sophistication to understand the merits and risks of the investment and who had the financial ability to bear such risks. The units of limited and general partner interests were sold to persons who were Accredited Investors, as that term is defined in Regulation D (17 CFR 230.501(a)), or who had, at the time of purchase, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or a net worth (exclusive of home, furnishings and automobiles) of at least $125,000 and gross income of at least $75,000, or otherwise satisfied Atlas that the investment was suitable.

Item 16.  Exhibits and Financial Statement Schedules.

        (a)    Exhibits

               1(a) Proposed form of Dealer-Manager Agreement with Anthem Securities, Inc.

               1(b) Proposed form of Dealer-Manager Agreement with Bryan Funding, Inc.

               1(c) Proposed form of Agreement with Registered Investment Advisors.

               3(a)   Articles of Incorporation of Atlas Resources, Inc.

               3(b)   Bylaws of Atlas Resources, Inc.

               4(a) Certificate of Limited Partnership for Atlas America Public #11-2002 Ltd.

               4(b) Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #10 Ltd. (See Exhibit
                      (A) to Prospectus)

               5 Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units registered hereby

               8      Opinion of Kunzman & Bollinger, Inc. as to tax matters

               10(a)  Proposed Form of Escrow Agreement

               10(b) Proposed Form of Drilling and Operating Agreement (See Exhibit (II) to the Amended and Restated Certificate and Agreement of Limited Partnership, Exhibit (A) to Prospectus)

               23(a)  Consent of Grant Thornton, L.L.P.

               23(b)  Consent of United Energy Development Consultants, Inc.

               23(c)  Consent of Kunzman & Bollinger, Inc. (See Exhibits 5
                      and 8)

               23(d)  Consent of Wright & Company, Inc.

               24     Power of Attorney

(b)      Financial Statement Schedules

         All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

Item 17.  Undertakings.

(a)            The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or of the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        o For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        o For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania on June 10, 2002

                                              ATLAS AMERICA PUBLIC #11-2002 LTD.
                                              (Registrant)

                                              By: Atlas Resources, Inc.,
                                                  Managing General Partner

Jack L. Hollander, pursuant               By: /s/ Jack L. Hollander
to the Registration Statement, has            ---------------------------------
been granted Power of Attorney and is         Jack L. Hollander, Senior Vice
signing on behalf of the names shown          President - Direct Participation
below, in the capacities indicated.           Programs




In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                                                                         Date
---------                    -----                                                                         ----
Freddie M. Kotek     President, Chief Executive Officer and Chairman of the Board of Directors        June 14, 2002
Frank P. Carolas     Executive Vice President - Land and Geology and a Director                       June 10, 2002
Jeffrey C. Simmons   Executive Vice President - Operations and a Director                             June 13, 2002
Nancy J. McGurk      Senior Vice President, Chief Financial Officer and Chief Accounting Officer      June 13, 2002
Louis Tierno, Jr.    Controller and Assistant Secretary                                               June 10, 2002

      As filed with the Securities and Exchange Commission on June 21, 2002

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                    EXHIBITS
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       ---------------------------------

                       ATLAS AMERICA PUBLIC #11-2002 LTD.
             (Exact name of Registrant as Specified in its Charter)

                       ---------------------------------

    Jack L. Hollander, Senior Vice President - Direct Participation Programs
                              Atlas Resources, Inc.
               311 Rouser Road, Moon Township, Pennsylvania 15108
                                 (412) 262-2830
            (Name, Address and Telephone Number of Agent for Service)

                       ---------------------------------

                                   Copies to:

Wallace W. Kunzman, Jr., Esq.                Jack L. Hollander
Kunzman & Bollinger, Inc.                    Atlas Resources, Inc.
5100 N. Brookline, Suite 600                 311 Rouser Road
Oklahoma City, Oklahoma 73112                Moon Township, Pennsylvania 15108


================================================================================

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
     1(a)         Proposed form of Dealer-Manager Agreement with Anthem
                  Securities, Inc.

     1(b)         Proposed form of Dealer-Manager Agreement with Bryan Funding,
                  Inc.

     1(c)         Proposed Form of Selected Investment Advisor Agreement

     3(a)         Articles of Incorporation of Atlas Resources, Inc.

     3(b)         Bylaws of Atlas Resources, Tile.

     4(a) Certificate of Limited Partnership for Atlas America Public #11-2002 Ltd.

     4(b) Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #11-2002 Ltd. (See Exhibit (A) to Prospectus)

     5 Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units registered hereby

     8            Opinion of Kunzman & Bollinger, Inc. as to tax matters

    10(a)         Proposed form of Escrow Agreement

    10(b) Proposed form of Drilling and Operating Agreement (See, Exhibit (11) to the Amended and Restated Certificate and Agreement of Limited Partnership, Exhibit (A) to Prospectus)

    23(a)         Consent of Grant Thornton, L.L.P.

    23(b)         Consent of United Energy Development Consultants, Inc.

    23(c)         Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

    23(d)         Consent of Wright & Company, Inc.

    24            Power of Attorney

                                                                    Exhibit 1(a)




                       ATLAS AMERICA PUBLIC #11-2002 LTD.


                            DEALER-MANAGER AGREEMENT
                                      WITH
                             ANTHEM SECURITIES, INC.

                             ANTHEM SECURITIES, INC.
                            DEALER-MANAGER AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

1.  Description of Units......................................................1
2.  Representations, Warranties and Agreements of the Managing
    General Partner...........................................................1
3.  Grant of Authority to the Dealer-Manager..................................2
4.  Compensation and Fees.....................................................2
5.  Covenants of the Managing General Partner.................................4
6.  Representations and Warranties of the Dealer-Manager......................4
7.  State Securities Registration.............................................8
8.  Expense of Sale...........................................................9
9.  Conditions of the Dealer-Manager's Duties.................................9
10. Conditions of the Managing General Partner's Duties......................10
11. Indemnification..........................................................10
12. Representations and Agreements to Survive Delivery.......................11
13. Termination..............................................................11
14. Notices..................................................................11
15. Format of Checks/Escrow Agent............................................12
16. Transmittal Procedures...................................................12
17. Parties..................................................................13
18. Relationship.............................................................13
19. Effective Date...........................................................13
20. Entire Agreement, Waiver.................................................13
21. Complaints...............................................................13
22. Privacy..................................................................13


Exhibit A - Escrow Agreement for Atlas America Public #11-2002 Ltd. Exhibit B - Selling Agent Agreement


                                       i
Anthem Securities, Inc.
Dealer-Manager Agreement

                             ANTHEM SECURITIES, INC.

                            DEALER-MANAGER AGREEMENT
                                 (Best Efforts)

       RE:     ATLAS AMERICA PUBLIC #11-2002 LTD.

Anthem Securities, Inc.
P.O. Box 926
Coraopolis, Pennsylvania 15108-0926

Gentlemen:

         The undersigned, Atlas Resources, Inc., which is referred to as the "Managing General Partner," on behalf of Atlas America Public #11-2002 Ltd., confirms its agreement with you, as Dealer-Manager, as follows:

1. Description of Units. The Managing General Partner has formed a limited partnership known as Atlas America Public #11-2002 Ltd., which is referred to as "the "Partnership," which will issue and sell the Units in the Partnership, which are referred to as the "Units," at a price of $10,000 per Unit subject to the discounts set forth in Section 4(c) of this Agreement for certain investors. Subject to the receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $1,000,000, the Managing General Partner may break escrow and use the subscription proceeds for the Partnership's drilling activities, which is referred to as the "Initial Closing Date."

         No subscriptions to the Partnership will be accepted after whichever of the following events occurs first, which is referred to as the "Offering Termination Date":

         o        receipt of the maximum subscriptions of $40,000,000; or

         o        December 31, 2002.

2. Representations, Warranties and Agreements of the Managing General Partner. The Managing General Partner represents and warrants to and agrees with you that:

         (a) The Partnership has a currently effective registration statement on Form S-1, including a final prospectus, for the registration of the Units under the Securities Act of 1933, as amended, which is referred to as the "Act." Such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC, as well as any post-effective amendments or supplements to such registration statement or prospectus after the effective date of registration, which are respectively referred to as the "Registration Statement" and the "Prospectus."

          (b) The Managing General Partner shall provide to you for delivery to all offerees and purchasers and their representatives the information and documents that the Managing General Partner deems appropriate to comply with the Act and applicable state securities acts, which are referred to as the "Blue Sky" laws.

         (c) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership, which is referred to as the "Partnership Agreement," included as Exhibit (A) to the Prospectus, and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of the Partnership's formation or of any jurisdiction to the laws of which the Partnership is subject.


                                        1
Anthem Securities, Inc.
Dealer-Manager Agreement

         (d) The Partnership was duly formed under the laws of the State of Delaware and is validly existing as a limited partnership in good standing under the laws of Delaware with full power and authority to own its properties and conduct its business as described in the Prospectus. The Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the Managing General Partner deems the qualification necessary to assure limited liability of the limited partners.

         (e) The Prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading.

3. Grant of Authority to the Dealer-Manager. Based on the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Managing General Partner appoints you as the Dealer-Manager for the Partnership and gives you the exclusive right to solicit subscriptions for the Units on a "best efforts" basis in all states other than:

         (a)      Minnesota; and

         (b)      New Hampshire.

         In all states other than Minnesota and New Hampshire you agree to use your best efforts to effect sales of the Units and to form and manage a selling group composed of soliciting broker/dealers, which are referred to as the "Selling Agents," each of which shall be a member of the National Association of Securities Dealers, Inc., which is referred as the "NASD," and shall enter into a "Selling Agent Agreement" in substantially the form attached to this Agreement as Exhibit "B."

         The Managing General Partner shall have three business days after the receipt of an executed Selling Agent Agreement to refuse that Selling Agent's participation.

4.       Compensation and Fees.

         (a) As Dealer-Manager you shall receive from the Managing General Partner the following compensation, based on each Unit sold to investors who are situated and/or residents in states other than Minnesota and New Hampshire and whose subscriptions for Units are accepted by the Managing General Partner:

                  (i)      a 2.5% Dealer-Manager fee;

                  (ii)     a 7% Sales Commission;

                  (iii) a .5% nonaccountable reimbursement of marketing expenses; and

                  (iv) a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.


                                        2
Anthem Securities, Inc.
Dealer-Manager Agreement

         (b) All of the Sales Commissions and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses shall be reallowed to the Selling Agents, and all or a portion of the .5% nonaccountable marketing expense reimbursement shall be reallowed to the Selling Agents. The 2.5% Dealer-Manager fee shall be reallowed to the wholesalers for subscriptions obtained through their efforts. You shall retain any of the .5% nonaccountable marketing expense reimbursement not reallowed to the Selling Agents.

         (c)      Notwithstanding the foregoing:

                  (i) the Managing General Partner, its officers, directors, and affiliates, and investors who buy Units through the officers and directors of the Managing General Partner may subscribe to Units for a subscription price reduced by the 2.5% Dealer-Manager fee, the 7% Sales Commission, the .5% nonaccountable marketing expense reimbursement, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses which shall not be paid to you; and

                  (ii) registered investment advisors and their clients and Selling Agents and their registered representatives and principals may subscribe to Units for a subscription price reduced by the 7% Sales Commission, which shall not be paid to you, although their subscription price shall not be reduced by the 2.5% Dealer-Manager fee, the .5% nonaccountable marketing expense reimbursement, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses which shall be paid to you.

         (d) Pending receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $1,000,000, excluding:

                  (i) any optional subscription of the Managing General Partner and its Affiliates; and

                  (ii) the subscription discounts set forth in Section 4(c) of this Agreement;

                  all proceeds received by you from the sale of Units shall be held in a separate interest bearing escrow account as provided in Section 15 of this Agreement.

                  Unless at least the minimum subscription proceeds of $1,000,000 as described above are received on or before the Offering Termination Date as described in Section 1 of this Agreement, the offering of Units shall be terminated, in which event:

                  (i) the 2.5% Dealer-Manager fee, the 7% Sales Commission, the .5% nonaccountable marketing expense reimbursement, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses set forth in Section 4(a) of this Agreement shall not be payable to you;

                  (ii) all funds advanced by subscribers shall be returned to them with interest earned; and

                  (iii) you shall deliver a termination letter in the form provided to you by the Managing General Partner to each of the subscribers and to each of the offerees previously solicited by you and the Selling Agents in connection with the offering of the Units.


                                        3
Anthem Securities, Inc.
Dealer-Manager Agreement

         (e) Except as otherwise provided below, the fees, reimbursements, and Sales Commissions set forth in Section 4(a) of this Agreement shall be paid to you within five business days after the following:

                  (i) at least the minimum subscription proceeds of $1,000,000 as described above have been received by the Partnership and accepted by the Managing General Partner; and

                  (ii) the subscription proceeds have been released from the escrow account to the Managing General Partner.

                  You shall reallow to the Selling Agents and the wholesalers their respective fees, reimbursements, and Sales Commissions as set forth in Section 4(b) of this Agreement.

                  Thereafter, your fees, reimbursements, and Sales Commissions shall be paid to you and shall be reallowed to the Selling Agents and wholesalers as described above approximately every two weeks until the Offering Termination Date, and all your remaining fees, reimbursements, and Sales Commissions shall be paid by the Managing General Partner no later than fourteen business days after the Offering Termination Date.

5. Covenants of the Managing General Partner. The Managing General Partner covenants and agrees that:

         (a) The Managing General Partner shall deliver to you ample copies of the Prospectus and all amendments or supplements to the Prospectus.

         (b) If any event affecting the Partnership or the Managing General Partner occurs that in the opinion of the Managing General Partner should be set forth in a supplement or amendment to the Prospectus, then the Managing General Partner shall promptly at its expense prepare and furnish to you a sufficient number of copies of a supplement or amendment to the Prospectus so that it, as so supplemented or amended, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading.

6. Representations and Warranties of the Dealer-Manager. You, as the Dealer-Manager, represent and warrant to the Managing General Partner that:

         (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.

         (b) This Agreement when accepted and approved shall be duly authorized, executed, and delivered by you and shall be a valid and binding agreement on your part in accordance with its terms.

         (c) The consummation of the transactions contemplated by this Agreement and the Prospectus shall not result in the following:


                                        4
Anthem Securities, Inc.
Dealer-Manager Agreement

                  (i) any breach of any of the terms or conditions of, or a default under your Articles of Incorporation or Bylaws, or any other indenture, agreement, or other instrument to which you are a party; or

                  (ii) any violation of any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or your affiliates.

         (d) You are duly registered under the provisions of the Securities Exchange Act of 1934, which is referred to as the "Act of 1934," as a dealer, and you are a member in good standing of the NASD. You are duly registered as a broker/dealer in the states where you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units, and you agree to comply with all statutes and other requirements applicable to you as a broker/dealer under those registrations.

         (e) Pursuant to your appointment as Dealer-Manager, you shall use your best efforts to exercise the supervision and control that you deem necessary and appropriate to the activities of you and the Selling Agents to comply with all the provisions of the Act, insofar as the Act applies to your and their activities under this Agreement. Further, you and the Selling Agents shall not engage in any activity which would cause the offer and/or sale of the Units not to comply with the Act, the Act of 1934, the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement, and the NASD Conduct Rules including Rules 2420, 2730, 2740, 2750, and Rule 2810(b)(2)
                  and (b)(3), which provide as follows:

                  Sec. (b)(2)
                  Suitability

                  (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) of this section.

                  (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                           (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                                    (a)      the participant is or will be in a
                                             financial position appropriate to
                                             enable him to realize to a
                                             significant extent the benefits
                                             described in the prospectus,
                                             including the tax benefits where
                                             they are a significant aspect of
                                             the program;

                                    (b)      the participant has a fair market
                                             net worth sufficient to sustain the
                                             risks inherent in the program,
                                             including loss of investment and
                                             lack of liquidity; and

                                    (c)      the program is otherwise suitable
                                             for the participant; and


                                        5
Anthem Securities, Inc.
Dealer-Manager Agreement

                           (ii)     maintain in the files of the member
                                    documents disclosing the basis upon which the determination of suitability was reached as to each participant.

                  (C) Notwithstanding the provisions of subparagraphs (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

                  Sec. (b)(3)
                  Disclosure

                  (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                  (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                           (i)      items of compensation;

                           (ii)     physical properties;

                           (iii)    tax aspects;

                           (iv) financial stability and experience of the sponsor;

                           (v)      the program's conflicts and risk factors;
                                    and

                           (vi)     appraisals and other pertinent reports.

                  (C) For purposes of subparagraphs (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:


                                        6
Anthem Securities, Inc.
Dealer-Manager Agreement

                           (i) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

                           (ii) the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and

                           (iii) no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.

                  (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

         (f) You agree to advise the Managing General Partner in writing of each state in which you and the Selling Agents propose to offer or sell the Units; and you shall not nor shall you permit any Selling Agent to offer or sell the Units in any state until you have been advised in writing by the Managing General Partner, or the Managing General Partner's special counsel, that the offer or sale of the Units:

                  (i)      has been qualified in the state;

                  (ii) is exempt from the qualification requirements imposed by the state; or

                  (iii)    the qualification is otherwise not required.

         (g) You and the Selling Agents have received copies of the Prospectus relating to the Units and you and the Selling Agents have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

                  Also, unless advised otherwise by the Managing General Partner, you and the Selling Agents may choose to provide each offeree with a brochure entitled "Atlas America Public #11-2002 Ltd." which is referred to as the "Sales Literature."

         (h) You and the Selling Agents agree that you and the Selling Agents shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of the Managing General Partner, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

         (i) If a supplement or amendment to the Prospectus is prepared and delivered to you by the Managing General Partner, you agree and shall require any Selling Agent to agree as follows:


                                        7
Anthem Securities, Inc.
Dealer-Manager Agreement

                  (1) to distribute each supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and/or the Selling Agent; and

                  (2) to include each supplement or amendment in all future deliveries of any Prospectus.

         (j) In connection with any offer or sale of the Units, you agree and shall require any Selling Agent to agree to the following:

                  (1) to comply in all respects with statements set forth in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

                  (2) not to make any statement inconsistent with the statements in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

                  (3) not to make any untrue or misleading statements of a material fact in connection with the Units; and

                  (4) not to provide any written information, statements, or sales materials other than the Prospectus, the Sales Literature, and any supplements or amendments to the Prospectus unless approved in writing by the Managing General Partner.

         (k) You agree to use your best efforts in the solicitation and sale of the Units and to coordinate and supervise the efforts of the Selling Agents, and you shall require any Selling Agent to agree to use its best efforts in the solicitation and sale of the Units, including that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and the prospective purchasers properly complete and execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) of the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the Managing General Partner to be completed by prospective purchasers.

                  The Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it. Subscription funds and executed Subscription Agreements shall be transmitted as set forth in Section 16 of this Agreement.

         (l) Although not anticipated, if you assist in any transfers of the Units, then you shall comply, and you shall require any Selling Agent to comply, with the requirements of Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD Conduct Rules.

         (m) You agree and covenant that the representations and warranties you make in this Agreement are and shall be true and correct at the applicable closing date, and you shall have fulfilled all your obligations under this Agreement at the applicable closing date.

7. State Securities Registration. Incident to the offer and sale of the Units, the Managing General Partner shall use its best efforts either in taking:


                                        8
Anthem Securities, Inc.
Dealer-Manager Agreement

         (a) all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Units for sale under the securities laws of the states requested by you pursuant to Section 6(f) of this Agreement; or

         (b) any necessary action and filing any necessary forms deemed reasonable by it in order to obtain an exemption from qualification or registration in those states.

         Notwithstanding, the Managing General Partner may elect not to qualify or register Units in any state or jurisdiction in which it deems the qualification or registration is not warranted for any reason in its sole discretion. The Managing General Partner and its counsel shall inform you as to the states and jurisdictions in which the Units have been qualified for sale or are exempt under the respective securities or Blue Sky laws of those states and jurisdictions. The Managing General Partner, however, has not assumed and will not assume any obligation or responsibility as to your right or any Selling Agent's right to act as a broker/dealer with respect to the Units in any state or jurisdiction.

         The Managing General Partner shall provide to you and the Selling Agents for delivery to all offerees and purchasers and their representatives any additional information, documents, and instruments that the Managing General Partner deems necessary to comply with the rules, regulations, and judicial and administrative interpretations in those states and jurisdictions for the offer and sale of the Units in these states. The Managing General Partner shall file all post-offering forms, documents, or materials and take all other actions required by the states and jurisdictions in which the offer and sale of Units have been qualified, registered, or are exempt. However, the Managing General Partner shall not be required to take any action, make any filing, or prepare any document necessary or required in connection with your status or any Selling Agent's status as a broker/dealer under the laws of any state or jurisdiction.

         The Managing General Partner shall provide you with copies of all applications, filings, correspondence, orders, other documents, or instruments relating to any application for qualification, registration, exemption, or other approval under applicable state or Federal securities laws for the offering.

8. Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

         (a) The Managing General Partner shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants and all fees and expenses of registering or qualifying the Units for offer and sale in the states and jurisdictions as set forth in Section 7 of this Agreement, or obtaining exemptions from qualification or registration, even if this offering is not successfully completed.

         (b) You shall pay all expenses incident to the performance of your obligations under this Agreement, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even if this offering is not successfully completed.

9. Conditions of the Dealer-Manager's Duties. Your obligations under this Agreement shall be subject to the accuracy, as of the date of this Agreement and at the applicable closing date of the Managing General Partner's representations and warranties made in this Agreement, and to the performance by the Managing General Partner of its obligations under this Agreement.


                                        9
Anthem Securities, Inc.
Dealer-Manager Agreement

10. Conditions of the Managing General Partner's Duties. The Managing General Partner's obligations provided under this Agreement, including the duty to pay compensation to you as set forth in Section 4 of this Agreement, shall be subject to the following:

         (a) the accuracy, as of the date of this Agreement and at the applicable closing date as if made at the applicable closing date, of your representations and warranties made in this Agreement;

         (b) the performance by you of your obligations under this Agreement; and

         (c) the Managing General Partner's receipt, at or before the applicable closing date, of a fully executed Subscription Agreement for each prospective purchaser as required by
                  Section 6(k) of this Agreement.

11.      Indemnification.

         (a) You and the Selling Agents shall indemnify and hold harmless the Managing General Partner, the Partnership and its attorneys against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on your agreements with the Selling Agents or your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and you and the Selling Agents shall reimburse them for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

         (b) The Managing General Partner shall indemnify and hold you and the Selling Agents harmless against any losses, claims, damages or liabilities, joint or several, to which you and the Selling Agents may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the Managing General Partner's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and the Managing General Partner shall reimburse you and the Selling Agents for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

         (c) The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim in respect of the action is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement of the action; but the omission to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party. If any action is brought against an indemnified party, it shall notify the indemnifying party of the commencement of the action, and the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified and indemnifying parties. After the indemnified party has received notice from the agreed on counsel that the defense of the action under this paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than with respect to the agreed on counsel who assumed the defense of the action.


                                        10
Anthem Securities, Inc.
Dealer-Manager Agreement

12. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Managing General Partner and you in this Agreement, including the indemnity agreements contained in Section 11 of this Agreement, shall:

         (a)      survive the delivery, execution and closing of this Agreement;
                  and

         (b) remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, by the Managing General Partner, or any of its officers, directors, or any person who controls the Managing General Partner within the meaning of the Act, or any other indemnified party; and

         (c)      survive delivery of the Units.

13.      Termination.

         (a) You shall have the right to terminate this Agreement other than the indemnification provisions of Section 11 of this Agreement by giving notice as specified below any time at or before a closing date:

                  (i) if the Managing General Partner has failed, refused, or been unable at or before a closing date, to perform any of its obligations under this Agreement; or

                  (ii) there has occurred an event materially and adversely affecting the value of the Units.

         If you elect to terminate this Agreement other than the indemnification provisions of Section 11 of this Agreement, then the Managing General Partner shall be promptly notified by you by telephone, e-mail, facsimile, or telegram, confirmed by letter.

         (b) The Managing General Partner may terminate this Agreement other than the indemnification provisions of Section 11 of this Agreement, for any reason and at any time, by promptly giving notice to you by telephone, e-mail, facsimile, or telegram, confirmed by letter as specified below at or before a closing date.

14.      Notices.

         (a) All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing.

         (b) Any notice or communication sent by the Managing General Partner to you shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed to you at P.O. Box 926, 311 Rouser Road, Coraopolis, Pennsylvania 15108-0926.


                                        11
Anthem Securities, Inc.
Dealer-Manager Agreement

         (c) Any notice or communication sent by you to the Managing General Partner or the Partnership shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed at 311 Rouser Road, Moon Township, Pennsylvania 15108.

15. Format of Checks/Escrow Agent. Pending receipt of the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of this Agreement, the Managing General Partner and you and the Selling Agents agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "Atlas Public #11-2002 Ltd., Escrow Agent, PNC Bank," as agent for the Partnership, and you agree and shall require the Selling Agents to agree to comply with Rule 15c2-4 adopted under the Act of 1934.

         If you receive a check, draft, or money order not conforming to the foregoing instructions, then you shall return the check, draft, or money order to the Selling Agent not later than the end of the next business day following its receipt by you. The Selling Agent shall then return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from you. Checks, drafts, or money orders received by you or a Selling Agent which conform to the foregoing instructions shall be transmitted by you under Section 16 "Transmittal Procedures," below.

         You represent that you have executed the Escrow Agreement for the Partnership and agree that you are bound by the terms of the Escrow Agreement executed by you, the Partnership, and the Managing General Partner, a copy of which is attached to this Agreement as Exhibit "A."

16. Transmittal Procedures. You and each Selling Agent shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term "Selling Agent" shall also include you as Dealer-Manager when you receive subscriptions from investors.

         (a) Pending receipt of the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of this Agreement, the Selling Agents on receipt of any check, draft, and money order from a subscriber shall promptly transmit the check, draft, and money order and the original executed Subscription Agreement to you, as Dealer-Manager, by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following your receipt of the check, draft, or money order and the original executed Subscription Agreement, you, as Dealer-Manager, shall transmit the check, draft, or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original executed Subscription Agreement and a copy of the check, draft, or money order to the Managing General Partner.

         (b) On receipt by you, as Dealer-Manager, of notice from the Managing General Partner that the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of this Agreement have been received, the Managing General Partner, you, and the Selling Agents agree that all subscribers then may be instructed, in the Managing General Partner's sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas Public #11-2002 Ltd."

                  Thereafter, the Selling Agents shall promptly transmit any and all checks, drafts, and money orders received from subscribers and the original executed Subscription Agreement to you, as Dealer-Manager, by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following your receipt of the check, draft, or money order and the original executed Subscription Agreement, you, as Dealer-Manager, shall transmit the check, draft or money order and the original executed Subscription Agreement to the Managing General Partner.


                                        12
Anthem Securities, Inc.
Dealer-Manager Agreement

17. Parties. This Agreement shall inure to the benefit of and be binding on you, the Managing General Partner, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including the Partnership, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you or a Selling Agent shall be construed a successor or assign merely by reason of the purchase.

18. Relationship. This Agreement shall not constitute you a partner of the Managing General Partner, the Partnership, or any general partner of the Partnership, nor render the Managing General Partner, the Partnership, or any general partner of the Partnership liable for any of your obligations.

19. Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.

20.      Entire Agreement, Waiver.

         (a) This Agreement constitutes the entire agreement between the Managing General Partner and you, and shall not be amended or modified in any way except by subsequent agreement executed in writing. Neither party to this Agreement shall be liable or bound to the other by any agreement except as specifically set forth in this Agreement.

         (b) The Managing General Partner and you may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition of this Agreement. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

21. Complaints. The Managing General Partner and you, as Dealer-Manager, agree as follows:

         (a) to notify the other if either receives an investor complaint in connection with the offer or sale of Units by you or a Selling Agent;

         (b)      to cooperate with the other in resolving the complaint; and

         (c) to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Units by you or a Selling Agent.

22. Privacy. The Managing General Partner and you each acknowledge that certain information made available to the other under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder, which are referred to collectively, as the "Privacy Laws." The Managing General Partner and you agree as follows:


                                        13
Anthem Securities, Inc.
Dealer-Manager Agreement

         (a) not to disclose or use the information except as required to carry out each party's respective duties under this Agreement or as otherwise permitted by law in the ordinary course of business;

         (b) to establish and maintain procedures reasonably designated to assure the security and privacy of all the information; and

         (c) to cooperate with the other and provide reasonable assistance in ensuring compliance with the Privacy Laws to the extent applicable to either or both the Managing General Partner and you.

                                         Very truly yours,

                                         MANAGING GENERAL PARTNER

                                         ATLAS RESOURCES, INC.,
                                         a Pennsylvania corporation

                      , 2002             By:
----------------------                         ---------------------------------
       Date                                    Jack L. Hollander, Senior Vice
                                               President - Direct
                                               Participation Programs


                                         PARTNERSHIP

                                         ATLAS AMERICA PUBLIC #11-2002 LTD.

                                         By:   Atlas Resources, Inc.,
                                               Managing General Partner

                      , 2002             By:
----------------------                         ---------------------------------
       Date                                    Jack L. Hollander, Senior Vice
                                               President - Direct
                                               Participation Programs


                                         DEALER-MANAGER

                                         ANTHEM SECURITIES, INC.,
                                         a Pennsylvania corporation

                      , 2002             By:
----------------------                         ---------------------------------
Date                                           John S. Coffey, President

Anthem Securities, Inc.
Dealer-Manager Agreement

                                   EXHIBIT "A"

                       ATLAS AMERICA PUBLIC #11-2002 LTD.

                                ESCROW AGREEMENT


THIS AGREEMENT is made to be effective as of June ______, 2002, by and among Atlas Resources, Inc., a Pennsylvania corporation (the "Managing General Partner"), Anthem Securities, Inc., a Pennsylvania corporation ("Anthem"), Bryan Funding, Inc., a Pennsylvania corporation ("Bryan Funding"), collectively Anthem and Bryan Funding are referred to as the "Dealer-Manager," Atlas America Public #11-2002 Ltd., a Delaware limited partnership (the "Partnership") and PNC Bank, Pittsburgh, Pennsylvania, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

       WHEREAS, the Managing General Partner intends to offer publicly for sale to qualified investors (the "Investors") up to 4,000 limited partnership interests in the Partnership (the "Units").

       WHEREAS, each Investor will be required to pay his subscription in full on subscribing by check, draft, or money order (the "Subscription Proceeds").

       WHEREAS, the cost per Unit will be $10,000 subject to certain discounts of up to10.5% ($1,050 per Unit) for sales to the Managing General Partner, its officers, directors and affiliates, registered investment advisors and their clients, Selling Agents and their registered representatives and principals, and investors who buy Units through the officers and directors of the Managing General Partner. Also, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions, with larger subscriptions permitted in $1,000 increments.

       WHEREAS, the Managing General Partner and Anthem have executed an agreement ("Anthem Dealer-Manager Agreement") under which Anthem will solicit subscriptions for Units in all states other than Minnesota and New Hampshire on a "best efforts" "all or none" basis for Subscription Proceeds of $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and under which Anthem has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents").

       WHEREAS, the Managing General Partner and Bryan Funding have executed an agreement ("Bryan Funding Dealer-Manager Agreement") under which Bryan Funding will solicit subscriptions for Units in the states of Minnesota and New Hampshire on a "best efforts" "all or none" basis for Subscription Proceeds of $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and under which Bryan Funding has been authorized to select certain members in good standing of the NASD to participate in the offering of the Units ("Selling Agents").

       WHEREAS, the Anthem Dealer-Manager Agreement and the Bryan Funding Dealer-Manager Agreement, collectively referred to as the "Dealer-Manager Agreement," provide for compensation to the Dealer-Manager to participate in the offering of the Units, subject to the discounts set forth above for certain Investors, which compensation includes, but is not limited to, for each Unit sold:

         o        a 2.5% Dealer-Manager fee;

         o        a 7% sales commission;

         o        a .5% nonaccountable reimbursement of marketing expenses; and

         o a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses;

all or a portion of which will be reallowed to the Selling Agents and wholesalers.

       WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Managing General Partner of the minimum Subscription Proceeds of $1,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors, and Affiliates.

       WHEREAS, the Units may also be offered and sold by the officers and directors of the Managing General Partner without receiving a sales commission or other compensation on their sales.

       WHEREAS, no subscriptions to the Partnership will be accepted after the "Offering Termination Date," which is the first to occur of either:

         o        receipt of the maximum Subscription Proceeds of $40,000,000;
                  or

         o        December 31, 2002.

       WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, the Managing General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Appointment of Escrow Agent. The Managing General Partner, the Partnership, and the Dealer-Manager appoint the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with the Escrow Agent by the Dealer-Manager and the Managing General Partner under this Agreement, and the Escrow Agent agrees to serve in this capacity during the term and based on the provisions of this Agreement.

2. Deposit of Subscription Proceeds. Pending receipt of the minimum Subscription Proceeds of $1,000,000, the Dealer-Manager and the Managing General Partner shall deposit the Subscription Proceeds of each Investor to whom they sell Units with the Escrow Agent and shall deliver to the Escrow Agent a copy of the Subscription Agreement of the Investor. Payment for each subscription for Units shall be in the form of a check made payable to "Atlas America Public #11-2002 Ltd., Escrow Agent, PNC Bank." The Escrow Agent shall deliver a receipt to either:

         (a) Anthem and the Managing General Partner for each deposit of Subscription Proceeds made under this Agreement by Anthem;

         (b) Bryan Funding and the Managing General Partner for each deposit of Subscription Proceeds made under this Agreement by Bryan Funding; or


                                       2
ESCROW AGREEMENT

         (c) the Managing General Partner for each deposit of Subscription Proceeds made under this Agreement by the Managing General Partner.

3. Investment of Subscription Proceeds. The Subscription Proceeds shall be deposited in an interest bearing account maintained by the Escrow Agent. Subscription Proceeds may be temporarily invested by the Escrow Agent only in income producing short-term, highly liquid investments secured by the United States government where there is appropriate safety of principal, such as U.S. Treasury Bills. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of Paragraph 4 or 5 of this Agreement, as the case may be.

4.       Distribution of Subscription Proceeds. If the Escrow Agent:

         (a) receives written notice from an authorized officer of the Managing General Partner that at least the minimum Subscription Proceeds of $1,000,000 have been received and accepted by the Managing General Partner; and

         (b) determines that Subscription Proceeds for at least $1,000,000 have cleared the banking system and are good;

         then the Escrow Agent shall promptly release and distribute to the Managing General Partner the escrowed Subscription Proceeds which have cleared the banking system and are good plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the escrow account.

         Any remaining Subscription Proceeds, plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the escrow account, shall be promptly released and distributed to the Managing General Partner by the Escrow Agent as the Subscription Proceeds clear the banking system and become good.

5. Separate Partnership Account. During the continuation of the offering after the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, and before the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager and the Managing General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.       Distributions to Subscribers.

         (a) If the Partnership is not funded as contemplated because less than the minimum Subscription Proceeds of $1,000,000 have been received and accepted by the Managing General Partner by twelve p.m. (noon), local time, on the Offering Termination Date, or for any other reason, then the Managing General Partner shall notify the Escrow Agent, and the Escrow Agent promptly shall distribute to each Investor a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest paid or investment income earned on the Investor's Subscription Proceeds while held by the Escrow Agent in the escrow account.

         (b) If a subscription for Units submitted by an Investor is rejected by the Managing General Partner for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, then the Managing General Partner promptly shall notify the Escrow Agent of the rejection, and the Escrow Agent shall promptly distribute to the Investor a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest paid or investment income earned on the Investor's Subscription Proceeds while held by the Escrow Agent in the escrow account.


                                       3
ESCROW AGREEMENT

7. Compensation and Expenses of Escrow Agent. The Managing General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services under this Agreement, as provided in Appendix 1 to this Agreement and made a part of this Agreement, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in the escrow account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is granted, a prior lien on any property, cash, or assets held under this Agreement, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

8. Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Managing General Partner or the Dealer-Manager.

9. Liability of Escrow Agent. The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed in this Agreement in carrying out or executing the purposes and intent of this Agreement. However, nothing in this Agreement shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. The Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party to this Agreement or to any third-party as a result of any action or omission taken or made by the Escrow Agent in good faith. The parties to this Agreement will indemnify the Escrow Agent, hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning the Escrow Agent's duties and obligations under this Agreement, then the Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel.

         The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

         If there is any disagreement between any of the parties to this Agreement, or between them or any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if the Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, then the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, so long as the disagreement continues or the doubt exists. In any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and the Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.


                                       4
ESCROW AGREEMENT

         PNC Bank is acting solely as the Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

10. Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such after giving thirty days' prior written notice to the other parties to this Agreement. Similarly, the Escrow Agent may be removed and replaced after giving thirty days' prior written notice to the Escrow Agent by the other parties to this Agreement. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of the notice (or as of an earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account) in its possession to a successor escrow agent appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent.

         If the other parties to this Agreement are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent's resignation or removal, then the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the parties to this Agreement.

         On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

11. Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account) as contemplated by this Agreement or on the written consent of all the parties to this Agreement.

12. Notice. Any notices or instructions, or both, to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

         If to the Escrow Agent:

                  PNC Bank
                  ----------------------------------

                  ----------------------------------

                  Attention:
                             -----------------------

                  Phone:
                         ---------------------------
                  Facsimile:
                             -----------------------



                                       5
ESCROW AGREEMENT

         If to the Managing General Partner:

                  Atlas Resources, Inc.
                  311 Rouser Road
                  P.O. Box 611
                  Moon Township, Pennsylvania 15108

                  Attention:  Jack L. Hollander

                  Phone: (412) 262-2830
                  Facsimile: (412) 262-2820

         If to Anthem:

                  Anthem Securities, Inc.
                  311 Rouser Road
                  P.O. Box 926
                  Coraopolis, Pennsylvania 15108

                  Attention:  John S. Coffey

                  Phone: (412) 262-1680
                  Facsimile: (412) 262-7430

         If to Bryan Funding:

                  Bryan Funding, Inc.
                  393 Vanadium Road
                  Pittsburgh, Pennsylvania 15243

                  Attention:  Richard G. Bryan, Jr.

                  Phone: (412) 276-9393
                  Facsimile: (412) 276-9396

       Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance with this Agreement.

13.      Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (b) This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

         (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.


                                       6
ESCROW AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                                       PNC BANK
                                       As Escrow Agent

                                       By:
                                              ----------------------------------
                                              (Authorized Officer)


                                       ATLAS RESOURCES, INC.
                                       A Pennsylvania corporation

                                       By:
                                              ----------------------------------
                                              Jack L. Hollander, Senior Vice
                                              President - Direct
                                              Participation Programs


                                      ANTHEM SECURITIES, INC.
                                      A Pennsylvania corporation

                                      By:
                                              ----------------------------------
                                              John S. Coffey, President


                                      BRYAN FUNDING, INC.
                                      A Pennsylvania corporation

                                      By:
                                              ----------------------------------
                                              Richard G. Bryan, Jr., President


                                      ATLAS AMERICA PUBLIC #11-2002 LTD.

                                      By:     ATLAS RESOURCES, INC.
                                              Managing General Partner

                                      By:
                                              ----------------------------------
                                              Jack L. Hollander, Senior Vice
                                              President - Direct
                                              Participation Programs


                                       7
ESCROW AGREEMENT

                         APPENDIX I TO ESCROW AGREEMENT

                    Compensation for Services of Escrow Agent


Escrow Agent annual fee per year or any part thereof              $____________

ESCROW AGREEMENT

                                   EXHIBIT "B"

                             SELLING AGENT AGREEMENT
                          WITH ANTHEM SECURITIES, INC.

TO:
     -----------------------------------


       RE:     ATLAS AMERICA PUBLIC #11-2002 LTD.

Gentlemen:

         Atlas Resources, Inc. is the Managing General Partner in a Delaware limited partnership named Atlas America Public #11-2002 Ltd., which is referred to as the "Partnership." The Units in the Partnership, which are referred to as the "Units," and the offering are described in the enclosed Prospectus dated __________________, 2002, which is referred to as the "Prospectus." Prospectuses relating to the Units have been furnished to you with this Agreement.

         Our firm, Anthem Securities, Inc., which is referred to as the "Dealer-Manager," has entered into a Dealer-Manager Agreement for sales in all states other than Minnesota and New Hampshire, a copy of which has been furnished to you and is incorporated in this Agreement by reference, with the Managing General Partner and the Partnership under which the Dealer-Manager has agreed to form a group of NASD member firms, which are referred to as the "Selling Agents." The Selling Agents will obtain subscriptions for Units in all states other than:

         o        Minnesota; and

         o        New Hampshire

on a "best efforts" basis under the Securities Act of 1933, as amended, which is referred to as the "Act" and the provisions of the Prospectus.

       You are invited to become one of the Selling Agents on a non-exclusive basis. By your acceptance below you agree to act in that capacity and to use your best efforts, in accordance with the terms and conditions of this Agreement, to solicit subscriptions in all states other than:

         o        Minnesota; and

         o        New Hampshire.

This Agreement, however, shall not be construed to prohibit your participation as a selling agent in Minnesota and New Hampshire under a duly executed selling agent agreement entered into by you and any other authorized "Dealer-Manager" for the Partnership.

1. Representations and Warranties of Selling Agent. You represent and warrant to the Dealer-Manager that:

         (a) You are a corporation duly organized, validly existing, and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.


                                       1
Anthem Securities, Inc.
Selling Agent Agreement

         (b) This Agreement will be duly authorized, executed, and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

         (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in the following:

                  (i) any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation or Bylaws, or any other indenture, agreement, or other instrument to which you are a party; or

                  (ii) any violation of any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.

         (d) You are duly registered under the provisions of the Securities Exchange Act of 1934, which is referred to as the "Act of 1934," as a dealer, and you are a member in good standing of the NASD. You are duly registered as a broker/dealer in the states where you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units, and you agree to comply with all statutes and other requirements applicable to you as a broker/dealer under those registrations.

         (e) Pursuant to your appointment as a Selling Agent, you shall comply with all the provisions of the Act, insofar as the Act applies to your activities under this Agreement. Further, you shall not engage in any activity which would cause the offer and/or sale of the Units not to comply with the Act, the Act of 1934, the applicable rules and regulations of the Securities and Exchange Commission, which is referred to as the "Commission," the applicable state securities laws and regulations, this Agreement, and the NASD Conduct Rules including Rules 2420, 2730, 2740, 2750, and 2810(b)(2) and
                  (b)(3), which provide as follows:

                  Sec. (b)(2)
                  Suitability

                  (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) of this section.

                  (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                           (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:


                                       2
Anthem Securities, Inc.
Selling Agent Agreement

                                    (a)      the participant is or will be in a
                                             financial position appropriate to
                                             enable him to realize to a
                                             significant extent the benefits
                                             described in the prospectus,
                                             including the tax benefits where
                                             they are a significant aspect of
                                             the program;

                                    (b)      the participant has a fair market
                                             net worth sufficient to sustain the
                                             risks inherent in the program,
                                             including loss of investment and
                                             lack of liquidity; and

                                    (c)      the program is otherwise suitable
                                             for the participant; and

                           (ii)     maintain in the files of the member
                                    documents disclosing the basis upon which the determination of suitability was reached as to each participant.

                  (C) Notwithstanding the provisions of subparagraphs (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

                  Sec. (b)(3)
                  Disclosure

                  (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                  (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                           (i) items of compensation;

                           (ii)     physical properties;

                           (iii)    tax aspects;

                           (iv) financial stability and experience of the sponsor;

                           (v)      the program's conflicts and risk factors;
                                    and

                           (vi)     appraisals and other pertinent reports.


                                       3
Anthem Securities, Inc.
Selling Agent Agreement

                           (C) For purposes of subparagraphs (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                                    (i)      the member or person associated
                                             with a member has reasonable
                                             grounds to believe that such
                                             inquiry was conducted with due
                                             care;

                                    (ii)     the results of the inquiry were
                                             provided to the member or person
                                             associated with a member with the
                                             consent of the member or members
                                             conducting or directing the
                                             inquiry; and

                                    (iii)    no member that participated in the
                                             inquiry is a sponsor of the program
                                             or an affiliate of such sponsor.

                           (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

         (f) You shall not offer or sell the Units in any state until you have been advised in writing by the Managing General Partner, or the Managing General Partner's special counsel, that the offer or sale of the Units:

                           (1)      has been qualified in the state;

                           (2)      is exempt from the qualification
                                    requirements imposed by the state; or

                           (3)      the qualification is otherwise not required.

         (g) You have received copies of the Prospectus relating to the Units and you have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

         (h) You agree that you shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of the Managing General Partner, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

         (i) If a supplement or amendment to the Prospectus is prepared and delivered to you by the Managing General Partner or the Dealer-Manager, you agree as follows:

                  (i) to distribute each supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you; and

                  (ii) to include each supplement or amendment in all future deliveries of any Prospectus.


                                       4
Anthem Securities, Inc.
Selling Agent Agreement

         (j) In connection with any offer or sale of the Units, you agree to the following:

                  (i) to comply in all respects with statements set forth in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

                  (ii) not to make any statement inconsistent with the statements in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

                  (iii) not to make any untrue or misleading statements of a material fact in connection with the Units; and

                  (iv) not to provide any written information, statements, or sales materials other than the Prospectus, the Sales Literature, and any supplements or amendments to the Prospectus unless approved in writing by the Managing General Partner.

         (k) You agree to use your best efforts in the solicitation and sale of the Units, including that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and the prospective purchasers properly complete and execute the Subscription Agreement , which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) of the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the Managing General Partner or the Dealer-Manager to be completed by prospective purchasers.

                  The Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it. Subscription funds and executed subscription packets shall be transmitted as set forth in Section 11 of this Agreement.

         (l) You shall comply with the requirements of Rules 2810(b)(2)(B) and (b)(3)(D) of the NASD Conduct Rules.

         (m) You agree and covenant that the representations and warranties you make in this Agreement are and shall be true and correct at the applicable closing date, and you shall and have fulfilled all your obligations under this Agreement at the applicable closing date.

2.       Commissions.

         (a) Subject to the receipt of the minimum required subscription proceeds of $1,000,000 as described in Section 4(d) of the Dealer-Manager Agreement, and the discounts set forth in
                  Section 4(c) of the Dealer-Manager Agreement for sales to the following:

                  (i) the Managing General Partner, its officers, directors and affiliates;

                  (ii)     registered investment advisors and their clients;

                  (iii) Selling Agents and their registered representatives and principals; and

                  (iv) investors who buy Units through the officers or directors of the Managing General Partner;


                                        5
Anthem Securities, Inc.
Selling Agent Agreement
                  the Dealer-Manager is entitled to receive from the Managing General Partner a 7% Sales Commission, a .5% nonaccountable marketing expense reimbursement, and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses per Unit, based on the aggregate amount of all Unit subscriptions to the Partnership secured by the Dealer-Manager or the selling group formed by the Dealer-Manager and accepted by the Managing General Partner.

                  Subject to the terms and conditions set forth in this Agreement, including the Dealer-Manager's receipt from you of the documentation required of you in Section 1 of this Agreement, the Dealer-Manager agrees to pay you a 7% Sales Commission, a .5% reimbursement of your bona fide accountable due diligence expenses and, subject to the performance by you of your obligations under Appendix I to this Agreement, which is incorporated in this Agreement by reference, a .5% nonaccountable marketing expense reimbursement per Unit on Units sold by you and accepted by the Managing General Partner.

                  Your Sales Commissions, the .5% reimbursement of your bona fide accountable due diligence expenses, and the .5% nonaccountable marketing expense reimbursement, shall be paid to you within seven business days after the Dealer-Manager has received the Sales Commissions, the .5% reimbursement of your bona fide accountable due diligence expenses, and the .5% nonaccountable marketing expense reimbursement on the subscriptions.

                  The Dealer-Manager is entitled to receive its Sales Commissions, the .5% reimbursement of your bona fide accountable due diligence expenses, and the .5% nonaccountable marketing expense reimbursement within five business days after the conditions described in Section 4(e) of the Dealer-Manager Agreement are satisfied and approximately every two weeks thereafter until the Offering Termination Date, which is the earlier of:

                  (i)      receipt of the maximum subscriptions of $40,000,000;
                           or

                  (ii)     December 31, 2002;

                  as described in Section 1 of the Dealer-Manager Agreement. The balance shall be paid to the Dealer-Manager within fourteen business days after the Offering Termination Date.

         (b) Notwithstanding anything in this Agreement to the contrary, you agree to waive payment of your Sales Commissions, the .5% nonaccountable marketing expense reimbursement, and the .5% reimbursement of your bona fide accountable due diligence expenses as set forth above in (a) above, until the Dealer-Manager is in receipt of the related amounts owed to it under the Dealer-Manager Agreement, and the Dealer-Manager's liability to pay your compensation under this Agreement shall be limited solely to the proceeds of the related amounts owed to it under the Dealer-Manager Agreement.

         (c) As provided in Section 4(d) of the Dealer-Manager Agreement, the Partnership shall not begin operations unless it receives subscription proceeds for at least $1,000,000 by December 31, 2002. If this amount is not secured by this date, then nothing shall be payable to you and all funds advanced by subscribers for Units shall be returned to them with interest earned, if any.


                                       6
Anthem Securities, Inc.
Selling Agent Agreement

3. Blue Sky Qualification. The Managing General Partner may elect not to qualify or register Units in any state or jurisdiction in which it deems the qualification or registration is not warranted for any reason in its sole discretion. On application to the Dealer-Manager you will be informed as to the states and jurisdictions in which the Units have been qualified for sale or are exempt under the respective securities or "Blue Sky" laws of those states and jurisdictions.

         Notwithstanding the foregoing, the Dealer-Manager, the Partnership, and the Managing General Partner have not assumed and will not assume any obligation or responsibility as to your right to act as a broker/dealer with respect to the Units in any state or jurisdiction.

4. Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

         (a) The Dealer-Manager shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants, even if this offering is not successfully completed.

         (b) You shall pay all expenses incident to the performance of your obligations under this Agreement, including the fees and expenses of your own counsel and accountants, even if this offering is not successfully completed.

5. Conditions of Your Duties. Your obligations under this Agreement, as of the date of this Agreement and at the applicable closing date, shall be subject to the following:

         (a) the performance by the Dealer-Manager of its obligations under this Agreement; and

         (b) the performance by the Managing General Partner of its obligations under the Dealer-Manager Agreement.

6. Conditions of Dealer-Manager's Duties. The Dealer-Manager's obligations under this Agreement, including the duty to pay compensation to you as set forth in Section 2 of this Agreement, shall be subject to the following:

         (a) the accuracy, as of the date of this Agreement and at the applicable closing date as if made at the applicable closing date, of your representations and warranties made in this Agreement;

         (b) the performance by you of your obligations under this Agreement; and

         (c) the Dealer-Manager's receipt, at or before the applicable closing date, of a fully executed Subscription Agreement for each prospective purchaser as required by Section 1(k) of this Agreement.

7.       Indemnification.

         (a) You shall indemnify and hold harmless the Dealer-Manager, the Managing General Partner, the Partnership and its attorneys against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and you shall reimburse them for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.


                                       7
Anthem Securities, Inc.
Selling Agent Agreement

         (b) The Dealer-Manager shall indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the Dealer-Manager's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and the Dealer-Manager shall reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

         (c) The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim in respect of the action is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement of the action; but the omission to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party. If any action is brought against an indemnified party, it shall notify the indemnifying party of the commencement of the action, and the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified and indemnifying parties. After the indemnified party has received notice from the agreed on counsel that the defense of the action under this paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than with respect to the agreed on counsel who assumed the defense of the action.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Dealer-Manager and you in this Agreement, including the indemnity agreements contained in
         Section 7 of this Agreement, shall:

         (a)      survive the delivery, execution and closing of this Agreement;

         (b) remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, by the Dealer-Manager, or any of its officers, directors or any person who controls the Dealer-Manager within the meaning of the Act, or any other indemnified party; and

         (c)      survive delivery of the Units.



                                       8
Anthem Securities, Inc.
Selling Agent Agreement

9.       Termination.

         (a) You shall have the right to terminate this Agreement other than the indemnification provisions of Section 7 of this Agreement by giving notice as specified in Section 16 of this Agreement any time at or before a closing date:

                  (i) if the Dealer-Manager has failed, refused, or been unable at or before a closing date, to perform any of its obligations under this Agreement; or

                  (ii) there has occurred an event materially and adversely affecting the value of the Units.

         If you elect to terminate this Agreement other than the indemnification provisions of Section 7 of this Agreement, then the Dealer-Manager shall be promptly notified by you by telephone, e-mail, facsimile, or telegram, confirmed by letter.

         (b) The Dealer-Manager may terminate this Agreement other than the indemnification provisions of Section 7 of this Agreement, for any reason and at any time, by promptly giving notice to you by telephone, e-mail, facsimile or telegram, confirmed by letter.

10. Format of Checks/Escrow Agent. Pending receipt of the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of the Dealer-Manager Agreement, the Dealer-Manager and you agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely "Atlas Public #11-2002 Ltd., Escrow Agent, PNC Bank," as agent for the Partnership, and you agree to comply with Rule 15c2-4 adopted under the Act of 1934.

         If you receive a check, draft, or money order not conforming to the foregoing instructions, then you shall return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt by you from the subscriber. If the Dealer-Manager receives a check, draft, or money order not conforming to the foregoing instructions, then the Dealer-Manager shall return the check, draft, or money order to you not later than the end of the next business day following its receipt by the Dealer-Manager and you shall then return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt by you from the Dealer-Manager. Checks, drafts, or money orders received by you which conform to the foregoing instructions shall be transmitted by you under Section 11 "Transmittal Procedures," below.

         You agree that you are bound by the terms of the Escrow Agreement, a copy of which is attached to the Dealer-Manager Agreement as Exhibit "A."

11. Transmittal Procedures. You shall transmit received investor funds in accordance with the following procedures.

         (a) Pending receipt of the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of the Dealer-Manager Agreement, you shall promptly transmit, any and all checks, drafts, and money orders received by you from subscribers and the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following its receipt of the check, draft, or money order and the original executed subscription documents, the Dealer-Manager shall transmit the check, draft, or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original executed Subscription Agreement and a copy of the check, draft, or money order to the Managing General Partner.



                                       9
Anthem Securities, Inc.
Selling Agent Agreement

         (b) On receipt by you of notice from the Managing General Partner or the Dealer-Manager that the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of the Dealer-Manager Agreement have been received, you agree that all subscribers then may be instructed, in the Managing General Partner's sole discretion, to make their checks, drafts, or money orders payable solely "Atlas Public #11-2002 Ltd."

                  Thereafter, you shall promptly transmit any and all checks, drafts, and money orders received by you from subscribers and the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following its receipt of the check, draft, or money order and original Subscription Agreement, the Dealer-Manager shall transmit the check, draft, or money order and the original executed Subscription Agreement to the Managing General Partner.

12. Parties. This Agreement shall inure to the benefit of and be binding on you, the Dealer-Manager, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of the purchase.

13. Relationship. You are not authorized to hold yourself out as agent of the Dealer-Manager, the Managing General Partner, the Partnership or any other Selling Agent. This Agreement shall not constitute you a partner of the Managing General Partner, the Dealer-Manager, the Partnership, any general partner of the Partnership, or any other Selling Agent, nor render the Managing General Partner, the Dealer-Manager, the Partnership, any general partner of the Partnership, or any other Selling Agent, liable for any of your obligations.

14. Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.

15.      Entire Agreement, Waiver.

         (a) This Agreement constitutes the entire agreement between the Dealer-Manager and you, and shall not be amended or modified in any way except by subsequent agreement executed in writing. Neither party to this Agreement shall be liable or bound to the other by any agreement except as specifically set forth in this Agreement.

         (b) The Dealer-Manager and you may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of the term or condition of this Agreement. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.


                                       10
Anthem Securities, Inc.
Selling Agent Agreement

16.      Notices.

         (a) Any communications from you shall be in writing addressed to the Dealer-Manager at P.O. Box 926, Coraopolis, Pennsylvania 15108-0926.

         (b) Any notice from the Dealer-Manager to you shall be deemed to have been duly given if mailed, faxed or telegraphed to you at your address shown below.

17.      Complaints.  The Dealer-Manager and you agree as follows:

         (a) to notify the other if either receives an investor complaint in connection with the offer or sale of Units by you;

         (b)      to cooperate with the other in resolving the complaint; and

         (c) to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Units by you.

18. Privacy. The Dealer-Manager and you each acknowledge that certain information made available to the other under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder, which are referred to collectively as the "Privacy Laws." The Dealer-Manager and you agree as follows:

         (a) not to disclose or use the information except as required to carry out each party's respective duties under this Agreement or as otherwise permitted by law in the ordinary course of business;

         (b) to establish and maintain procedures reasonably designated to assure the security and privacy of all the information; and

         (c) to cooperate with the other and provide reasonable assistance in ensuring compliance with the Privacy Laws to the extent applicable to either or both the Dealer-Manager and you.

19. Acceptance. Please confirm your agreement to become a Selling Agent under the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

                                               Sincerely,

                             , 2002            ANTHEM SECURITIES, INC.
-----------------------------
Date

ATTEST:

                                               By:
----------------------------------                ------------------------------
(SEAL)                          Secretary         John S. Coffey, President




                                       11
Anthem Securities, Inc.
Selling Agent Agreement

ACCEPTANCE:

         We accept your invitation to become a Selling Agent under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We hereby acknowledge receipt of the Prospectuses and Sales Literature and a copy of the Dealer-Manager Agreement referred to above.

                           , 2002                                  ,
---------------------------           -----------------------------
Date                                  a(n) _______________________ corporation,

ATTEST:

                                     By:
--------------------------------           -------------------------------------
(SEAL)                Secretary           __________________________, President


                                     (Address)
                                              ----------------------------------

                                              ----------------------------------

                                     Your CRD Number is
                                                        ------------------------
                                     Your Tax ID Number is
                                                           ---------------------



                                       12
Anthem Securities, Inc.
Selling Agent Agreement

                      APPENDIX I TO SELLING AGENT AGREEMENT


In consideration for the payment to you, as Selling Agent, by the Dealer-Manager of a .5% nonaccountable marketing expense reimbursement as set forth in Section 2(a) of the Selling Agent Agreement, you warrant, represent, covenant, and agree with the Dealer-Manager that you, as Selling Agent, shall do the following:

         o prominently and promptly announce your participation in the offering as Selling Agent to your registered representatives, whether by newsletter, e-mail, mail or otherwise, which announcement also shall advise your registered representatives to contact our Regional Marketing Director in whose territory the registered representative is located (the information concerning our Regional Marketing Directors has been provided to you by separate correspondence) with a copy of the announcement provided concurrently to the Dealer-Manager; and

         o provide the Dealer-Manager with the names, telephone numbers, addresses and e-mail addresses of your registered representatives, which information shall be kept confidential by the Dealer-Manager and the Managing General Partner and shall not be used for any purpose other than the marketing of the offering as set forth in the Dealer-Manager Agreement and the Selling Agent Agreement. Further, you, as Selling Agent, agree that the Dealer-Manager and the Managing General Partner may directly contact your registered representatives, in person or otherwise, to inform them of the offering, explain the merits and risks of the offering, and otherwise assist in your registered representatives' efforts to solicit and sell Units.


                                       13
Anthem Securities, Inc.
Selling Agent Agreement